    As filed with the Securities and Exchange Commission on February 11, 2005
                          Registration No. 333-120411


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 3

                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        TREASURE MOUNTAIN HOLDINGS, INC.
           (Name of small business issuer as specified in its charter)

       Nevada                           2834                    84-1394211
(State or jurisdiction of        (Primary Standard           (I.R.S. Employer
    incorporation)           Industrial Classification      Identification no.)
                                   Code Number)              or organization)

                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                                  201-703-2299
                        (Address and telephone number of
                          principal executive offices)

                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                   (Address of principal place of business or
                      intended principal place of business)

                             Mr. Michael McGuinness
                             Chief Financial Officer
                        Treasure Mountain Holdings, Inc.
                               13-01 Pollitt Drive
                           Fair Lawn, New Jersey 07410
                                  201-703-2299
                       (Name, address and telephone number
                              of agent for service)

                                 with a copy to

                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500
                                 --------------

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                       Dollar
                                       Amount           Proposed Maximum        Proposed Maximum        Amount of
Title of each class of                 to be             Offering Price        Aggregate Offering     Registration
securities to be registered          Registered             Per Unit                  Price                Fee
Treasure Mountain Holdings
Common Stock, par value $.001
per share                         129,601,737 sh (1)           $.30(2)            $38,880,520           $4,577(3)


(1) Includes up to 51,405,544 shares of common stock issuable upon exercise of warrants and such indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to the anti-dilution provisions of such warrants and by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of Treasure Mountain Holdings common stock.


(2) There is no active market for the common stock of Treasure Mountain Holdings. The maximum offering price is based upon the per share price paid in a recent private transaction for securities which were converted into shares of Treasure Mountain Holdings common stock upon consummation of the merger of a subsidiary of Treasure Mountain Holdings with and into Vyteris.


(3) Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS


                 SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2005

                       129,601,737 shares of common stock


                                       of

                        TREASURE MOUNTAIN HOLDINGS, INC.

        This prospectus covers 129,601,737 shares of Treasure Mountain common stock that may be offered for resale by the selling stockholders named in this prospectus and the persons to whom such selling stockholders may transfer their shares. We have calculated these 129,601,737 shares without giving effect to the proposed one for ten reverse stock split described in this prospectus.

        No securities are being offered or sold by us pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares by the selling stockholders, but we will receive proceeds from the exercise of warrants, if any.


        INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS," BEGINNING ON PAGE 10.

        At present, there is no active market for our common stock. Initially, the common stock will be offered at a price of $0.304 per share or, if the one for ten reverse stock split described in this prospectus is effected, $3.04 per share. Once a price is quoted on the Over The Counter Bulletin Board, selling stockholders will be able to sell their common stock in privately negotiated transactions or at prevailing market prices. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay substantially all expenses of registration of the shares covered by this prospectus.

        Spencer Trask Ventures, Rodman & Renshaw LLC and Edward J. Rovegno are broker-dealers and as such each is deemed to be an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of shares under this prospectus. Spencer Trask Ventures is an affiliate of our controlling shareholder.


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is      , 2005.

                                TABLE OF CONTENTS
                                                                           PAGE


Prospectus Summary.........................................................   6
Risk Factors...............................................................  10
Forward-Looking Statements.................................................  25
Use of Proceeds............................................................  25
Dividend Policy............................................................  25
Capitalization.............................................................  26
Selected Financial Data....................................................  27
Management's Discussion and Analysis of Financial Condition and Results
   of Operations...........................................................  29
Change in Certifying Accountants...........................................  44
Pro Forma Financial Information............................................  45
Our Business...............................................................  49
Management.................................................................  77
Executive Compensation.....................................................  82
Certain Relationships and Related Transactions.............................  86
Principal Stockholders.....................................................  91
Selling Stockholders.......................................................  93
Plan of Distribution....................................................... 104
Organizational History and Description of Our Capital Stock................ 106
Market for Common Stock and Related Stockholder Matters.................... 115
Legal Matters.............................................................. 117
Experts.................................................................... 117
Additional Information..................................................... 118
Index to Financial Statements.............................................. 119


        LidoSite(R) is a registered trademark which we use under license from B. Braun Medical, Inc., or B. Braun, the trademark's owner.


EXPLANATORY NOTE: On September 29, 2004, Vyteris, Inc. merged with a wholly-owned subsidiary of Treasure Mountain Holdings, Inc., a Nevada corporation. In that transaction, each outstanding share of Vyteris common stock was automatically converted into the right to receive 4.19 shares of Treasure Mountain common stock. Each outstanding share of Vyteris preferred stock was converted into the right to receive a comparable share of Treasure Mountain preferred stock and Vyteris stock options and warrants were converted into the right to receive Treasure Mountain stock options and warrants, adjusted to give effect to the 4.19 conversion ratio.


        At the time that the Treasure Mountain/Vyteris merger was consummated, there was an insufficient number of shares of Treasure Mountain common stock authorized to cover the shares of capital stock to be issued in the merger and there were no authorized shares of preferred stock. Initially, Treasure Mountain had determined that it would provide for the necessary authorized shares through a reincorporation merger with a wholly-owned subsidiary of Treasure Mountain. However, Treasure Mountain has decided to suspend its plans for a reincorporation merger for the time being. Instead, the Board of Directors of Treasure Mountain has approved the adoption of amendments to its articles of incorporation which, upon receipt of the approval of Treasure Mountain's stockholders, will increase Treasure Mountain's authorized shares and will effect a one for ten reverse stock split.

        Except under the captions "Capitalization", "Organizational History and Description of our Capital Stock -- Treasure Mountain / Vyteris Merger" and "Pro Forma Information" and in our financial statements following the "Index to Financial Statements" and where otherwise expressly stated, all share figures presented in this prospectus give effect to the proposed one-for-ten reverse stock split.

        At the time that the Treasure Mountain/Vyteris merger was consummated, Treasure Mountain had no active business. Except where expressly indicated otherwise in this prospectus, all references in this prospectus to our business refer to the drug delivery business that Vyteris has developed from its inception in November 2000 to the current time.

        We have accounted for the Treasure Mountain/Vyteris merger by combining the historical financial statements of Treasure Mountain and Vyteris after giving effect to the merger by recording the merger as the issuance of Vyteris stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded. Except where expressly indicated otherwise in this prospectus:

        o financial results for the years ended December 31, 2002 and 2003 and for the period from Vyteris' inception in November 2000 through December 31, 2003 reflect Vyteris' financial results;
        o financial results for the nine months ended September 30, 2003 and 2004 reflect the results of Vyteris combined with the post-merger results of Treasure Mountain;
        o       balance sheet data as of September 30, 2004 reflect the combined financial condition of Treasure Mountain and Vyteris; and
        o       balance sheet data for dates prior to September 30, 2004 reflect
                Vyteris' financial condition.

        During the periods presented in this prospectus prior to the Treasure Mountain/Vyteris merger, Treasure Mountain had negligible revenues, expenses, net loss, assets, liabilities and stockholders' deficit.

        When this prospect uses the terms "we", "our", "us" and similar terms, except where otherwise expressly noted:

        o       these terms refer to Vyteris when discussing our business;
        o these terms refer either to Vyteris alone or to Vyteris and Treasure Mountain on a combined basis, when discussing financial matters; and
        o       these terms otherwise refer to the combined company.

                               PROSPECTUS SUMMARY

        The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

                                   THE COMPANY

        We were initially organized in Utah as "Treasure Mountain Mining Company" in 1954. In 1997, we reincorporated in Nevada under the name "Treasure Mountain Holdings, Inc." On September 29, 2004, we completed a business combination in which Vyteris, Inc., a Delaware corporation, merged with a wholly-owned subsidiary of ours. As a result of that transaction, Vyteris became our wholly-owned subsidiary and the former stockholders of Vyteris became our stockholders. At the time of that business combination, we had no active business. As a result, our principal business after that business combination became the business in which Vyteris has been engaged since its formation in November 2000.

        Our corporate headquarters are located at 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410; our telephone number at that address is 201-703-2299. We maintain a website at http://www.vyteris.com.

        For additional information regarding the Treasure Mountain/Vyteris business combination, see "Organizational History and Description of Capital Stock."

                                  OUR BUSINESS

        Headquartered in Fair Lawn, New Jersey, Vyteris has developed and produced the first electronically controlled transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. This platform technology can be used to administer certain therapeutics either directly to the skin or into the bloodstream.

        Vyteris is a development stage enterprise and, as yet, has not generated any revenues from product sales. Since we began our operations in November 2000, we have devoted the majority of our resources to the development of our first product, LidoSite. We have been unprofitable since our inception and have incurred a cumulative loss of $52 million through September 30, 2004. These losses have resulted principally from expenses incurred in research and development activities.


        On May 6, 2004, Vyteris received approval from the United States Food and Drug Administration, or FDA, to commercially launch its first product, the LidoSite(R) Topical System, or LidoSite. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia for needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. Our clinical data indicates that LidoSite reduces the pain associated with needle-stick procedures. We have entered into a marketing agreement with B. Braun Medical, Inc., or B. Braun, to act as our exclusive, worldwide sales and marketing distributor for LidoSite. We expect sales by B. Braun to commence during the first quarter of 2005.

        Our drug delivery technology employs a transdermal patch that is pre-filled with a drug, and an energy source, or "controller", to boost the transport of drugs through the skin. We call this technology active transdermal delivery. This drug delivery technology cannot be applied to all drug compounds. We have screened a large number of currently marketed drug compounds to ascertain if our drug delivery technology is applicable. The amount of drug required to be delivered to be effective, the size of the drug compound's molecule and the electrical charge of the drug compound, are the key determinants in establishing applicability. We are focusing our development efforts on a number of drugs within this group that target large potential markets and for which our technology may offer significant advantages over existing drug delivery methods. In addition to LidoSite, we have initiated development of two other products -- one to deliver a drug therapy for female infertility and one to deliver a drug therapy for migraine headaches. We also have a third product, at an earlier stage of development, for the active delivery through the skin of a currently marketed therapeutic drug to treat Parkinson's disease. We describe our drug delivery technology as active transdermal delivery. Active transdermal delivery is an approach that uses some form of energy - in our case, electrical energy - to boost the transport of drugs through the skin.


        Our LidoSite product consists of a single-use, disposable patch containing a medication, lidocaine, and a small, re-usable and programmable electronic dose controller. Our compact system can be pre-programmed to deliver medication in numerous ways, from a single large dose to multiple timed and variable doses. We expect that our additional products will be similarly constituted.


        Our technology is based on a process known as electrotransport, or more specifically iontophoresis, a process that transports drugs through the skin by applying a low-level electrical current. We own intellectual property, which is based on significant improvements we have made to this technology during 14 years of research and development, ten of which were as a division of Becton, Dickinson and Company, or Becton Dickinson. We have a portfolio of U.S. and international issued patents. A significant portion of our intellectual property relates to the design and manufacture of our proprietary disposable, active transdermal patches and electronic dose controllers.


                                  OUR STRATEGY

        Our strategy is to exploit our proprietary drug delivery technology through the development and commercial introduction of products, in addition to our LidoSite product, which address large potential markets, such as the markets for the treatment of female infertility, migraine headaches and Parkinson's disease.

        Our objective is to partner and create strategic relationships with pharmaceutical and other healthcare companies that are market leaders in the specific therapeutic areas we intend to address and who can provide financial support during the later stages of clinical studies and access to commercial markets.

        We expect to develop and test products up to the commencement of, and in some cases into, human trials before seeking a marketing partner, which we believe places us in a stronger position to retain a greater share of future revenues. We believe the merits of this strategy are demonstrated by our securing a distribution partnership with B. Braun for our LidoSite product, which we developed on our own through the later stages of development. Currently, we are focusing on FDA-approved drugs expected to gain better utilization and extended patent protection when incorporated into our drug delivery systems. We believe this strategy may greatly reduce development time and cost, as well as regulatory and market risk. In the future we may apply our drug delivery technology to selected development-stage drugs for which the specific market opportunity warrants additional development and regulatory risks.

                                 THE OFFERING(1)

Shares of common                 None
stock offered by
Treasure Mountain

Shares of common                 129,601,737 shares, including 51,405,544 shares
stock which may be               covered by warrants; such 129,601,737 shares
resold by selling                include 18,595,055 shares which are presently
security holders                 outstanding, 59,601,138 shares which  are
                                 presently represented by rights certificates and which will be outstanding only upon approval by Treasure Mountain's shareholders of the proposed amendments to Treasure Mountain's articles of incorporation and 51,405,544 shares subject to warrants which will be exercisable only upon approval by Treasure Mountain's shareholders of such amendments.

Shares of common                 48,475,000 shares; an additional 144,463,584
stock outstanding                shares are covered by rights certificates and
                                 will become outstanding shares upon approval by Treasure Mountain's shareholders of the proposed amendments to Treasure Mountain's articles of incorporation.

Shares of preferred              None; however, 7,500,000 shares of Series B
stock outstanding                Convertible Preferred Stock, initially
                                 convertible into a total of 7,856,250 shares of Treasure Mountain common stock, are covered by rights certificates and will become outstanding shares upon approval by Treasure Mountain's shareholders of the proposed amendments to Treasure Mountain's articles of incorporation.

Use of proceeds We will not receive any of the proceeds from the sale of these shares by the selling stockholders, but we will receive proceeds from the exercise of warrants, if any.

Risks An investment in our common stock is subject to substantial risks which we have described under the heading "Risk Factors" below, beginning on page 10.

(1)The share figures in the table above do not give effect to the proposed one for ten reverse stock split.

                       VYTERIS SUMMARY FINANCIAL DATA (1)

STATEMENT OF OPERATIONS DATA

                                       Nine months ended                         Years ended
                                         September 30,                           December 31,
                                -------------------------------        -------------------------------
                                      2004             2003                 2003             2002
                                 --------------   --------------       --------------   --------------
                                   (unaudited)      (unaudited)
Revenues                         $      92,500    $     200,000        $     200,000    $     151,452
Total operating expenses            11,524,168        8,252,529           11,189,793       10,100,364
Net loss                           (18,614,723)      (9,300,728)         (12,532,577)     (10,767,694)


BALANCE SHEET DATA

                                    As of September 30,                       As of December 31,
                                   --------------------                -------------------------------
                                           2004                            2003             2002
                                   --------------------                --------------   --------------
                                       (unaudited)
Total assets                          $  15,819,826                    $   5,314,307    $   3,124,014
Total liabilities                         2,856,594                       27,745,619       13,097,843
Preferred stock                           7,500,000                        3,250,973        3,250,973
Total stockholders'
    equity (deficit)                      5,463,232                      (25,682,285)     (13,224,802)

----------
(1) During the periods presented in this prospectus prior to the Treasure Mountain/Vyteris merger, Treasure Mountain had negligible revenues, expenses, net loss, assets, liabilities and stockholders' deficit. Accordingly, the summary information presented above relates solely to Vyteris for periods prior to September 29, 2004. For financial information regarding Treasure Mountain, see "Pro Forma Financial Information" and "Index to Financial Statements."

                                  RISK FACTORS

        An investment in our common stock involves substantial risks. You should carefully consider the risks described below, together with all other information contained in this prospectus, before deciding to purchase our common stock. If any of the following risks actually occur, our business, financial condition or operating results may be harmed. In that case, you may lose part or all of your investment in our common stock.

WE HAVE NEVER BEEN PROFITABLE, WE MAY NEVER BE PROFITABLE, AND, IF WE BECOME PROFITABLE, WE MAY BE UNABLE TO SUSTAIN PROFITABILITY.

        From November 2000 through September 30, 2004, Vyteris incurred net losses in excess of $52 million, as we have been engaged primarily in clinical testing and development activities, and have had no revenues from the sale of products. Vyteris has never been profitable, we may never be profitable, and, if we become profitable, we may be unable to sustain profitability. We expect to continue to incur significant losses for the foreseeable future.


WE WILL LIKELY BE REQUIRED TO RAISE ADDITIONAL CAPITAL, WHICH IF NOT AVAILABLE TO US ON ACCEPTABLE TERMS, OR AT ALL, WILL MATERIALLY AND ADVERSELY HARM OUR BUSINESS AND THREATEN OUR CAPACITY TO REMAIN IN BUSINESS.

        We anticipate that we have sufficient capital to finance operations only through July 31, 2005. Given the working capital demands that we face in order to ramp up production of our LidoSite product, we will likely be required to raise additional capital in the near future. We cannot be certain that such capital will be available to us or, if it is available to us, we cannot be certain that such capital will be available on terms that are acceptable to us. Such financing could be dilutive to existing stockholders and could result in significant financial and operating covenants that would negatively impact our business. If we are unable to raise sufficient additional capital on acceptable terms, we will be forced to restrict new product development and may be unable to continue our manufacturing and other business operations. If we do not have sufficient capital to support the manufacture of our LidoSite product, we may be unable to remain in business.

OUR RECENT AUDITED FINANCIAL STATEMENTS CONTAIN, AND OUR FUTURE AUDITED FINANCIAL STATEMENTS ARE LIKELY TO CONTINUE TO CONTAIN, AN EXPLANATORY PARAGRAPH EXPRESSING UNCERTAINTY REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN. THE INCLUSION OF THIS PARAGRAPH MAY MAKE IT MORE DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL ON ACCEPTABLE TERMS.

        The report of independent registered public accounting firm accompanying the audit of the Vyteris financial statements for the year ended December 31, 2003 contained an explanatory paragraph expressing uncertainty regarding our ability to continue as a going concern because of our operating losses and our need for additional capital. A similar qualification was given by the auditors for Treasure

Mountain in connection with the Treasure Mountain financial statements for the year ended December 31, 2003.

        While Vyteris did raise additional capital during the first nine months of 2004, we anticipate that unless we raise additional capital prior to the release of our 2004 year-end financial statements, a similar explanatory paragraph will be contained in the report of the independent registered public accounting firm accompanying our 2004 year-end financial statements. If a going concern explanatory paragraph is included, such inclusion could make it more difficult for us to raise additional capital and may materially and adversely affect the terms of any financing that we may obtain.


SINCE WE ARE A COMPANY WITH A LIMITED INDEPENDENT OPERATING HISTORY, IT IS DIFFICULT TO PREDICT OUR FUTURE GROWTH AND OPERATING RESULTS, THEREBY MAKING INVESTMENT DECISIONS DIFFICULT.

        Our limited operating history as an independent drug delivery business makes predicting our future growth and operating results difficult. Vyteris was incorporated in Delaware in 2000, although a substantial portion of its business was developed by Becton Dickinson from prior to 1990 until 2000.


AS A COMPANY WITH A LIMITED INDEPENDENT OPERATING HISTORY, WE HAVE NOT PROVEN THAT WE ARE CAPABLE OF MEETING THE MANY CHALLENGES THAT WE ARE LIKELY TO FACE.


        You should consider the risks and uncertainties that a company with a limited independent existence will face in the rapidly evolving market for drug delivery technologies.

        In particular, you should consider that we have not proven that we can:

        o       raise significant capital in the public or private markets;

        o obtain the regulatory approvals necessary to commence selling drug delivery systems that we may develop in the future,

        o manufacture products, including our LidoSite product, in a manner that enables us to be profitable or meets regulatory, strategic partner or customer requirements;

        o attract, retain and manage a large, diverse staff of engineers and scientists;

        o develop the relationships with strategic partners and key vendors that are necessary to our ability to exploit the processes and technologies that we develop;

        o develop new products and drug delivery processes and new applications for our drug delivery technology; or

        o       respond effectively to competitive pressures.

        If we cannot accomplish these goals, our business is not likely to succeed.

OUR DRUG DELIVERY BUSINESS MAY NOT GENERATE ANY MATERIAL REVENUES FROM SALES OF THE ONE PRODUCT THAT WE ARE CURRENTLY PERMITTED TO SELL, IN WHICH CASE OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND LIQUIDITY WILL BE MATERIALLY AND ADVERSELY IMPACTED AND OUR OPPORTUNITIES TO DEVELOP, MARKET AND SELL OTHER PRODUCTS MAY BE JEOPARDIZED SIGNIFICANTLY.

        To date, we have not generated any revenue from sales of our first drug delivery product, LidoSite. As is common in our industry, we have spent many years and substantial sums of money in developing LidoSite. To develop that product to the point where we are able to commence commercial sales, it has been necessary for us to prove our concepts, develop patent positions, engage in substantial clinical trials, develop appropriate manufacturing processes, obtain necessary regulatory approvals and establish a mutually beneficial marketing and distribution agreement with B. Braun. With all of this work effort and the attendant capital and operating expenditures, we still have not tested the market in a manner that can assure us or our investors that we will derive material revenues from LidoSite. If we are unable to derive material revenues from the sale of our LidoSite product, our liquidity will be materially and adversely impacted, we will require additional capital even sooner than we had anticipated and we may find it more difficult to attract marketing partners for subsequent products that we may develop.


WE CANNOT EXPECT THAT WE WILL BE ABLE TO DERIVE MATERIAL REVENUES FROM THE SALE OF PRODUCTS OTHER THAN LIDOSITE IN THE NEAR FUTURE.

        While we have commenced development of other products and believe that our technology can and should be pursued with respect to several applications that could result in commercially viable products, the process of developing drug delivery products to the point of commercial sales takes significant time and requires a substantial commitment of financial and other resources that may not be available to us. We cannot assure investors that we will have the financial resources necessary to bring future products to market or that developments in our industry will not preclude us from expanding our product line beyond LidoSite. If we are unable to bring additional products to market, we will be forced to rely on a single source of revenue and the future success of our company would be dependent entirely upon the continued demand for a single product. If we are forced to rely on a single product, our entire business would be at risk in the event that market or competitive conditions threatened the viability of that product, thereby increasing the risk of a dramatic decline in the market value of our capital stock.

WE MAY NOT BE ABLE TO OBTAIN FDA OR FOREIGN REGULATORY APPROVAL FOR OUR PRODUCTS IN A TIMELY MANNER, OR AT ALL, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO SELL AND MARKET OUR PRODUCTS.

        Drug delivery systems that we may develop in the future cannot be sold in the United States until the FDA approves such products for medical use. Similar foreign regulatory approvals will be needed in order to sell any drug delivery system, including our LidoSite product, outside of the U.S. We may not be able to obtain FDA or foreign regulatory approval for our products in a timely manner, or at all. Delays in obtaining

FDA or foreign approvals for our products could result in substantial additional costs to us, and, therefore, could adversely affect our ability to compete with other drug delivery companies. If we do not obtain such approvals at all, our revenues may be insufficient to support continuing operations.


IF OUR LIDOSITE PRODUCT IS NOT COMMERCIALLY SUCCESSFUL, OUR BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS AND FUTURE PROSPECTS WOULD LIKELY SUFFER SIGNIFICANTLY.

        Although we have other products in various stages of early development, our primary focus at this time is the manufacture, sale and marketing in the United States of our LidoSite product in collaboration with B. Braun. Currently, our LidoSite product is our only product that could provide revenue for us. Our ability to achieve profitability in the foreseeable future is principally dependent on the manufacture and sale of our LidoSite product.

FOR THE FORESEEABLE FUTURE, WE WILL RELY ON A SINGLE CUSTOMER, B. BRAUN, TO GENERATE PRODUCT REVENUE. IF B. BRAUN IS UNABLE TO SELL OUR LIDOSITE PRODUCT EFFECTIVELY, IT WOULD MATERIALLY AND ADVERSELY AFFECT THE RESULTS OF OUR OPERATIONS.

        We have granted B. Braun the right to be our exclusive, worldwide sales and marketing distributor for LidoSite. As a result, we are dependent on B. Braun and its ability to effectively market our only current product. If B. Braun is unable to sell our LidoSite product effectively, we will not have the ability to seek other customers for our LidoSite product at least until such time as satisfactory arrangements are made with B. Braun.

WE RELY ON SINGLE SUPPLIERS FOR CERTAIN KEY MATERIALS AND COMPONENTS USED IN OUR LIDOSITE PRODUCT, WHICH MAKES US DEPENDENT ON PERSONS THAT WE CANNOT CONTROL.

        Certain raw materials and components used in the manufacture of our LidoSite product are available only from single suppliers. Some of those materials or components are custom-made for us and are the result of long periods of collaboration with our suppliers. The hydrogel that we use to hold lidocaine in the patch and the electrodes that we use to carry current through our lidocaine delivery system, for example, are both provided by single suppliers. Any curtailment of the availability of such raw materials or components could be accompanied by production or other delays and could result in a material loss of sales, with resulting adverse effects on our business and operating results. In addition, because raw material sources for pharmaceutical products must generally be approved by regulatory authorities, changes in raw material suppliers may eventually result in production delays, higher raw material costs and loss of sales, customers and market share.

        We believe that, if necessary, alternative sources of raw materials and components could be located, alternate raw materials and components can be substituted for each single-sourced raw material or component, or we could redesign products to avoid the need for single-sourced raw materials or components. However, the development or identification of alternative sources, or redesigning products, could be time-consuming and expensive. Although we have not experienced difficulty acquiring raw materials and components on commercially reasonable terms and in sufficient quantities to maintain required production levels for our clinical testing, we cannot assure you that price increases or interruptions in the supply of these materials will not occur in the future or that we will not have to seek alternate suppliers or obtain substitute raw materials or components, which may require additional product validations and regulatory approvals. Further, our suppliers could experience price increases or interruptions in the supply of materials from their suppliers, or could fail to meet our or governmental manufacturing standards. Any significant price increase, interruption of supply, our inability to secure an alternate source or our inability to qualify a substitute material could have a material adverse effect on our ability to manufacture our LidoSite product or maintain regulatory approval.

WE HAVE NO EXPERIENCE IN MANUFACTURING DRUG DELIVERY SYSTEMS FOR COMMERCIAL RESALE AND MAY BE UNABLE TO MANUFACTURE OUR PRODUCTS FOR COMMERCIAL SALE ON A PROFITABLE OR RELIABLE BASIS.

        Although some of our management personnel have manufacturing experience, as an organization we do not have any experience in manufacturing drug delivery systems for commercial sale. We must increase our production capabilities significantly beyond our present manufacturing capacity, which has been focused on producing small quantities of our LidoSite product for research and clinical testing, and incur significant capital expense in order to be able to sell our LidoSite product in commercial volumes in a cost effective manner. The equipment and machinery that we use to manufacture the drug and patches for our LidoSite product are expensive and custom-built, and have never been used in the large-scale production of pre-filled drug delivery patches.

        We cannot assure investors that we can:

        o successfully increase our manufacturing capabilities and develop large-scale manufacturing processes on a profitable basis;

        o hire and retain skilled personnel to oversee our manufacturing operations;

        o       avoid design and manufacturing defects; or

        o develop and maintain our manufacturing facility in compliance with governmental regulations, including the FDA's good manufacturing practices.

        We may not be able to manufacture our LidoSite product, or any future products, in a manner that ensures that the systems provide reproducible dosages of stable formulations of drugs for sufficient periods after manufacture. If we cannot ensure that our products have sufficient post-production shelf-life, we may be unable to produce our products in sufficient quantities to develop an economical supply chain. Accordingly, we may not be able to successfully manage our inventory.

OUR NEED TO EXPAND OUR FACILITIES WILL EXPOSE US TO ADDITIONAL EXPENSES THAT MAY MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

        To date, all of our manufacturing, research and development and administrative functions have been operated out of a single facility that we sublease from Becton Dickinson. We recently entered into a lease for a second facility to be utilized as we expand our manufacturing capacity. We expect to incur substantial expenses in preparing this facility for production and recognize that in addition, we will incur ongoing redundancy costs in order to protect against the risks of having a single facility become disabled.

AT LEAST UNTIL WE OPERATE OUT OF MORE THAN ONE FACILITY, WE ARE SUBJECT TO SUBSTANTIAL BUSINESS DISRUPTION RISKS.

        In the event that events outside of our control - such as a fire, adverse weather conditions or acts of terrorism - preclude us from operating in our existing facility, we will have no facility available us for our manufacturing processes until our second facility becomes operational. In the interim, we would likely experience substantial delays in our ability to manufacture products. In such instances, it could become necessary for us to incur substantial expenditures to assure that our customers' orders are fulfilled.

THE FAILURE OF ANY OF OUR PRODUCTS, INCLUDING OUR LIDOSITE PRODUCT, TO ACHIEVE MARKET ACCEPTANCE COULD MATERIALLY AND ADVERSELY IMPACT OUR FUTURE SUCCESS.

        Our future success depends upon the acceptance of our LidoSite product and any of our potential future products by health care providers and patients. In addition, our future success may be dependent upon acceptance by third-party payors -- including, without limitation, health insurance companies, Medicaid and Medicare -- of products that we may develop in the future. Such market acceptance may depend on numerous factors, many of which may not be under our control, including:

        o       the safety and efficacy of our products;

        o       regulatory approval and product labeling;

        o the availability, safety, efficacy and ease of use of alternative technologies;

        o       the price of our products relative to alternative technologies;
                and

        o for future products, the availability of third-party reimbursement.

        Our LidoSite product is based upon a method of drug delivery through the skin that, to date, has not gained widespread market acceptance. We cannot assure you that LidoSite or any future product will ever gain broad market acceptance.

        In addition, the adoption of new pharmaceutical products is greatly influenced by health care administrators, inclusion in hospital formularies, and reimbursement by third party payors. Because our existing and proposed drug delivery systems encompass both a device and a drug and may be used by many different departments within a hospital or health care facility, buying decisions in these settings require more departmental approvals than are required for either a stand-alone drug or a stand-alone device. As a result, it may be more difficult and more time consuming to achieve market penetration with our products. We cannot assure investors that health care administrators, hospitals or third party payors will accept our products on a large scale or on a timely basis, if at all, or that we will be able to obtain approvals for additional indications and labeling for our products which facilitate or expand their market acceptance or use. In addition, unanticipated side effects, patient discomfort, defects or unfavorable publicity concerning any of our products, or any other product incorporating technology similar to that used by our products, could have a material adverse effect on our ability to commercialize our products or achieve market acceptance.

WE MAY BE UNABLE TO SECURE STRATEGIC PARTNERING RELATIONSHIPS, WHICH COULD LIMIT OUR ABILITY TO EFFECTIVELY MARKET, SELL OR DISTRIBUTE OUR PRODUCTS.

        In order for us to develop, market, sell and distribute future products, we will be dependant on entering into satisfactory arrangements with strategic partners. We cannot assure investors that we will be able to negotiate such agreements on terms that are acceptable to us, or at all. In addition, we cannot assure any investor that any strategic partner, including B. Braun, will not also engage in independent development of competitive delivery technologies.

IF WE ARE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY AND PRESERVE OUR TRADE SECRETS, WE WILL INCREASE OUR VULNERABILITY TO COMPETITORS WHICH COULD TAKE ACTIONS THAT COULD MATERIALLY ADVERSELY IMPACT OUR ABILITY TO REMAIN IN BUSINESS.

        Our ability to successfully commercialize our LidoSite product and any other products that we develop will depend, in large measure, on our ability to protect those products and our technology with United States and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of pharmaceutical, biotechnology and drug delivery companies, including our company, are uncertain and involve complex legal and factual issues.

        We cannot assure you that our patents will prevent other companies from developing similar products or products which produce benefits substantially the same as our products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products. Accordingly, if our patent applications are not approved or, even if approved, if such patents are circumvented or not upheld in a court of law, our ability to competitively exploit our patented products and technologies may be significantly reduced. Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued.

        From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Furthermore, we cannot assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid, enforceable and provide us with meaningful protection.

IF WE ARE REQUIRED TO ENGAGE IN EXPENSIVE AND LENGTHY LITIGATION TO ENFORCE OUR INTELLECTUAL PROPERTY RIGHTS, THE COSTS OF SUCH LITIGATION COULD BE MATERIAL TO OUR RESULTS OF OPERATIONS, FINANCIAL CONDITION AND LIQUIDITY AND, IF WE ARE UNSUCCESSFUL, THE RESULTS OF SUCH LITIGATION COULD MATERIALLY ADVERSELY IMPACT OUR ENTIRE BUSINESS.

        We may find it necessary to initiate litigation to enforce our patent rights, to protect our trade secrets or know-how or to determine the scope and validity of the proprietary rights of others. We plan to aggressively defend our proprietary technology and any issued patents. Litigation concerning patents, trademarks, copyrights and proprietary technologies can often be time-consuming and expensive and, as with litigation generally, the outcome is inherently uncertain.

        Although we have entered into invention assignment agreements with our employees and with certain advisors, if those employees or advisors develop inventions or processes independently which may relate to products or technology under development by us, disputes may also arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights under these agreements.

        We also rely on confidentiality agreements with our strategic partners, customers, suppliers, employees and consultants to protect our trade secrets and proprietary know-how. We may be required to commence litigation to enforce such agreements and it certainly possible that we will not have adequate remedies for breaches of our confidentiality agreements.

OTHER COMPANIES MAY CLAIM THAT OUR TECHNOLOGY INFRINGES ON THEIR INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS AND COMMENCE LEGAL PROCEEDINGS AGAINST US WHICH COULD BE TIME-CONSUMING AND EXPENSIVE AND COULD RESULT IN OUR BEING PROHIBITED FROM DEVELOPING, MARKETING, SELLING OR DISTRIBUTING OUR PRODUCTS.

        Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, we cannot assure you that our products or technology will not be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We cannot assure investors that we would prevail in any such litigation. If we are found to have infringed on a third party's intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.


        Other parties have challenged certain of our foreign patent applications. If such parties are successful in opposing our foreign patent applications, we may not gain the protection afforded by those patent applications in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in another jurisdiction.

        If we do not accurately predict demand for our products when deciding to invest in new products, we will likely incur substantial capital expenditures that will not benefit our business.


        Research and development, clinical testing and obtaining regulatory approvals for new drug delivery systems takes a significant amount of time and requires significant investment in skilled engineering and scientific personnel and in expensive equipment. Furthermore, manufacturing our lidocaine delivery system requires expensive, custom-built machinery. We have made these investments, and intend to continue to make such investments, for our LidoSite product based on internal projections of the potential market for that system and of our potential profit margins on sales of that system. If those projections are inaccurate, we may not be able to obtain an acceptable return on our investment in the development of our LidoSite product. If our projections of the prospects of new products are inaccurate, we may make investments in the development, testing and approval of those products that may result in unsatisfactory returns.

WE MAY BE UNABLE TO HIRE AND RETAIN SKILLED ENGINEERS AND SCIENTISTS IN A TIGHT LABOR MARKET, IN WHICH CASE WE WILL BE SEVERELY HAMPERED IN OUR PRODUCT DEVELOPMENT EFFORTS AND IN OUR ABILITY TO ATTRACT MARKETING AND DISTRIBUTION PARTNERS.

        Skilled employees in our industry are in great demand. We are competing for employees against companies located near our headquarters that are more established than we are and have the ability to pay more cash compensation than we do. We require scientific and engineering personnel in many fields, some of which are addressed by relatively few companies. As a result, we may continue to experience difficulty in hiring and retaining highly skilled employees, particularly engineers and scientists. If we are unable to hire and retain skilled engineers and scientists, our business, financial condition, operating results and future prospects could be materially adversely affected.

IF WE ARE UNABLE TO RETAIN OUR KEY MANAGEMENT PERSONNEL, OUR BUSINESS, FINANCIAL CONDITION, OPERATING RESULTS AND FUTURE PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

        Our future success depends, to a significant degree, on the skills, experience and efforts of our key management personnel, principally Vincent De Caprio, Ph.D., our president and chief executive officer, Michael McGuinness, our chief financial officer, and James Garrison, our vice president of business development. If any of those individuals were unable or unwilling to continue in their present positions, it would be necessary for us to identify and hire replacements, which could be time-consuming and expensive and could divert our focus from our business objectives. Furthermore, such replacements may not be as successful in attracting and retaining marketing and distribution partners as our current management may be. Mr. McGuinness is not bound by an employment agreement with the Company. We do not maintain key person life insurance on any of our management personnel.

IF WE ARE UNABLE TO DEVELOP PRODUCTS OR TECHNOLOGIES THAT WILL BE MARKETABLE, WE WILL NOT BE ABLE TO REMAIN IN BUSINESS.

        We may not be able to develop drug delivery products or technologies that will be marketable. Even if we are able to develop marketable drug delivery products or technologies, we may not be able to develop them or obtain patent protection, successful clinical trial results or regulatory approval for them. Our research and development efforts may be hampered by a variety of factors, many of which are outside of our control. Sustained development failures could materially adversely impact our business.


WE FACE SUBSTANTIAL COMPETITION FOR OUR LIDOSITE PRODUCT AND ANY FUTURE PRODUCTS THAT WE MAY DEVELOP, AS WELL AS FOR STRATEGIC PARTNERSHIP TRANSACTIONS. OUR FAILURE TO ADEQUATELY COMPETE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO DEVELOP, MARKET AND SELL OUR PRODUCTS AND MEET OUR FINANCIAL PROJECTIONS.


        There is substantial competition to develop alternative drug delivery solutions from both drug delivery technology and pharmaceutical companies, most of which are much larger and have far greater resources than we do. Further, the drug delivery, pharmaceutical and biotechnology industries are highly competitive and rapidly evolving. We expect that significant developments in those industries will continue at a rapid pace. Our success will depend on our ability to establish and maintain a strong competitive position for our LidoSite product while developing new products that are effective and safe. We cannot assure you that any of our products will have advantages over alternative products and technologies that may be developed later and that may be significant enough to cause health care providers to prefer those products or technologies over ours.

        In our drug delivery segment, focused on the process of actively delivering drugs through the skin, we are aware of several companies that are developing or marketing products based on this process. We also face competition from companies that are currently testing or already marketing delivery systems or products for lidocaine or similar topical anesthetics. We face indirect competition from companies that are actively involved in the development and commercialization of modified drug delivery technologies, including oral, pulmonary, bucal, nasal and needle-less injections, as well as companies working on processes that passively deliver drugs through the skin. We also expect to compete with other drug delivery companies and technologies in the establishment of strategic partnering arrangements with large pharmaceutical companies to assist in the development or marketing of products. Competition is expected to intensify as more companies enter the field.

        Many of our competitors have substantially greater financial, technical, research and other resources, are more experienced in research and development, manufacturing, pre-clinical and clinical testing, and obtaining regulatory approvals, and are larger, more established and have more collaborative partners than we do. In addition, those other entities may offer broader product lines and have greater name recognition than we do. Those other entities may succeed in developing competing technologies and obtaining regulatory approvals and market share more rapidly than we can. Some of those companies have competing products that have already been approved by the FDA and foreign authorities, or are further along in development than is our LidoSite product. We cannot assure you that those competitors will not succeed in developing or marketing products that are more effective or more commercially acceptable than our lidocaine delivery system or any future product. We cannot assure you that we will have the financial resources, technical or management expertise or manufacturing and sales capability to compete in the future.

        Increased competition may result in price cuts, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, financial condition, results of operations and future prospects.


IF BECTON DICKINSON DEVELOPS COMPETING TECHNOLOGIES, OUR ABILITY TO MAINTAIN OUR CURRENT MARKET POSITION WILL BE PARTICULARLY VULNERABLE.

        Becton Dickinson has substantial insight into the potential applications of our drug delivery technologies, and our business model, as we were operated as a division of Becton Dickinson for over ten years. Further, Becton Dickinson is in the business of developing alternative drug delivery technologies and we may compete in the future with alternative technologies developed or acquired by Becton Dickinson. Becton Dickinson has developed drug delivery technology employing "micro-needles", tiny needles that deliver compounds into the first few hundred microns of the skin. This technology, which has not yet been commercialized, may compete directly with our current technology. Given its size, access to capital and familiarity with our business, Becton Dickinson could make substantial inroads into our business prospects if it decides to compete directly with us.


WE MAY NOT BE ABLE TO LICENSE COMPLEMENTARY DRUG DELIVERY TECHNOLOGIES OR DRUG REFORMULATIONS TO EXPAND OUR PRODUCT OFFERINGS, IN WHICH CASE WE WILL BE SIGNIFICANTLY LIMITED IN OUR PRODUCT OFFERINGS.

        In order to enhance our platform technology, strengthen our intellectual property portfolio and expand our overall market opportunity beyond that for our LidoSite product, we may seek to acquire or license rights to additional drug delivery technologies or reformulations of FDA-approved drugs that compliment our core drug delivery platform. We may not be able to acquire or license such other technologies or drug reformulations on terms that are acceptable to us, if at all. Further, efforts to identify such technologies and attempts to negotiate the terms of such acquisitions or licenses may divert the attention of our management away from the internal development of new applications for our existing technology and from the operation of our business.

IF ANY OF OUR PRODUCTS INJURES A USER, WE COULD BE SUBJECT TO PRODUCT LIABILITY EXPOSURE IN EXCESS OF AMOUNTS FOR WHICH WE ARE INSURED, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND FUTURE PROSPECTS.


        Clinical trials and subsequent sales of our LidoSite product or any other drug delivery system we may develop or manufacture in the future may result in injuries to persons using those products as a result of mislabeling, misuse or product failure. While we carry product liability insurance with respect to the now-completed clinical trials and for the commercial sale of our LidoSite product, there can be no assurance that our coverage will be adequate to protect us against future liability claims. Furthermore, we cannot assure you that that we can afford to maintain the insurance that we have obtained. Product liability insurance is expensive and there can be no assurance that this insurance will be available to us in the future for the commercial sale of our lidocaine delivery system or for any new products, on terms satisfactory to us, if at all. A successful product liability claim or series of claims brought against us in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and future prospects.


IF WE DEFAULT UNDER OUR WORKING CAPITAL FACILITY, OUR LENDERS WILL BE ABLE TO ENFORCE THEIR LIEN AND TAKE TITLE TO OUR ASSETS, WHICH COULD LIMIT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


        Our working capital facility, if used, will be secured by a first priority lien on all of the assets of our operating subsidiary. In the past, we have defaulted on promissory notes due to our lack of liquidity. If we borrow under our working capital facility and are unable to raise sufficient capital to timely repay our obligations under the working capital facility, the lenders -- each of whom are affiliated with our principal stockholder -- will be entitled to enforce their lien and take title to substantially all of our assets, which may be critical to our continuing operations.


WE DO NOT INTEND TO PAY DIVIDENDS AND, CONSEQUENTLY, THE ONLY OPPORTUNITY FOR INVESTORS TO ACHIEVE A RETURN ON THEIR INVESTMENT IS IF A TRADING MARKET DEVELOPS AND INVESTORS ARE ABLE TO SELL THEIR SHARES AT A PROFIT OR IF OUR BUSINESS IS SOLD AT A PRICE THAT ENABLES INVESTORS TO RECOGNIZE A PROFIT.

        We will need all of our cash resources to fund our operations, including the development of future products. Accordingly, we do not expect to pay cash dividends in the foreseeable future on our common stock. We cannot assure investors any return on their investment other than in connection with a sale of their shares or a sale of our business. At the present time there is no active trading market for our shares and we have no intention of selling our business. We cannot assure investors that an active trading market will develop or that any third party would offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit. There is no established public trading market or market maker for our securities. Therefore, if you purchase our securities, you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

WE EXPECT THAT WE WILL BE REQUIRED TO MAKE LIQUIDATED DAMAGES PAYMENTS TO CERTAIN OF THE SELLING STOCKHOLDERS, WHICH COULD MATERIALLY AFFECT OUR FINANCIAL CONDITION.

        In the event that this registration statement is not declared effective by the SEC by February 25, 2005, we must pay to certain of the selling stockholders an amount equal to 1% of the purchase price paid by such selling stockholders for the shares owned by such selling stockholders which are covered by this registration statement, and for each month, or portion of a month, in which such delay continues, an amount equal to 2% of such purchase price, until we have cured the delay, with an overall cap on such liquidated damages of 10% of the aggregate purchase price paid by such selling stockholders for such shares. We expect that this registration statement will not be declared effective by February 25, 2005, because it will be necessary to include our audited year-end financial statements in this registration statement and we do not expect to have such financial statements available by that date. There are many other reasons, including those over which we have no control, resulting from the SEC review process and comments raised by the SEC during that process, that could further delay the effective date even after our year-end financial statements are available. Such liquidated damages could amount to up to $2.4 million. Payments of substantial liquidated damages will adversely affect our financial condition


OUR COMPLIANCE WITH THE SARBANES-OXLEY ACT AND SEC RULES CONCERNING INTERNAL CONTROLS MAY BE TIME CONSUMING, DIFFICULT AND COSTLY FOR US.

        Although individual members of our management have experience as officers of publicly-traded companies, that experience came prior to the adoption of the Sarbanes-Oxley Act of 2002. Vyteris had never operated as a publicly-traded company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

OUR CONTROLLING STOCKHOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

        Kevin Kimberlin, through his ownership of Spencer Trask Specialty Group, LLC, or STSG, and related parties is our controlling stockholder. Mr. Kimberlin and related parties beneficially own over 60% of our voting stock. Accordingly, Mr. Kimberlin controls us and has the power to elect our directors and to generally approve all actions requiring the approval of the holders of our voting stock, including adopting amendments to our articles of incorporation and bylaws and approving mergers, certain acquisitions or sales of all or substantially all of our assets, which could delay or prevent someone from acquiring or merging with us or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

THERE HAS BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK, AND STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PURCHASE PRICE PAID BY SUCH STOCKHOLDER, OR AT ALL.

        There is no current active public market for Treasure Mountain common stock. An active public market for our common stock may not develop or be sustained in the future. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, such as: the announcement of new products or product enhancements by us or our competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in our competitors' results of operations; changes in earnings estimates or recommendations by securities analysts; developments in our industry; and general market conditions and other factors, including factors unrelated to our own operating performance. The stock market in general has recently experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Prospective investors should also be aware that price volatility might be worse if the trading volume of our common stock is low.

WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS, WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON THE MARKET VALUE OF OUR COMMON STOCK


        Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It also will likely makes it more difficult to attract new investors at times when we require additional capital.


WE MAY BE UNABLE TO LIST OUR COMMON STOCK ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE, IN WHICH CASE AN INVESTOR MAY FIND IT MORE DIFFICULT TO DISPOSE OF SHARES OR OBTAIN ACCURATE QUOTATIONS AS TO THE MARKET VALUE OF OUR COMMON STOCK.

        Although we may apply to list our common stock on Nasdaq or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. If we are unable to list our common stock on Nasdaq, the American Stock Exchange or another stock exchange, or to maintain its listing, we expect that our common stock will trade on the OTC Bulletin Board maintained by Nasdaq, another over-the-counter quotation system, or on the "pink sheets," where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we are subject to an SEC rule that, if we fail to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

        The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Even if the Treasure Mountain stockholders approve the reverse stock split that our Board has approved, the market price of our common stock, if a market develops, may be less than $5.00 per share and therefore it may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

WHEN AND IF THE SELLING STOCKHOLDERS MAY UTILIZE THIS PROSPECTUS TO SELL THEIR SHARES OF OUR COMMON STOCK, A SIGNIFICANT NUMBER OF SHARES WILL BE ELIGIBLE FOR SALE, AND SUCH SALES COULD DEPRESS THE MARKET PRICE OF OUR STOCK.

        Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale pursuant to this prospectus, the supply of our common stock will increase, which could decrease its market price.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business" and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks" and "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed under "Risk Factors."

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders. If any of the selling stockholders exercise warrants in order to sell the shares underlying such warrants, we will receive proceeds from the exercise of such warrants, if any.

                                 DIVIDEND POLICY

        Vyteris never declared or paid any dividends on its common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and the expansion of our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will depend upon our financial condition, operating results, capital requirements and other factors the board of directors deems relevant, including the provisions of any applicable credit agreements.

                                 CAPITALIZATION


        The following table sets forth the capitalization of Treasure Mountain as of September 30, 2004.


Capital lease obligation, less current portion             $         15,270
Convertible promissory note payable to a related party              250,000

Series B convertible preferred stock                              7,500,000

Stockholders' equity:

   Common stock                                                      48,475
   Additional paid-in capital                                    57,677,485
   Deferred compensation                                           (172,248)
   Accumulated deficit
                                                                (52,090,480)
                                                          -------------------
Total stockholders' equity                                        5,463,232
                                                          -------------------
Total capitalization                                       $     13,228,502
                                                          ===================

                             SELECTED FINANCIAL DATA


        THE FOLLOWING SELECTED FINANCIAL DATA FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 ARE DERIVED FROM THE AUDITED FINANCIAL STATEMENTS OF VYTERIS PRESENTED ELSEWHERE IN THIS PROSPECTUS. THE FINANCIAL DATA FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003 ARE DERIVED FROM UNAUDITED FINANCIAL STATEMENTS OF TREASURE MOUNTAIN RESENTED ELSEWHERE IN THIS PROSPECTUS. THE UNAUDITED FINANCIAL STATEMENTS INCLUDE ALL ADJUSTMENTS, CONSISTING OF NORMAL RECURRING ACCRUALS, WHICH WE CONSIDER NECESSARY FOR A FAIR PRESENTATION OF THE FINANCIAL POSITION AND THE RESULTS OF OPERATIONS FOR THESE PERIODS. OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT MAY BE EXPECTED FOR THE ENTIRE YEAR ENDED DECEMBER 31, 2004. THE DATA SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS, RELATED NOTES AND OTHER FINANCIAL INFORMATION PRESENTED ELSEWHERE IN THIS PROSPECTUS.


                          STATEMENT OF OPERATIONS DATA

                                                     Nine months ended                               Years ended
                                                       September 30,                                 December 31,
                                         -----------------------------------------   -------------------------------------------
                                                 2004                  2003                  2003                   2002
                                         ---------------------  ------------------   --------------------  ---------------------
                                              (unaudited)          (unaudited)
Revenues                                    $          92,500     $       200,000       $        200,000      $         151,452
Operating expenses:
    Research and development                        8,544,546           6,472,042              8,734,871              7,209,796
    General and administrative                      2,979,622           1,780,487              2,454,922              2,890,568
                                         ---------------------  ------------------   --------------------  ---------------------
Total operating expenses                           11,524,168           8,252,529             11,189,793             10,100,364


Interest (net)                                      7,183,055           1,248,199              1,781,368                818,782
Benefit from state income taxes                           ---                 ---               (238,584)                   ---
                                         ---------------------  ------------------   --------------------  ---------------------
Net loss                                    $     (18,614,723)    $   ( 9,300,728)      $    (12,532,577)     $     (10,767,694)
                                         =====================  ==================   ====================  =====================


Net loss per common share:
   Basic and diluted                        $           (1.06)    $         (5.13)      $          (6.91)     $          (6.25)
   Basic and diluted, proforma (1)
                                            $           (0.25)    $         (5.13)      $          (6.91)     $          (6.25)


Weighted average number of
   common shares outstanding:
         Basic and diluted                         17,490,594           1,812,479              1,812,479              1,722,744
         Basic and diluted,
         proforma (1)                              73,036,919           1,812,479              1,812,479              1,722,744


(1) To give effect to the conversion of rights certificates into common shares

                               BALANCE SHEET DATA

                                           As of Sept. 30,                         As of December 31,
                                                 2004                      2003                            2002
                                        ---------------------      ---------------------     ---------------------
                                             (unaudited)
Cash and cash equivalents                $        10,932,724        $         2,286,167       $           765,123
Property and equipment                             2,992,161                  2,934,902                  1,972,096
Total assets                                      15,819,826                  5,314,307                  3,124,014
Total liabilities                                  2,856,594                 27,745,619                 13,097,843
Preferred stock                                    7,500,000                  3,250,973                  3,250,973
Total stockholders' equity (deficit)               5,463,232                (25,682,285)               (13,224,802)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

        THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TREASURE MOUNTAIN SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF TREASURE MOUNTAIN FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003 AND THE AUDITED FINANCIAL STATEMENTS OF VYTERIS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002.

        On September 29, 2004 Vyteris merged with a subsidiary of Treasure Mountain. After the merger, the former stockholders of Vyteris owned 98.2% of the outstanding common stock and rights to receive common stock of Treasure Mountain. The former directors of Treasure resigned immediately prior to the merger and the directors of Vyteris immediately prior to the merger became the sole directors of Treasure Mountain. Similarly, the officers of Treasure Mountain resigned immediately prior to the merger and the executive officers of Vyteris immediately prior to the merger became the sole officers of Treasure Mountain.

        The unaudited condensed consolidated balance sheet as of September 30, 2004 and the condensed consolidated statements of operations for the nine months ended September 30, 2004 and 2003 consolidate the historical financial statements of Treasure Mountain with Vyteris after giving effect to the merger, with Vyteris as the accounting acquiror, by recording the transaction as the issuance of Vyteris stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded. Treasure Mountain had been engaged in the development and operations of mining properties until 1957, when the operations were abandoned and Treasure Mountain became inactive. Treasure Mountain has been in the developmental stage since that date. The effects of the merger on Vyteris' condensed consolidated financial statements were not material.

                               OVERVIEW OF VYTERIS

        Vyteris has developed and produced the first electronically controlled transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. This platform technology can be used to administer certain therapeutics either directly to the skin or into the bloodstream.

        Vyteris is a development stage enterprise and, as yet, has not generated any revenues from product sales. Since Vyteris began operations on November 10, 2000, we have devoted the majority of Vyteris' resources to the development of Vyteris' first product, LidoSite. We have been unprofitable since Vyteris' inception and have incurred a cumulative loss of $52 million through September 30, 2004. These losses have resulted principally from expenses incurred in research and development activities. From inception on November 10, 2000 through September 30, 2004, we have incurred approximately $32 million of research and development expenses, $12 million of general and administrative expenses and $10 million of interest expense. Losses are expected to continue.


        Our current business model is to exploit our proprietary technology through the development and commercial introduction of pharmaceutical products. We do not have sufficient capital or the sales and distribution capabilities to perform on our own, all of the steps involved in the commercial introduction of a pharmaceutical product and therefore must partner with pharmaceutical companies that can provide the necessary capital and the sales and distribution know-how and resources. Once we sign a development and marketing agreement with a partner, our objective is to generate revenues from three sources: development fees and related milestone payments during the product development and pre-commercialization phase, royalties on product sales made by our partners and manufacturing income from the supply of product to our partners.

        The process of attracting development and marketing partners begins with one or more feasibility studies. Conducting feasibility studies is a normal recurring part of our business. Our business objective in conducting feasibility studies is to demonstrate the viability of our technology for the development of the product and thereby interest potential partners in entering into a development, marketing and supply partnership with us. Certain feasibility studies are funded by our potential development partners, while others are conducted at our own expense. We set the price for revenue producing feasibility studies at what we anticipate our actual costs to be. We do not expect to make a profit on such activities. Revenue generating feasibility studies have been limited to date and do not occur regularly and are not expected to produce significant revenues for us.

        The business decision making process for choosing a product for development and partnering includes the evaluation of the size of the potential market for the product, the current and expected competition for that product, the expected selling price, the expected cost to manufacture, the sales and distribution capabilities of our potential partner, the patent status of the drug compound, the patent status of our technology with respect to the product, and the cost, timing and degree of difficulty to commercialize the product.

        Our drug delivery technology is unproven in the market place; our LidoSite product is the first such product to be approved for commercial sale by the FDA. The unproven nature of our technology in the market place is the principal challenge we face in attracting a development and marketing partner. In certain instances we will perform feasibility studies on our own and use the data from those studies to attract the interest of potential partners.

        In our development and marketing partnerships we will look to minimize our cash contribution to the development, clinical trials and FDA approval processes and maximize our revenues based on the commercial sales of the products. Each product is different in terms of the costs and time to develop, the clinical trials required, the FDA approval process, the projected manufacturing costs and the projected product pricing and sales levels. Therefore, each development and marketing partnership is expected to have materially different economics for us and our partners.

        Developing pharmaceutical products is an inherently risky business. A pharmaceutical product can fail at any point during the development cycle. Pharmaceutical products can also fail after regulatory approval, as new safety information on the product becomes known after widespread use or as competitive products emerge.

        As we intend to be the manufacturer of each new product, we will have to make significant investments in manufacturing equipment, test materials and facilities for each new product. Certain of our manufacturing lines require long lead times to construct. As a result, we may be required to invest in equipment well before we are able to use that equipment. Our current estimate for the level of capital investment is between $4 million and $6 million for each new product.

        We currently conduct all of our product development, manufacturing and administrative activities at one location in Fair Lawn, New Jersey. We have recently entered into a lease for a second facility that is within walking distance of our current facility.


        On May 6, 2004, we received approval from the FDA to commercially launch our first product, LidoSite. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia for needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. Our clinical data indicates that LidoSite reduces the pain associated with needle-stick procedures.


        Our business model with respect to LidoSite was different than our current model. With the LidoSite product we completed the entire development and FDA approval process without a partner, seeking a partner for sales and distribution only.

        In 2002, we entered into a license, development and distribution agreement with B. Braun for our transdermal lidocaine delivery system, LidoSite. The agreement provides, in general, that Vyteris is responsible for the cost of manufacturing the product and B. Braun is responsible for the cost of marketing and selling the product. Vyteris and B. Braun will share the revenues generated by the product in accordance with the agreement.

        Commercial distribution of LidoSite began in January 2005. First year sales are projected at approximately 1 million units. Revenues to Vyteris are projected to be between $4 million and $5 million during the first year. There are no assurances that this level of sales will be attained. As this is our first product, we do not have any experience in high volume manufacturing and therefore, there is the risk that we may not be able to achieve the production level needed to sell 1 million patches. If we are not capable of supplying B. Braun with 1 million units or if B. Braun does not sell 1 million units, our revenues will be less than the $5 million currently projected. Our projected maximum product capacity is 2 million units per year on our current equipment. At this product level we do not anticipate manufacturing the units cost-effectively and expect to post a loss from the sale of LidoSite in the first year. In order to manufacture the product cost-effectively, we need to increase our manufacturing efficiency. We are in the process of executing a manufacturing capacity expansion plan, which we believe will result in increased efficiency, through the leasing of additional manufacturing space and the acquisition of a second manufacturing line that is expected to operate at four to five times the capacity of our current equipment. This manufacturing expansion plan is expected to be completed in the second quarter of 2006 and to cost us between $5 and $6 million.


        Upon signing the agreement, B. Braun made an upfront, non-refundable license fee payment of $300,000 to Vyteris, and purchased $500,000 of Vyteris' common stock. B. Braun has an option to invest another $500,000 in equity upon commencement of sales of LidoSite. We expect sales by B. Braun to commence during the first quarter of 2005.


        In November 2000, Becton Dickinson transferred to Vyteris certain assets in exchange for common stock, preferred stock and a royalty agreement. Included in the transferred assets were certain patents. The royalty agreement requires Vyteris to pay a royalty to Becton Dickinson equal to the greater of 5% of revenues earned by Vyteris from sales occurring subsequent to the LidoSite product after November 20, 2005 or 20% of the royalties earned by Vyteris from the sale of products subsequent to November 10, 2005 that substantially use any of those certain patents.

        Since our inception in November 2000, we have conducted feasibility studies on several potential products. These activities have resulted in one development and marketing agreement to date, the agreement with Ferring Pharmaceuticals, Inc., or Ferring, for the development and marketing of a female infertility product.


        In September 2004, we entered into a license and development agreement for an infertility product with Ferring. Vyteris and Ferring will jointly develop the infertility product, Vyteris will be responsible for manufacturing the product, and Ferring will be responsible for the marketing and sales of the product. The agreement provides for Ferring and Vyteris to share development costs, for Ferring to fund the clinical trials and regulatory filings, for Ferring to make payments to Vyteris upon our reaching certain milestones, for Ferring to pay a royalty on sales of this infertility product, and for the payment of a transfer price by Ferring to Vyteris upon shipments of the infertility product by Vyteris to Ferring.


        During 2005, we project our share of the development costs on the infertility product to be approximately $1 million. Actual results may be materially higher or lower. We project that the potential milestones to be earned by us over the term of the agreement will approximate our share of the development costs. Actual results may result in the milestones being materially less than our share of the development costs. The current projected development timeline is that an NDA for the product will be submitted to the FDA in 2008 or 2009. No assurances can be given that these timelines will be met, or that the product will not fail during the development process. The revenues to be earned by Vyteris from sales of this product are a function of the selling price, the gross sales made in each year by Ferring, the number of units sold, and the contract year. Our internal computations, based on our assumptions of what the various factors will be, show that our revenues will range from 7% to 20% of product sales by Ferring from a combination of the royalty and the transfer price. Actual results could be higher or lower than this range.


        We have funded our operations from inception on November 10, 2000 through September 30, 2004 through an initial $9 million equity investment made by Spencer Trask Specialty Group, LLC, or STSG; $24 million of debt financing from STSG and its related parties, which was converted into common and preferred stock on March 31, 2004; $15 million from the sale of common stock and warrants through a private placement; $8 million from the sale of bridge notes, also referred to as the December Notes, subsequently converted to equity, and warrants through a private placement; $800,000 received in connection with the
B. Braun agreement; and $239,000 of cash realized through the sale of approximately $3 million of our New Jersey net operating losses under a program sponsored by the State of New Jersey. In addition, STSG has agreed to provide us with up to $5,000,000 in a working capital facility.


        On September 30, 2004 our cash position was $10.9 million. We expect that our cash position of $10.9 million, together with the funds to be made available to us under the working capital facility, will be sufficient to finance our operations at least through July 2005. We may need to raise additional funds, however, in order to fund operating contingencies, to develop new applications of our technologies, to respond to competitive pressures and/or to acquire or invest in complementary businesses, technologies or services. Additional funding may not be available on favorable terms or at all.


                          CRITICAL ACCOUNTING POLICIES


        We consider certain accounting policies related to revenue recognition, accrued expenses, stock-based compensation and operating expenses to be critical to our business operations and the understanding of our results of operations:

REVENUE

        PRODUCT REVENUE. Through September 30, 2004, Vyteris has not had any product revenue. Vyteris will recognizes product revenue, net of allowances for anticipated returns, provided that (1) persuasive evidence of an arrangement exists, (2) delivery to the customer has occurred, (3) the selling price is fixed or determinable and (4) collection is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. The price is considered fixed or determinable when it is not subject to refund or adjustments.

        FEASIBILITY STUDIES. Our revenues from inception on November 10, 2000 through September 30, 2004 have been minimal, totaling $0.7 million and derived solely from research feasibility studies for pharmaceutical companies. Vyteris conducts feasibility studies to demonstrate the viability of its technology to interest potential partners to enter into a development, marketing and supply partnership. Revenues on feasibility studies are measured using the proportional performance method of accounting. Such studies are typically completed within a one- to three-month period. Revenue producing feasibility studies do not occur regularly, are priced at what Vyteris anticipates the actual costs will be and are not expected to produce material revenues or a profit. When applying the proportional performance method, Vyteris relies on total expected input (contract) costs in order to determine the amount of revenue earned to date. Vyteris follows this method because reasonably dependable estimates of the revenue applicable to various contract milestones can be made. Vyteris monitors estimates of total contract revenues and cost on a routine basis throughout the contract period. The cumulative impact of any change in estimates of the contract revenues or costs is reflected in the period in which the changes become known. In the event that a loss is anticipated on a particular contract, provision is made for the estimated loss in the period in which the anticipated loss becomes known. Vyteris issues invoices related to fixed price contracts based on either the achievement of milestones during a project or other contractual terms. Differences between the timing of billings and the recognition of revenue based upon the proportional performance method of accounting are recorded as revenue earned in excess of billings or deferred revenue.

        DEFERRED REVENUE. Non-refundable upfront fees are deferred and recognized as revenue on a straight-line basis over the lives of the agreements.


ACCRUED EXPENSES

        As part of the process of preparing our financial statements, we are required to estimate certain expenses. This process involves identifying services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for such service as of each balance sheet date in our financial statements. Examples of estimated expenses for which we accrue include professional service fees, contract service fees and fees paid to contract research organizations in connection with the conducting of clinical trials. Our estimates are most affected by our understanding of the status and timing of services provided relative to the actual levels of services incurred by such service providers. In the event that we do not identify certain costs which have begun to be incurred or we under-estimate or over-estimate the level of services performed or the costs of such services for a period, our reported expenses for such period would be too low or too high. The date on which certain services commence, the level of services performed on or before a given date and the cost of such services are often estimated. We make these estimates based upon the facts and circumstances known to us in accordance with generally accepted accounting principles.

STOCK-BASED COMPENSATION

        As permitted by SFAS 123, we elected to follow APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for our employee option plans. Under APB 25, no compensation expense is recognized at the time of an option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying common stock on the date of the grant and the number of shares to be issued pursuant to the exercise of such options are fixed on the date of the grant.

        We account for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." The fair value of options issued to non-employees is recorded as an expense and we periodically re-measure the option value until the option is exercised, expired or forfeited.

        Currently there is no active trading market for our common stock. Additionally, prior to the merger with Treasure Mountain in September 2004, Vyteris was a private company. Therefore determining the fair value of our common stock involves significant estimates and judgments. In considering the fair value of the underlying stock when we grant options, we consider several factors, including third party valuations and the fair values established by market transactions. Stock-based compensation includes estimates of when stock options might be exercised and stock price volatility. The timing for exercise of options is out of our control and will depend, among other things, upon a variety of factors, including our market value and the financial objectives of the holders of the options. We have limited historical data to determine volatility in accordance with Black-Scholes modeling. In addition, future volatility is inherently uncertain and the model has its limitations. These estimates can have a material impact on stock-based compensation expense in our statement of operations but will have no impact on our cash flows.

OPERATING EXPENSES


        RESEARCH AND DEVELOPMENT EXPENSES. Since inception on November 10, 2000, our research and development activities have been focused primarily on completing the development of, gaining regulatory approval for, and preparing for the commercial launch of our first product, LidoSite.


        All costs related to the development of, and gaining regulatory approval for a product, and all costs incurred in preparing for the commercial launch of a product that must be approved by the FDA before commercial sales can commence, are expensed as incurred, including raw materials costs, manufacturing labor and allocation of overhead. Products manufactured with raw materials acquired subsequent to FDA approval will be capitalized as inventory. We expect that our research and development expenses associated with LidoSite may be reduced in the first part of 2005 and subsequent periods as a result of this accounting treatment; however, we do not expect our total cash outlays to be less.


        GENERAL AND ADMINISTRATIVE EXPENSES. Since inception on November 10, 2000, our general and administrative activities have been focused primarily on supporting our LidoSite product, attracting pharmaceutical partners, capital-raising activities, maintenance of our patent portfolio, building our staff and, more recently preparing ourselves to be part of a publicly-held company.

RECENTLY ISSUED ACCOUNTING STANDARDS

        The Financial Accounting Standards Board ("FASB") recently issued FASB Statement No. 123 (revised 2004), "Share-Based Payment", an Amendment of FASB Statements No. 123 and 95. The change in accounting would replace existing requirements under FAS 123, "Accounting for Stock-Based Compensation," and APB Opinion No. 25, "Accounting for Stock Issued to Employees." This statement covers a wide range of equity-based compensation arrangements. All forms of share-based payments to employees, including employee stock options, would be treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would generally be measured at fair value at the grant date. We believe that the impact of this new standard will have a material effect on our results of operations.

        In November of 2004, the FASB issued SFAS No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" (SFAS No. 151). SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. SFAS No. 151 also requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. We do not believe that the impact of this new standard will have a material effect on our prospective financial condition or results of operations.

RESULTS OF OPERATIONS

        The following table sets forth the percentage increases or decreases in certain line items on our income statement for the periods presented:

-------------------------------------------------- ------------------- -------------------
                                                       YEARS ENDED      NINE MONTHS ENDED
                                                       DECEMBER 31,       SEPTEMBER 30,
                                                      2003 VS. 2002       2004 VS. 2003
-------------------------------------------------- ------------------- -------------------
CHANGES IN:                                                                (UNAUDITED)
-------------------------------------------------- ------------------- -------------------
   Revenues                                                32%                (54)%
-------------------------------------------------- ------------------- -------------------
   Research and development expenses                       21%                 32%
-------------------------------------------------- ------------------- -------------------
   General and administrative expenses                    (15%)                67%
-------------------------------------------------- ------------------- -------------------
   Interest expense, net                                   115%               475%
-------------------------------------------------- ------------------- -------------------
   Net loss                                                16%                100%
-------------------------------------------------- ------------------- -------------------

INCEPTION IN NOVEMBER 2000 THROUGH SEPTEMBER 30, 2004

        REVENUES


        Our revenues from inception (November 10, 2000) through September 30, 2004 have been minimal, totaling $720,500 and derived solely from research feasibility studies for pharmaceutical companies. Total revenues were $92,500 for the nine months ended September 30, 2004, and $200,000, $151,000 and $276,548 for the years ended December 31, 2003, 2002 and 2001, respectively. Revenue from feasibility studies is recognized using the proportional-performance method.

        The process of attracting development and marketing partners begins with one or more feasibility studies. Conducting feasibility studies is a normal recurring part of our business. Our business objective in conducting feasibility studies is to demonstrate the viability of our technology for the development of the product and thereby interest potential partners in entering into a development, marketing and supply partnership with us. Certain feasibility studies are funded by our potential development partners, while others are conducted at our own expense. We set the price for revenue producing feasibility studies at what we anticipate our actual costs to be. We do not expect to make a profit on such activities. Revenue generating feasibility studies do not occur regularly and are not expected to provide material revenues.


        We signed a License, Development and Distribution Agreement with B. Braun on September 20, 2002. Upon execution of that agreement, B. Braun made a milestone payment of $300,000 to us and invested $500,000 in Vyteris common stock. The agreement also provides B. Braun with the option to invest up to an additional $500,000 to purchase equity upon the commercial introduction of LidoSite. The $300,000 milestone payment will be recognized as revenue ratably over the ten-year contract term beginning with the commercial introduction of LidoSite.

        We expect our revenues to increase beginning in the first quarter of 2005 with the expected commencement of sales our LidoSite product by B. Braun. Our current production capacity is limited, as we will be launching LidoSite from a pilot manufacturing operation and, therefore, our revenues during the early part of 2005 from LidoSite will be constrained by our production capacity.


        We recently entered into an agreement with a pharmaceutical company for the development, licensing and supply of a product for female infertility. Product development activities and related revenues to Vyteris commenced during the fourth quarter of 2004. We received a license fee of $150,000 during the nine months ended September 30, 2004 and an additional $100,000 in the first quarter of 2005. Additionally, we could receive an additional $8.75 million in payments upon the completion of significant milestones during the implementation of the development plan. When the product is commercially launched, Vyteris will receive revenue share payments based upon a percentage of net sales. In addition, a percentage of Vyteris' product development activities will be reimbursed. License fees revenues will be deferred and recognized over the term of the agreement and reimbursement of product development activities will be recognized as incurred. This agreement may be canceled on short notice and may be terminated in the event that Vyteris does not maintain at least three months' cash, as defined in the agreement, during the development period.


YEARS ENDED DECEMBER 31, 2002 AND 2003

        REVENUES

        Total revenues were $200,000 for 2003 compared to $151,452 for 2002, an increase of 32.1% or $48,548. The increase of $48,548 was related to an increase in feasibility study income earned during the period.

        OPERATING EXPENSES

                RESEARCH AND DEVELOPMENT EXPENSES

        We incurred $7.2 million of research and development expenses during 2002. During 2003, our research and development expenses increased by $1.5 million to $8.7 million. During 2002 most of our research and development activities were devoted to the preparation and filing of our NDA for LidoSite. During 2003 our research and development efforts were focused upon the stabilization of suppliers of raw materials for LidoSite, responding to the FDA on our NDA for LidoSite, preparing and validating our systems and processes for our FDA inspection, increasing our production and quality staff and preparing our facility for the commercial manufacture of our LidoSite product.

                GENERAL AND ADMINISTRATIVE EXPENSES

        General and administrative expenses totaled $2.9 million in 2002. General and administrative expenses declined to $2.5 million in 2003. This decline was primarily related to the fact that the costs of maintaining and defending our patent portfolio were materially less in 2003 than in 2002.

                INTEREST EXPENSE

        During 2001 and 2002, we issued approximately $11.0 million aggregate principal amount of debt instruments, resulting in interest expense of $0.8 million for the year ended December 31, 2002. During 2003, we issued an additional $13.0 million aggregate principal amount of debt instruments, resulting in interest expense of $1.8 million for the year ended December 31, 2003.


NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2004


        REVENUES

        Total revenues were $92,500 for the nine months ended 2004 compared to $200,000 for nine months ended 2003, a decrease of 53.8% or $107,500.The decrease of $107,500 was related to a decrease in feasibility study income earned during the period.

                RESEARCH AND DEVELOPMENT EXPENSES


        Research and development expenses were $8.5 million and $6.5 million for the nine-month periods ended September 30, 2004 and 2003, respectively. These increases were primarily due to an increase in our production, quality control and quality assurance staff in anticipation of commercializing LidoSite and expenditures for raw materials for practice production runs, as well as continued spending on stabilizing raw material suppliers and in preparation of the FDA's inspection of our facility and processes. We intend to continue to invest a significant percentage of our capital in our research and development efforts.


                GENERAL AND ADMINISTRATIVE EXPENSES

        General and administrative expense was $3.0 million and $1.8 million for the nine month periods ended September 30, 2004 and 2003, receptively, an increase of $1.2 million. This increase is principally attributable to $0.8 million of merger related expenses incurred during the nine months ended September 30, 2004.

                INTEREST EXPENSE, NET

        Interest expense, net was $7.2 million and $1.3 million for the nine month periods ended September 30, 2004 and 2003, respectively, an increase of $5.9 million. This increase is principally attributable to non-cash interest expenses. Non-cash interest expense totaled $6.2 million for the nine months ended September 30, 2004. The non-cash interest expenses related to our 8% convertible secured promissory notes due December 31, 2004, which we refer to as the December Notes; such expenses reflect the costs of the offering of the December Notes, the fair value of the warrants we issued to the investors in that offering, the fair value of the warrants issued to the placement agent in that offering and the beneficial conversion feature associated with the December Notes.

        Management estimates that the warrants issued to the investors with the December Notes had an aggregate fair value of approximately $1.9 million, that the warrants issued to the placement agent had a fair value of $1.2 million and that the beneficial conversion feature had a value of $2.4 million. All of these costs were recognized as interest expense during the nine months ended September 30, 2004.

                         LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW ANALYSIS

        From inception (November 10, 2000) through September 30, 2004, we have used $39.0 million in cash in our operating activities. The principal factor in this use of cash has been our net loss, which aggregated $52.1 million from November 10, 2000, our inception date, through September 30, 2004. Our cumulative net loss, in turn, has resulted principally from $31.9 million of expenditures we have incurred in our research and development efforts, $11.7 million of general and administrative expenses and $9.8 million of interest expense. Partially offsetting our cumulative net loss is depreciation and amortization expense of $8.1 million and a $5.2 million increase in accounts payable, accrued expenses and amounts due to related parties.

        From inception (November 10, 2000) through September 30, 2004, we used $2.8 million of cash in investing activities, reflecting purchases of equipment, the largest component of which is our second manufacturing line. We have nearly completed the payments on our second manufacturing line; through September 30, 2004, we had paid $1.6 million paid out of a total purchase price of $1.8 million. We can expect a significant increase in equipment purchases when and if it becomes necessary to add additional manufacturing capacity.

        We have funded our operations and equipment purchases through our financing activities, producing $52.7 million in net cash from inception (November 10, 2000) through September 30, 2004. Our principal stockholder, STSG, contributed $9 million at our inception; we used those funds to fund our initial operations after we acquired the transdermal systems unit of Becton Dickinson from Becton Dickinson. From that time until 2004, STSG remained our principal source of capital. During 2002 we financed our operations through the issuance of $9.7 million of convertible debt to STSG and other related parties, as well as through a $0.5 million equity investment by B. Braun and an up-front license fee payment by B. Braun of $0.3 million. During 2003, we issued $10 million of convertible debt and $2.9 million of secured debt to STSG and other related parties.

        On March 31, 2004, we consummated a transaction with STSG and a related entity. We issued to STSG and such related party an aggregate of 23 million shares of Vyteris common stock, and 7.5 million shares of Vyteris Series C convertible preferred stock in exchange for (i) the cancellation of $20.4 million principal amount of convertible, secured promissory notes, $2.9 million principal amount of secured promissory notes and $2.6 million of accrued and unpaid interest, (ii) the return of 3,000,000 shares of Vyteris Series B convertible preferred stock and (iii) the cancellation of warrants to purchase 2,035,000 shares of Vyteris common stock. This transaction reduced our debt by approximately $25.9 million, increased our preferred stock by approximately $4.6 million and increased our common sock and paid-in capital by approximately $21.3 million. On the same date, we completed a 1:4 reverse stock split of the Vyteris common stock. All Vyteris share figures presented in this prospectus give retroactive effect to that stock split.

        During March, April and May, 2004, we issued $8.0 million of bridge notes, maturing December 31, 2004 and referred to in this prospectus as our December Notes or our Bridge Notes. Additionally, $0.5 million principal amount of convertible debt issued to related parties in the first quarter of 2004 converted into that financing. Spencer Trask Ventures, Inc., an affiliate of our controlling stockholder, acted as placement agent in that transaction and received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2,549,250 shares of Vyteris common stock at $1.00 per share as compensation for acting as placement agent. We also issued warrants to the investors to purchase 4,248,750 shares of Vyteris common stock at an exercise price of $1.00 per share. During September 2004 the $8,497,500 of December Notes converted into a total of 8,497,500 shares of Vyteris common stock.


        In an offering consummated in September 2004, Vyteris received gross proceeds of approximately $15 million -- including debt incurred in September 2004 which was subsequently converted into equity -- upon the sale of Vyteris common stock and warrants. We issued to the investors a total of 10,040,076 shares of Vyteris common stock and also issued warrants to the investors to purchase 2,510,019 shares of Vyteris, Inc, common stock at an exercise price of $1.875 per share. Spencer Trask Ventures also acted as one of the two placement agents in that offering. The placement agents received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2,510,019 shares of Vyteris common stock at $1.50 per share as compensation for acting as placement agents. We realized net proceeds from the offering of $12 million.

        Immediately prior to the offering, Spencer Trask and certain of its related parties agreed to provide us with up to $5.0 million in working capital loans in the form of 11.5% secured demand promissory notes ("Working Capital Facility"). Pursuant to the terms of the Working Capital Facility, amounts drawn under the facility must be repaid on or before November 15, 2005. As consideration for the commitment of the Working Capital Facility, Vyteris issued 4,190,000 shares of common stock to Spencer Trask and certain of its related parties and recorded the fair value of these shares as deferred financing costs of $1.3 million. Each time funds are loaned to us under the Working Capital Facility, we will be required to issue to the lender a common stock purchase warrant to purchase such number of shares equal to the quotient obtained by dividing (i) 40% of the amount loaned by (ii) 0.36. The warrants are exercisable for five years from the date of issuance and have an initial exercise price of $0.36 per share. The Working Capital Facility enables us to borrow up to the lesser of $5.0 million or the sum of qualifying accounts receivable and inventory. At present, our qualifying accounts receivable and inventory are de minimus, pending commencement of the commercialization of our first product. Management estimates that it will borrow funds under this Working Capital Facility in the second quarter of 2005. As of September 30, 2004, no amounts have been loaned to us under the Working Capital Facility. If used, the Working Capital Facility will be secured by a first priority lien on all of our assets.


CASH POSITION

        As of September 30, 2004, we had a cash balance of $10.9 million and working capital of $8.7 million as compared with a cash balance of $2.3 million and negative working capital of ($25.3) million at December 31, 2003. The increase in working capital is primarily due to the March 31, 2004 transaction with STSG and a related entity, the issuance of $8.5 million of Bridge Notes and the September 2004 sale of approximately $15 million of Vyteris common stock and warrants.


        We expect that our cash position of $10.9 million at September 30, 2004 together with the funds to be made available to us under the Working Capital Facility, will be sufficient to finance our operations at least through July 2005. We may need to raise additional funds, however, in order to fund operating contingencies, to develop new applications of our technologies, to respond to competitive pressures and/or to acquire or invest in complementary businesses, technologies or services. Additional funding may not be available on favorable terms or at all.


        We expect that the internal and external costs of complying with the Sarbanes-Oxley Act of 2002 will be substantial.

        We expect to devote substantial resources to scale-up the manufacturing process for our LidoSite product, to expand our manufacturing capacity for LidoSite and to continue the development of our infertility product. Our funding requirements will depend on numerous factors, including the following:

                o       manufacturing costs of LidoSite;

                o the sales of our initial product, LidoSite, which are expected to begin during the first quarter of 2005;

                o the time and costs required for us to scale-up the manufacturing process;

                o our ability to enter into development partnerships with pharmaceutical companies;

                o the results of the development activities on our planned new products; and

                o the cost involved in preparing, filing, prosecuting, defending, maintaining and enforcing patent claims and other patent related costs.

CONTRACTUAL OBLIGATIONS AND OTHER COMMITMENTS

        Our contractual obligations and commitments include obligations associated with capital and operating leases and university research agreements as set forth in the table below:

                                                     PAYMENTS DUE BY PERIOD AS OF SEPTEMBER 30, 2004
                                                     -----------------------------------------------
                                                            LESS THAN                                MORE THAN 5
                                              TOTAL          1 YEAR       1-3 YEARS     3-5 YEARS       YEARS
                                         ---------------- ------------- ------------- ------------- -------------

Operating lease obligations.........     $       608,000  $    304,000  $    304,000  $         --  $         --
Manufacturing equipment.............             173,400       173,400            --            --            --
Capital lease obligations...........              34,560           444        34,116            --            --
Employee agreements.................             554,000       444,000       110,000            --            --
University research agreement.......             138,645        49,500        89,145            --            --
                                         ---------------- ------------- ------------- ------------- -------------
Total...............................     $     1,508,605  $    971,344  $    537,261  $         --  $         --
                                         ================ ============= ============= ============= =============


        Upon approval of the proposed amendments to our articles of incorporation, we will exchange certain rights certificates for a total of 7,500,000 shares of Series B Convertible Preferred Stock. Under the proposed terms of the Series B Convertible Preferred Stock, the holders of our Series B Redeemable Convertible Preferred Stock -- when issued in exchange for the rights certificates provided for in the Treasure Mountain/Vyteris merger and effective as of the time of the merger -- are entitled to receive an annual cash dividend, equal to 8% of the then applicable redemption price, as defined, out of funds legally available, payable quarterly. The dividends on the Series B Preferred Stock are cumulative, (from the time that the Vyteris Series A Redeemable Convertible Preferred Stock was retired), whether or not earned or declared, and are to be paid quarterly in arrears. All of the outstanding shares of Series A Redeemable Convertible Preferred Stock were cancelled on September 29, 2004. Therefore, the Series B Redeemable Convertible Preferred Stock was not entitled to a substantive dividend as of September 30, 2004. We expect to accrue dividends of $0.6 million a year.


        Commencing on of the first anniversary date of the first commercial sale of LidoSite, and continuing for one year thereafter, we will be required to redeem, on a quarterly basis, an amount of Series B Preferred Stock equal to 5% of the gross profits derived from the sale of LidoSite. During the following years, we will be required to redeem, on a quarterly basis, an amount of Series B Preferred Stock equal to 10% of the gross profits derived from the sale of LidoSite. The redemption price of the Series B Preferred Stock is $1.00 per share plus any accrued but unpaid dividends.

        We recently entered into a lease for additional space located at 17-01 Pollitt Drive in Fair Lawn, New Jersey, approximately 200 yards from our headquarters building. The lease covers approximately 26,255 square feet of space. We intend to utilize the majority of this space as a second manufacturing facility. The lease term expires in March 2015. Future minimum annual lease payments, which we expect will commence on March 1, 2005, are as follows:

                PERIOD ENDING:
                     September 2005           $       103,218
                     September 2006                   226,882
                     September 2007                   264,926
                     September 2008                   277,367
                     September 2009                   286,335
                     September 2010                   318,010
                      Thereafter              $     1,568,280

                        CHANGE IN CERTIFYING ACCOUNTANTS

        Ernst & Young LLP is the independent auditor for Vyteris and has been since Vyteris was incorporated in 2000. By virtue of the merger of Vyteris with a wholly-owned subsidiary of Treasure Mountain on September 29, 2004, there was deemed to have been a change in Treasure Mountain's certifying accountants. On November 10, 2004 the audit committee of Treasure Mountain's Board of Directors approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ended December 31, 2004 to replace Madsen & Associates. Such action effected the dismissal of Madsen & Associates as Treasure Mountain's certifying accountants.

        Madsen & Associates served as Treasure Mountain's certifying accountants with respect to the financial statements for the year ended December 31, 2003. As noted in Treasure Mountain's Annual Report on Form 10-KSB for the year ended December 31, 2003, the firm of Sellers and Andersen, LLC served as Treasure Mountain's independent certifying accountants for the year ended December 31, 2002. As reported in Treasure Mountain's Annual Report on Form 10-KSB for the year ended December 31, 2003, there were no disagreements with Sellers & Andersen on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Sellers & Andersen, would have caused them to make reference to the subject matter of the disagreement in connection with its report on Treasure Mountain's financial statements. Further, during the year ended December 31, 2003 and during the period from January 1, 2004 through November 10, 2004, there were no disagreements with Madsen & Associates on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Madsen & Associates, would have caused them to make reference to the subject matter of the disagreement in connection with its report on Treasure Mountain's financial statements. Further, for 2002 and 2003 and through November 10, 2004, none of the events described in Item 304(a)(1)(iv)(B) of the SEC's Regulation S-B occurred.

        Inasmuch as Ernst & Young LLP was the independent auditor for Vyteris throughout the period during which Vyteris planned for the Treasure Mountain/Vyteris merger, Ernst & Young was consulted and provided oral advice during 2004 with respect to the principles applicable to the accounting treatment for such merger. Such advice was an important factor considered by the registrant in reaching a decision with respect to such accounting treatment. Ernst & Young LLP orally advised the registrant that the appropriate accounting treatment is to combine the historical financial statements of Vyteris and Treasure Mountain after giving effect to the merger by recording the merger as the issuance of Vyteris stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded. Treasure Mountain's former accountants were not consulted with respect to the accounting treatment for the merger.

        Audit reports of Sellers & Andersen and of Madsen & Associates for Treasure Mountain's 2002 and 2003 year-end financial statements contained a modification expressing substantial doubt as to Treasure Mountain's ability to continue as a going concern.

        We requested that Ernst & Young LLP review the disclosures set forth above. We also provided Ernst & Young LLP with the opportunity to furnish us with a letter, addressed to the SEC, containing any new information, clarification of our expression of our views or the respects, if any, in which it does not agree with the statements made by us above. Ernst & Young has determined that no such letter is necessary.

        We also provided Madsen & Associates with a copy of the disclosures set forth above and requested Madsen & Associates to furnish us with a letter addressed to the SEC stating whether it agrees with our statements and, if not, stating the respects in which it does not agree. We have previously filed with the SEC a copy of a letter received from Madsen & Associates in response to that request.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

        The unaudited pro forma consolidated statements of income for the year ended December 31, 2003 and the nine months ended September 30, 2004, combine the historical financial statements of Treasure Mountain with Vyteris after giving effect to the Treasure Mountain/Vyteris merger by recording the transaction as the issuance of Vyteris stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded. Pro forma adjustments to the statements of operations are computed as if the transaction occurred on January 1 of each period presented and our pro forma earnings, per share, assume conversion of the instruments at the beginning of the period or, at the date of issuance, whichever is later.

        These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations of Treasure Mountain would actually have been if the Treasure Mountain/Vyteris merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations of Treasure Mountain for any future period or as of any date.

        The unaudited condensed consolidated statements of operations for the periods presented were prepared by combining Treasure Mountain's statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 with the statements of operations of Vyteris for the same periods, giving effect to the Treasure Mountain/Vyteris merger as if it occurred on January 1 of each period.

        The historical financial information regarding Treasure Mountain for the year ended December 31, 2003 has been derived from the audited financial statements of Treasure Mountain for the year ended December 31, 2003 included elsewhere in this prospectus. The historical financial information regarding Treasure Mountain for the nine months ended September 30, 2004 has been derived from the unaudited financial statements of Treasure Mountain for the period from January 1, 2004 to September 29, 2004 (date of merger). The historical financial information regarding Vyteris for the year ended December 31, 2003 has been derived from the audited financial statements of Vyteris for the year ended December 31, 2003, included elsewhere in this prospectus. The historical financial information regarding Vyteris for the nine months ended September 30, 2004 has been derived from the unaudited financial statements of Vyteris for the nine months ended September 30, 2004.

                        TREASURE MOUNTAIN HOLDINGS, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                 TREASURE                           ADJUSTMENT
                                                MOUNTAIN(A)      VYTERIS, INC.       REFERENCE        ADJUSTMENTS       COMBINED
                                              --------------------------------------------------------------------------------------

Revenues                                       $          --   $         92,500                      $         --     $      92,500


Operating expenses:
   Research and development                               --          8,544,546                                           8,544,546
   General and administrative                         73,298          2,979,622            (1)            (56,344)        2,996,576
                                              -----------------------------------                  ---------------------------------
Total operating expenses                              73,298         11,524,168                           (56,344)       11,541,122

Interest income                                           --             (7,755)                                             (7,755)
Interest expense to related parties                       --            787,299                                             787,299
Interest expense                                         209          6,403,511                                           6,403,720
                                              -----------------------------------                  ---------------------------------
Net loss                                       $     (73,507)  $    (18,614,723)                     $    (56,344)    $ (18,631,886)
                                              ===================================                  =================================

Basic and diluted net loss per share                                                                                        $ (1.07)
                                                                                                                    ================
Basic and diluted net loss per share, pro
forma (2)                                                                                                                   $ (0.26)
                                                                                                                    ================
Weighted average basic and diluted shares
outstanding                                                                                                              17,490,594
                                                                                                                    ================
Weighted average basic and diluted shares
    outstanding, pro forma (2)                                                                                           73,036,919
                                                                                                                    ================

(A) For the period from January 1, 2004 to September 29, 2004 (date of merger).

NOTE 1.  To eliminate merger related costs.

NOTE 2. To give effect to the conversion of rights certificates into common shares.

                        TREASURE MOUNTAIN HOLDINGS, INC.
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                 TREASURE                           ADJUSTMENT
                                                MOUNTAIN(A)      VYTERIS, INC.       REFERENCE        ADJUSTMENTS       COMBINED
                                              --------------------------------------------------------------------------------------

Revenues                                       $       2,297   $        200,000                      $                $     202,297


Operating expenses:
   Research and development                                -          8,734,871                                           8,734,871
   General and administrative                         30,247          2,454,922            (1)            425,000         2,910,169
                                              -----------------------------------                  ---------------------------------
Total operating expenses                              30,247         11,189,793                           425,000        11,645,040

Interest income                                            -             (5,775)                                             (5,775)
Interest expense                                         144          1,787,143            (2)            (20,055)        1,767,232
                                              -----------------------------------                  ---------------------------------
Net loss before state income taxes                   (28,094)       (12,771,161)                          (20,055)      (13,204,200)
Benefit from state income taxes                            -           (238,584)                                -          (238,584)
                                              -----------------------------------                  ---------------------------------
Net loss                                       $     (28,094)  $    (12,532,577)                     $   (404,945)    $ (12,965,616)
                                              ===================================                  =================================

Basic and diluted net loss per share                                                                                        $ (0.89)
                                                                                                                    ================
Basic and diluted shares outstanding                                                                                     14,498,073
                                                                                                                    ================

MERGER TRANSACTION

NOTE 1. To record $.425 million of expenses related to the reverse merger transaction based upon the assumption the transaction occurred as of January 1, 2003.

VYTERIS PRE-MERGER TRANSACTIONS WHICH WERE PRE-CONDITIONS TO COMPLETION OF THE MERGER

NOTE 2. To eliminate the interest expense for the period July 1, 2003 to December 31, 2003 assuming that the exchange of $500,000 principal amount of Becton Dickinson convertible note for 166,667 shares of common stock, common stock warrants and $250,000 in cash based on the assumption the transaction occurred on the issue date, July 1, 2003.

                                  OUR BUSINESS

OVERVIEW


        We have developed and produced the first electronically controlled transdermal drug delivery system that delivers drugs through the skin comfortably, without needles. This platform technology can be used to administer certain therapeutics to the skin or into he bloodstream.


        On May 6, 2004, we received approval from the FDA to commercially launch our first product, LidoSite. LidoSite is a topical delivery system indicated for use on normal intact skin to provide local anesthesia prior to needle stick procedures such as injections and intravenous therapies as well as superficial dermatological procedures. We have entered into a marketing agreement with B. Braun to act as our exclusive, worldwide sales and marketing distributor for LidoSite. We expect sales by B. Braun to commence during the first quarter of 2005. Our clinical data indicates that LidoSite reduces the pain associated with needle-stick procedures.


         Our drug delivery technology cannot be applied to all drug compounds. We have screened a large number of drug compounds to ascertain if our drug delivery technology is applicable. The amount of drug required to be delivered to be effective, the size of the drug compound's molecule and the electrical charge of the drug compound, are the key determinants in establishing applicability. We are focusing our development efforts on a number of drugs within this group that target large potential markets and for which our technology may offer significant therapeutic, economic or lifestyle advantages over existing drug delivery methods. In addition to LidoSite, we have initiated development of two other products -- one to deliver a drug therapy for female infertility and one to deliver a drug therapy for migraine headaches. We also have a third product, at an earlier stage of development, for the active transdermal delivery of a currently marketed therapeutic drug to treat Parkinson's disease.


        Our business strategy is to enter into arrangements with strategic partners for the development, marketing, sales and distribution of our potential future products. We expect that our strategic partners will finance some of our research and development expenses, finance the clinical trials and finance the costs of marketing, sales and distribution. In addition, we expect that our strategic partners will pay us a royalty on sales of the products and a transfer price on delivery of the manufactured products.

        We recently entered into an agreement with Ferring Pharmaceuticals, Inc., a leading pharmaceutical company in women's health, with respect to the development, licensing and marketing of a female infertility therapy product based on our technology.

        Our LidoSite product consists of single-use, disposable patch containing a medication, lidocaine, and a small, re-usable and programmable electronic dose controller. Our compact system can be pre-programmed to deliver medication in numerous delivery profiles, from a single large dose to multiple timed and variable doses. We expect that our additional products will be similarly constituted and that these advantages may increase the potential markets for targeted therapeutics, and in some cases create new markets.

        The intellectual property that we own is based on significant improvements we have made to our drug delivery technology during our 14 years of research and development, ten of which


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

were as a division of Becton Dickinson. We have a portfolio of U.S. and international issued patents. A significant portion of our intellectual property relates to the design and manufacture of our proprietary disposable, active transdermal patches and electronic dose controllers.

TECHNOLOGY

          OVERVIEW OF ELECTROTRANSPORT, OR ACTIVE TRANSDERMAL DELIVERY

        Our technology is based on a process known as electrotransport, or more specifically iontophoresis, a process that transports drugs through the skin by applying a low-level electrical current. This process differs significantly from passive transdermal drug delivery that relies on the slow, steady chemical diffusion of drugs through skin. Passive drug delivery patches have a limited number of applications: smoking cessation, birth control, hormone replacement therapy, angina and motion sickness.

        By contrast, using electrotransport, certain drugs can be delivered through the skin many times faster than by passive transdermal patches. As a result, electrotransport is referred to as active transdermal delivery. Moreover, the delivery rate can be programmed or adjusted electronically. For example, active transdermal delivery can duplicate the steady or periodic delivery patterns of intravenous infusion.


        Active transdermal delivery can be applied to more drugs than is possible with passive transdermal delivery. Furthermore, because the drug is only delivered when the current is on, our delivery system is precise, controllable and programmable. We believe that these attributes present a distinct advantage for the administration of many drugs where achieving precisely controlled levels will greatly improve therapeutic outcomes as well as reduce or eliminate side effects.


        THE VYTERIS APPROACH TO ELECTROTRANSPORT

        Our proprietary technology is the result of over 14 years of research and an investment of over $115 million while part of Becton Dickinson and after our acquisition from Becton Dickinson. Our goal, and the goal of the original developers of our technology at Becton Dickinson, was to fully realize the potential of this technology by creating irritation-free, easy to use, wearable, low-cost, and disposable systems that would be specifically designed to improve the administration of certain drugs to address high-value unmet medical needs.

        We have developed a proprietary approach encompassing a series of significant improvements to drug formulation and commercial manufacturing. We have used this approach with our first product, our LidoSite product, which we expect to launch commercially with our distribution partner B. Braun in the near future: we expect sales by B. Braun to commence during the first quarter of 2005.


        Many of our innovations center on the way we have approached designing and producing electronically controlled drug delivery patches. Our patches are pre-filled with the drug during the manufacturing process, making them easy to use. Our patches are designed to be low cost and disposable after a single use. Further, we have designed our patches so that they can be quickly and cost-effectively mass-produced using automated systems, which we believe will provide us with substantial cost efficiencies as we scale up our operations. Our patch design enables us to produce patches that are small and discreet.


        To complement our patch design, we have approached the design of electronic controllers with the goal of assuring that they can be small, wearable, simple to operate and programmable to handle simple as well as complex drug delivery routines. The dose controller contains a miniature battery and circuitry that controls delivery rate and is capable of recording information on the amount and time of drug delivered. We believe the controllability and programmability offered by our technology are distinct competitive advantages that will enable our products to deliver more consistent and predicable results for a broad range of existing and new drugs. Using this technology, we believe we can create a variety of cost-effective, wearable, drug delivery systems that are discreet and easy to use in both a clinical environment as well as for day-to-day self-medication programs such as hormone treatment and pain management.

PRODUCTS

        After careful analysis of many FDA-approved drugs suitable for iontophoresis, we have, thus far, identified the following four initial areas in which to concentrate our product development efforts:

        o       local anesthesia, our LidoSite product;

        o       female infertility;

        o       migraine; and

        o       Parkinson's disease.

        We have signed a worldwide marketing and license agreement with B. Braun for our first product, our LidoSite product. We recently signed a second agreement, a development, licensing and marketing agreement for a female infertility product, with Ferring Pharmaceuticals, Inc., a leading pharmaceutical company in woman's health. We plan to initiate clinical studies for our female infertility product in 2005. We completed a Phase I clinical study on our migraine product in 2004. There are several other products for treatment of osteoporosis, deep vein thrombosis, congestive heart failure, nausea and muscular dysfunction for which we are analyzing market need, technical feasibility and degree of difficulty in developing.

FIRST COMMERCIAL PRODUCT: LIDOSITE

        Many patients, parents, and medical professionals see the pain of needle insertion as a significant concern. Pharmaceutical companies are developing products, including pulmonary insulin, nasal flu vaccine, and oral heparin, ostensibly to avoid needle-based administration. In a 2001 national survey by Omnital Bruskin Research, 63% of parents considered children's visits to the doctor uncomfortable, and 1 in 5 said the pain associated with needle injections was a major concern. According to Vyteris' internal research, There are over 250 million needle-stick procedures performed annually in U.S. hospitals, 33 million of which are pediatric, and an estimated 80 million pediatric immunization procedures performed in physicians' offices.

        In an attempt to numb the skin prior to needle-stick procedures, clinicians have used local anesthesia products based on passive transdermal technology -- i.e., patches and creams. Such products have enjoyed some commercial success but have significant drawbacks because they are very slow to take effect -- 60 to 90 minutes -- and achieve limited depth of anesthesia.

        Our LidoSite product uses our technology to achieve more rapid, deep local anesthesia prior to needle-stick procedures. We have received FDA approval to begin selling our LidoSite product in the United States. We expect B. Braun to commence sales in the first quarter of 2005.

        Our LidoSite product delivers lidocaine, along with a small quantity of epinephrine, a drug that helps lidocaine work faster and last longer by accelerating the onset of anesthesia and extending the duration of pain reduction. The system consists of a patch that adheres to the skin and contains the medication and a small reusable battery-powered, wearable electronic dose controller that connects to the patch. Placebo-controlled clinical studies have shown that use of our LidoSite product will significantly reduce the pain of both pediatric and adult needle-stick procedures, including blood draws and catheter insertions into a vein, as well as other skin incision or puncture procedures.


        Our agreement with B. Braun calls for Vyteris to be responsible for manufacturing and delivery of the LidoSite product to B. Braun at one site in the United States designated by B. Braun. Title and risk of loss transfer to B. Braun upon delivery of the LidoSite product by Vyteris. Vyteris has no storage obligations once the product has been delivered to B. Braun. B. Braun will be responsible for marketing, distribution and international registration and will have the right to distribute the product in such manner, as it shall determine.

        Commercial distribution of LidoSite began in January 2005. First year sales are projected at approximately 1 million units. Revenues to Vyteris are projected to be between $4 million and $5 million during the first year. There are no assurances that this level of sales will be attained. As this is our first product we do not have any experience in high volume manufacturing and therefore there is a risk that we may not be able to achieve the production level needed to sell 1 million patches. If we are not capable of supplying B. Braun with 1 million units or if B. Braun does not sell 1 million units, our revenues will be less than the $4 million to $5 million currently projected. Our projected maximum production capacity is 2 million units per year on our current equipment. At this production level we do not anticipate manufacturing the units cost-effectively and expect to post a loss from the sale of LidoSite in the first year. In order to manufacture the product cost-effectively, we need to increase our manufacturing efficiency. We are in the process of executing a manufacturing capacity expansion plan, which we believe will result in increased efficiency, through the leasing of additional manufacturing space and the acquisition of a second manufacturing line that is expected to operate at four to five times the capacity of our current equipment. This manufacturing expansion plan is expected to be completed in the second quarter of 2006 and to cost us between $5 and $6 million.

        B. Braun, a multinational medical products company based in Melsungen, Germany, has over $2.7 billion in worldwide revenue, and operates in over 50 countries with more than 28,000 employees. B. Braun is a U.S. market leader in regional anesthesia products with a U.S. sales force comprised of 100 dedicated sales representatives and more than 1,000 sales representatives through its distributor network. B. Braun markets a wide variety of healthcare products including


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

infusion pumps, medical filters, needle-free intravenous systems, wound care products, surgical and anesthesia trays used for pain control, catheters, urological solutions and other medical and surgical supplies. We believe that B. Braun's focus on pain management, critical care and anesthesia products and its global marketing reach make it an excellent distribution partner for our LidoSite product.


        TARGET MARKETS FOR OUR LIDOSITE PRODUCT

        We believe the need for rapid dermal anesthesia is present in a broad and diverse array of market segments. The roll out of market adoption is planned to occur in four phases:

        o U.S. HOSPITALS - Projected launch in the first quarter of 2005. We believe that B. Braun is positioning our LidoSite product for use with pediatric patients, 5-17 years old, and adults in hospitals to provide local dermal anesthesia prior to intravenous therapy starts, blood draws and other similar needle stick procedures.

        o OTHER U.S. MARKETS - Planned launch in 2005. These markets include dermatological and medical clinics.

        o       FOREIGN MARKETS - Planned launch in 2006.

        o U.S. IMMUNIZATION MARKET - Planned launch in 2007. Targeted for children younger than five years, we intend to conduct clinical trials and apply to the FDA to extend our labeling to the younger segment to be able to serve more of the market for clinic and physician-office based immunizations, of which we estimate there are approximately 80 million performed annually in the U.S., based on birthrate statistics from the Department of Health and Human Services.

        KEY ADVANTAGES OF OUR LIDOSITE PRODUCT

        We believe that our LidoSite product will have substantial advantages over other local anesthesia products available on the market because our clinical trials have shown it consistently prevents pain to a greater depth, thereby being useful for a wider range of procedures, reliably takes effect within 10 minutes as compared to 60 to 90 minutes for passive patches or creams, and is easy to use.

        TRENDS SUPPORTING THE MARKET OPPORTUNITY FOR OUR LIDOSITE PRODUCT

        Currently, the principal means of administering local dermal anesthesia, such as lidocaine, is by needle injection, which is fast, effective and long lasting. However, lidocaine injection, although widely-used for adult dermatological procedures, such as skin biopsy, and prior to the placement of large-bore hypodermic needles, such as for spinal punctures, is rarely used in children for the many routine needle-sticks associated with blood draws, intravenous catheter insertions and immunization.

        The unmet clinical need for an alternative to lidocaine injection is evidenced by the market acceptance of a topically applied lidocaine cream, EMLA(R), marketed by Astra Zeneca. EMLA was introduced in 1997. According to IMS, sales of EMLA have increased each year since its introduction and approached $80 million in 2002. According to the Journal of the American Academy of Dermatology (April, 2001), EMLA takes 60 to 90 minutes to achieve anesthesia. Despite this, EMLA has gained widespread acceptance as an alternative to lidocaine injection, especially in pediatric hospitals and clinics. Even when EMLA is given enough time to become effective -- that is, 60-90 minutes -- anesthesia is limited to a depth of 2-3 mm according to the Journal of the American Academy of Dermatology (April, 2001). Vyteris believes the onset time required and the depth of anesthesia achieved makes this product less suitable or impractical for many potential applications. Yet, despite the many drawbacks to EMLA, it has captured significant market share and growth since its introduction. Vyteris believes this is primarily due to its being the only legitimate alternative to an injection of lidocaine for topical anesthesia. Clinical trials have shown that our LidoSite product:

        o       works faster -- 10 minutes;

        o       provides deeper anesthesia -- 6-10 mm; and

        o is better suited for applications in the clinic, where time and staff productivity are important.

We anticipate that our LidoSite product will be priced competitively with EMLA on a per procedure basis.

ADDITIONAL PRODUCT PIPELINE

        FEMALE INFERTILITY

        We are in the early stages of development of a product to treat female infertility. It is designed to deliver an FDA-approved hormone which induces ovulation when delivered in short, timed pulses throughout the day and night. Current delivery methods fall short of this objective because they are inconvenient, costly and invasive. To be effective, medication must be delivered in multiple daily doses continuously for 14 days during a female's 28-day cycle. Women seeking the benefits of this therapy must either receive multiple injections per day or wear an uncomfortable intravenous pump. We believe that our potential infertility product would offer the possibility of administering this hormone in multiple transdermal pulses automatically, around the clock, in a convenient and comfortable manner.


        According to a 2002 study from Business Communications Company, Inc., the total US market for the treatment of infertility was $2.1 billion in 2001 and is expected to grow to $5.2 billion in 2006. We have already completed pre-clinical testing of this product and have demonstrated the feasibility of delivering multiple infusions of this hormone via iontophoresis through in vivo animal studies. Our data demonstrates that we can achieve blood hormone levels using pulsed iontophoretic delivery that are comparable to that achieved by multiple injections.

        We have entered into a license and development agreement and a supply agreement with Ferring for infertility products. The principal terms of the agreement call for Ferring and Vyteris to share the development costs, for Ferring to pay for the costs of the clinical trials and regulatory


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

filings, for Ferring to make milestone payments to us, for Ferring to pay us a royalty based on sales and for Ferring to pay us a transfer price for manufacturing the product.

        During 2005, we project our share of the development costs to be approximately $1 million. Actual results may be materially higher or lower. We project that the potential milestones to be earned by us over the term of the agreement will approximate our share of the development costs. Actual results may result in the milestones being materially less than our share of the development costs. The current projected development timeline is that an NDA for the product will be submitted to the FDA in 2008 or 2009. No assurances can be given that these timelines will be met, or that the product will not fail during the development process. The revenues to be earned by Vyteris from sales of this product are a function of the selling price, the gross sales made in each year by Ferring, the number of units sold, and the contract year. Our internal computations, based on our assumptions of what the various factors will be, show that our revenues will range from 7% to 20% of product sales by Ferring from a combination of the royalty and the transfer price. Actual results could be higher or lower than this range.

        The remaining steps before marketing approval of this product include the successful completion of Phase I, Phase II and Phase III clinical trials. We estimate that this will take at least four to six years to complete.


        MIGRAINE

        The treatment of migraine requires rapid onset of medication. A class of compounds known as "triptans" is currently considered the best treatment. We believe that a significant opportunity exists to improve the efficacy of triptan therapy for migraines by changing the method by which triptans are administered. Taken orally, triptans often fail to deliver sufficient quantities of medication in the short time frame required to optimally treat migraine onset. Further, they often fail to prevent the second episode, known as recurrence, that many migraine patients suffer within 12 to 18 hours after a first attack. Our technology's programmed delivery capability allows rapid delivery into the bloodstream, to act fast in treating the headache, followed by a steady low-level maintenance dose to potentially prevent recurrence. This can be accomplished automatically in a non-invasive, convenient product. We know of no other product in the market or under development with this dual capability. This profile of delivery represents a unique and significantly improved therapy and Vyteris believes it could be a potentially effective way of preventing recurrent migraine headaches.

        According to The Gale Group (PRNewswire, June 1999), approximately 23 million people in the U.S. suffer from severe migraine headaches. According to a report from Decision Resources, sales of prescription drugs to treat migraine totaled approximately $1.9 billion in 1999 in the world's largest pharmaceutical markets, the U.S., the United Kingdom, France, Germany, Italy and Spain. That report also estimated that such sales would grow to $3.1 billion by 2009. Many who suffer from migraine claim they cannot work or function during an attack; others feel extremely ill or depressed. We believe that being able to deliver a rapid dose followed by a steady, low-level maintenance dose non-invasively, over an extended period, would benefit many migraine sufferers. We initiated Phase I clinical investigations of a migraine product in July of 2004, and we are currently seeking to put a marketing, development and supply agreement in place with a potential partner. The remaining steps before marketing approval of this product are successful completion of additional pre-clinical studies and Phase I, Phase II and Phase III clinical studies. We estimate that it will take five to seven years, if not longer, before this product can be marketed for sale, although we cannot assure investors that further time will not be required or that we will ever reach commercialization of this product.

        PARKINSON'S DISEASE

        Parkinson's disease is a progressively debilitating illness, which breaks down areas of the brain that are thought to control the coordination of body movements. While the cause of this disease is unknown, the symptoms are believed to be caused by the brain's inability to produce dopamine, a naturally produced chemical that is responsible for healthy function of the human nervous system.


        Parkinson's is generally treated with dopamine or drugs that stimulate dopamine production called dopamine agonists, either alone or in combination. There are significant disadvantages and side effects associated with the oral delivery of dopamine AGONISTS. We believe these side effects can be greatly reduced with our drug delivery technology. We have conducted preliminary research with a drug commonly used in the treatment of Parkinson's disease. Because active transdermal delivery has been shown to provide steady and highly precise delivery of drugs, as evidenced in our clinical trials and various research studies, we believe that an active transdermal product could benefit greatly the treatment of Parkinson's disease by providing a more steady and controlled level of drug in the blood stream than is possible by the ingestion of pills, which typically produce characteristic high, followed by low, blood levels of the drug as they are taken, digested and metabolized by the body. Bypassing the gastro-intestinal tract may reduce the incidence of nausea, and achieving a steady concentration of the drug in the blood stream may reduce the incidence of hallucination and nightmare. In addition, use of a once-a-day patch, in lieu of orally dosing three times per day, may improve patient convenience and compliance and may provide greater flexibility and control of dosing.


        According to the National Parkinson Foundation, Inc.'s website, as many as 1.5 million Americans are currently afflicted with Parkinson's. This number is expected to grow to 2 million in 2005.

        The remaining steps before marketing approval of this product are successful completion of additional pre-clinical studies and Phase I, Phase II and Phase III clinical studies. We estimate that this will take five to seven years, or longer.

        We are currently engaged in pre-clinical development studies involving dopamine agonists.

        OTHER THERAPEUTIC AREAS

        We believe that the ability to provide painless, non-invasive programmable medication delivery has wide applicability in a variety of healthcare settings and for a wide variety of compounds and therapies. Our research and business development efforts are geared towards quantifying the opportunities and moving forward with the most promising of them. Examples of additional opportunities are: osteoporosis, deep-vein thrombosis, nausea, muscular dysfunction and congestive heart failure.


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

OUR STRATEGY

        Our goal is to exploit our proprietary technology through the development and commercial introduction of a number of successful products incorporating pharmaceuticals into our drug delivery systems. Our business strategy is to identify unmet medical needs, define products that address those needs, evaluate the market potential of the defined products, develop such products through an appropriate clinical stage, partner with strong marketing companies, complete the development of such products in collaboration with our partners, manufacture such products, and commercially launch such products through our marketing partners.

        We focus our efforts on applying our platform technology in therapeutic areas where our approach to drug delivery can substantially improve a drug therapy, offering advantages over existing methods of delivering the same drug. We intend to partner with pharmaceutical and other healthcare companies that are market leaders in the specific therapeutic areas and which can provide immediate market access and financial support during the later stages of clinical studies. Currently, we are focused on FDA-approved drugs. We believe this approach reduces clinical risks and eliminates certain costly and time consuming pre-clinical and clinical studies, thereby shortening time to approval and materially reducing costs.

        To achieve our objectives, we plan to implement the following business strategy:

        o APPLY OUR DRUG DELIVERY TECHNOLOGY TO SPECIFIC THERAPIES WHERE IT CAN IMPROVE DELIVERY AND EFFICACY WHILE REDUCING SIDE EFFECTS. We plan to use our proprietary technology to create products that provide fundamental improvements in therapy, greatly improving drug efficacy, eliminating side effects and reducing patient discomfort and inconvenience, thereby improving compliance and lowering healthcare costs.

                We believe our patented platform drug delivery technology is applicable to a broad range of pharmaceuticals. Our goal is to use our technology to develop pharmaceutical products that are programmable, non-invasive, safe and effective, as well as offer consistent, predictable and reproducible results.

                We intend to develop pharmaceutical products based on FDA-approved drugs that can substantially improve the therapeutic value of drugs currently delivered by oral means, injection, infusion or other means; expand market penetration for existing therapeutics currently delivered by oral means, injection, infusion or other routes; extend existing patent protection or offer new patent protection, providing important competitive advantages to our strategic partners and ourselves; and enable the commercialization of drugs or therapies that cannot be effectively administered through other drug delivery methods.

        o REDUCE DEVELOPMENT RISK AND COSTS BY FOCUSING ON APPROVED DRUGS. We plan to focus on drugs with proven safety and efficacy and that are approved for marketing by the FDA, but which have certain limitations in their existing delivery forms. We believe that working primarily with drugs that have demonstrated safety and efficacy reduces our technical risks and development costs and we believe we will be able to bring new products to market faster.

        o RETAIN CONTROL OF PRODUCT DEVELOPMENT. In most cases, we plan to develop products through to at least proof of concept in humans before strategic partnering, thereby establishing more value for our products. We believe this will put us in a stronger position to negotiate marketing agreements with prospective partners that will provide more value to us. We also plan to retain control of product development after partnering through to commercial introduction. By retaining control of product development we believe we will be able to retain a more significant share of product revenues.

        o DEVELOP MARKETING ARRANGEMENTS WITH LEADERS IN SPECIFIC THERAPEUTIC AREAS. We will seek marketing and late stage development partnerships with pharmaceutical companies that can provide established, significant market access as well as finance late stage clinical trials. Generally, we will expect our partners to handle sales, marketing and distribution while we retain manufacturing responsibility.

        o CONCENTRATE ON THERAPEUTIC AREAS WITH LARGE MARKETS. We intend to focus on areas where we believe that the United States market potential for each of our products is at least $200 million annually and more than $300 million on a worldwide basis. By the use of the term "market potential", we are referring to the dollar amount that we believe consumers would be willing to spend for safe and effective products focused on a specific need. We intend to target highly profitable applications of our technology where we believe we can materially increase, or even create, the market.

        o MANUFACTURE COMPLETE PRODUCTS. We have established an experienced manufacturing team. A substantial portion of our intellectual property resides in the design and manufacturing of our proprietary products. We intend to formulate, manufacture and package the patches and outsource the manufacture of the controllers. By controlling manufacturing, we believe that we can retain a greater share of product revenues, better protect and enhance our intellectual property, position ourselves to establish manufacturing economies of scale, create capacity to support a number of product partnerships, control costs, assure high quality and oversee regulatory compliance.

        o EXTEND THE APPLICATION OF OUR TECHNOLOGY. We intend to continue to further the development of our technology, through university collaborations and licensing and technology collaborations, to extend the ability of our technology to deliver larger molecules, and other high-value applications. We intend to continue to seek patent protection in the U.S. and elsewhere for our technological advances.


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

CLINICAL STUDIES

        We have received FDA approval for the sale of our LidoSite product in the United States. Prior to receiving FDA approval, LidoSite underwent extensive clinical and laboratory testing, culminating in the completion of Phase III clinical studies in the fourth quarter of 2001. Those Phase III clinical studies involved 15 sites within the U.S. and over 1,000 human applications of our system, testing various aspects such as safety, wearability, pain sensation and reliability. Under the appropriate Investigative New Drug provision of the Food, Drug and Cosmetic Act, we conducted the following studies of our lidocaine system in humans.

        PHASE I CLINICAL STUDIES.

        Phase I clinical studies were initiated as early as 1995 and consisted of several series focused on:

        o       finalizing the design of the system;

        o       seeing how deep the numbness goes;

        o       looking at the amount of drug that gets into the blood stream;

        o       determining if it matters where you place the patch on the body;

        o making sure the lidocaine that is administered does not contaminate the blood samples that are drawn from the site where the patch was on the skin; and o comparing the performance of the patch to EMLA lidocaine cream

        PHASE II CLINICAL STUDIES.


        One study of 48 pediatric -- i.e., 5-18 years old -- patients was conducted in a major mid-west children's hospital to measure the pain sensation, or lack thereof, associated with actual clinical use of the Vyteris lidocaine system. The participants were patients that needed to have a needle placed through their skin and into a vein because of the need to draw blood or the need to insert an intravenous catheter for infusion of IV medication. During these studies, which were randomized and placebo-controlled, clinical investigators noted pain scores during needle penetration. From these studies, we were able to conclude that the system could be used easily on these patients and a statistically significant pain reduction was noted over the placebo patches.


        PHASE III CLINICAL STUDIES.

        Vyteris conducted four Phase III clinical studies to demonstrate the efficacy and safety of our lidocaine delivery system when used for local dermal anesthesia on intact skin. These large-scale studies consisted of two studies involving puncture of the skin by needles and two dermatological studies involving minor incisions of the skin or the use of lasers to treat skin conditions. In all, over 650 patients were evaluated in the four studies. The two large-scale studies consisted of a double-blind evaluation of our lidocaine delivery system in pediatric patients, ages 5


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

to 17, and a double-blind evaluation of the system in adult patients. In children aged 5 to 17 as well as adults, the study results demonstrated that those treated with our lidocaine delivery system reported significantly less pain than subjects treated with a placebo system. When we refer to a "double-blind evaluation", we are referring to a testing procedure in which both the patients and the administrators were unaware of which patients were receiving placebos and which patients were using our lidocaine system.

REGULATORY STATUS OF OUR LIDOSITE PRODUCT

        Our LidoSite product is considered a "combination" product by the FDA, as it consists of a drug-filled patch and a device, our controller. For a combination product, approval by the FDA requires that a New Drug Application, or NDA, and a 510(k) notification be submitted to the FDA. In addition, an acceptable Pre-approval Inspection, or PAI, of our facility, quality systems and data documentation by the FDA is required. We have reached the following milestones with respect to the FDA approval process of our LidoSite product:

        o JULY 25, 2003. We received an "approvable" letter from the FDA indicating that the NDA for the drug component of the LidoSite product -- i.e., the lidocaine-filled patch -- was approvable pending a successful PAI, submission of certain additional information requested by the FDA and final determination of labels and labeling.

        o AUGUST 20, 2003. Our 510(k) pre-market notification of the electronic dose controller was determined by the FDA to be substantially equivalent to prior marketed devices and, therefore, cleared for sale.

        o JANUARY 30, 2004. The FDA completed its Pre-Approval Inspection, or PAI, of our facility. As a result of that inspection, the FDA's New Jersey District office recommended that the NDA be placed in an approvable status.

        o MAY 6, 2004. We received approval from the FDA to commercially launch our LidoSite product in the United States.

COMPETITION

        Our LidoSite product, and any future products which we may develop, will likely compete with both conventional drug delivery methods and advanced drug delivery methods.

        CONVENTIONAL DRUG DELIVERY METHODS

        Traditionally, the pharmaceutical industry has relied on oral delivery and injection as the primary methods of administering drugs:

        o CONVENTIONAL ORAL METHOD. Conventional, oral drug dosage forms, such as pills and capsules, are the most common types of drug delivery. Oral drug delivery methods are easy to administer, but their efficacy can be limited because drugs must first pass through the digestive system and liver before being absorbed into the bloodstream. Orally delivered drug dosages must, therefore, be large to overcome the degradation that occurs in the gastrointestinal tract and liver. As a result, conventional oral dosage forms often produce higher initial drug levels than are required to achieve the desired therapeutic effects, thereby increasing the risk of side effects, some of which can be serious. Also, it is difficult to maintain therapeutically optimal drug levels using oral drug delivery methods. Further, oral drug delivery methods can require patients to follow inconvenient dosing routines, which may diminish patient compliance with self-medication schedules.

        o INJECTION METHODS. Injectable drug dosage forms generally provide rapid onset of therapeutic action and offer many of the same advantages as conventional oral drug dosage methods. Injectable drug delivery methods use needles, raising the possibility of needle-stick injuries, as well as the risk of infection to the caregiver and the patient. The use of needles also increases patient anxiety due to the pain of injection. Further, patients often find self-injectable therapies unpleasant. As a result, injected drugs for many chronic and subchronic diseases meet with varying degrees of patient acceptance and compliance with the prescribed regimens, which can lead to increased incidence of medical complications and potentially higher disease management costs. In addition, some elderly, infirm or pediatric patients cannot administer their own injections and require assistance, thereby increasing both the inconvenience to these patients and the cost of therapy.

        ADVANCED DRUG DELIVERY TECHNOLOGIES

        The limitations of conventional forms of drug delivery, such as oral and injection methods, have driven demand for advanced drug delivery alternatives that are safer, more effective and more convenient. Advanced drug delivery technologies have improved oral and injection methods as well as offering new means of administering drugs, such as through the skin and the respiratory system. Advanced drug delivery technologies include sustained release pills and injectables, passive transdermal patches and infusion pumps, as well as pulmonary, nasal, intravaginal and opththalmic methods. In some cases, these technologies offer better control over the release of drugs into the bloodstream, thereby improving therapeutic efficacy and reducing side effects and risks. In other cases, advanced drug delivery technologies make therapies easier to administer and support more complex therapeutic regimens. Innovative drug delivery technologies can offer many advantages over traditional methods, including ease of use and administration, greater control of drug concentration in the blood, improved safety and efficacy, improved patient compliance, expanded indications for certain therapies, and totally new therapies using drugs that cannot be delivered otherwise.

        The following is an overview of advanced drug delivery technologies and other alternative methods that could be direct or indirect competitors of our LidoSite product and any of our potential future products:

        o SUSTAINED RELEASE ORAL DOSAGE FORMS are designed to release the active ingredients of the drug into the body at either a predetermined point in time or at a predetermined rate over an extended period of time, generally do not work fast and may be partially destroyed by the liver and stomach before they get into the blood stream.

        o PASSIVE TRANSDERMAL PATCHES allow absorption of drugs through the skin and generally provide a convenient method of administering drugs at a steady rate over an extended period of time, but onset of action may take hours after application, and absorption of the drug may continue for hours after the patch is removed, which can increase side effects. Additionally, because human skin is an effective barrier, most drug formulations will not passively permeate the skin in therapeutic quantities. There is also an element of variability associated with passive transdermal systems due to variations in skin characteristics.

        o SUSTAINED RELEASE INJECTABLE PREPARATIONS allow conventional injectable drugs to be incorporated into a biodegradable material that is then injected and absorbed slowly into the surrounding tissue. These preparations reduce the frequency of injections by creating a small "depot" of the drug beneath the skin that is slowly absorbed by the body, thus increasing the interval between injections. They can turn a conventional once-a-day injection into a once weekly or even longer regimen.


        o CONTINUOUS INFUSION PUMPS are small implantable or externally worn battery-powered pumps that introduce drugs directly into the body, using a needle or catheter inserted into tissue just below the skin or directly into the blood stream or spinal space. They use conventional drugs, and provide rapid onset of action as well as sustained or programmed delivery of medication. These are costly, complex electromechanical devices reserved mostly for treatment of chronic conditions such as the delivery of insulin for certain diabetes patients and for chronic intractable pain management for the treatment of certain forms of spasticity.


        o PULMONARY AND NASAL METHODS. Both pulmonary, or inhalation, delivery and nasal sprays are designed to provide fast action or to deliver drugs that are destroyed by the gastro-intestinal tract. Variations in a user's respiratory tract, often brought on by everyday occurrences such as a cold, infection or even changes in climate, can markedly affect the amount of drug inhaled from each spray. Nasal sprays can also cause irritation in some patients and usually it is not possible to adjust the amount of dose delivered in each sniff or spray. In addition, the patient cannot control dosage over a period of time, and patients and caregivers may have difficulty maintaining desired therapeutic effects.

        o TRANSMUCOSAL. Transmucosal technology enables drugs to be delivered through the body's mucosal surfaces. There are four means by which drugs can be delivered in this fashion: orally, nasally, rectally and vaginally. In limited situations, drug absorption through mucosal surfaces is effective because mucosal tissue is usually rich in blood supply, providing the means for rapid drug transport to the systemic circulation.

        o JET INJECTION. Jet injection drug delivery technology uses stored mechanical energy from either a spring or compressed gas cylinder to ballistically deliver a liquid or powder through the skin without a needle. Liquid jet injection has been used for many years with minimal success. A new technology allows the administration of small amounts of drugs in dry powder form through the skin using a specially engineered device, which propels the drug using a high-powered jet of helium gas. The gas accelerates the dry drug particles, enabling penetration of the skin.

        Competition for our drug delivery products may come from any of these technologies.

        The attractiveness of the local anesthesia market has compelled new entrants to challenge EMLA's market share and expand the market still further. One company, Iomed, Inc., has introduced an iontophoretic lidocaine delivery system into the market that is faster-acting than EMLA. However, we believe that Iomed's product, marketed under the label Numby Stuff(R), is complex and difficult to administer. Numby Stuff uses two separate, large electrode patches: a drug patch and a grounding patch. The drug patch does not come pre-filled with the drug; rather, it must be saturated with a specific liquid formula of lidocaine called Iontocaine(R), which is drawn from a vial prior to use. Both electrode patches in the Numby Stuff system must then be manually connected to the power supply/controller using "alligator" clip wires. The electronic controller is a benchtop model that is manually controlled by a nurse or doctor and cannot be conveniently worn by the patient. We believe that we will be able to compete with EMLA on the basis of speed of delivery, depth of delivery, suitability for clinics and price.

        A number of other advanced local anesthesia products are currently or potentially under development. AlgoRx Pharmaceuticals, Inc., for example, is developing a jet injection lidocaine delivery system that will use a high-power jet of gas to propel a powder formulation of the drug through the skin. Other companies, such as Empi, Inc. and Life-Tech, Inc., have also developed iontophoretic systems similar to Iomed's Numby Stuff, but their systems are currently used with drugs other than lidocaine. We believe that the growing interest in local anesthesia products, despite their clinical limitations, is a positive indication of the healthcare industry's strong desire for an effective, non-invasive, local dermal anesthetic.

        Alza Corporation, a Johnson & Johnson subsidiary, with its E-TRANS(R) system, is the only other company known to have developed pre-filled iontophoresis technology. Alza has chosen a very different application -- delivery of an opiate-based product for systemic pain management -- for its first product. Alza has announced that it has received an "approvable" letter from the FDA. We believe that if there is eventual approval and market acceptance of Alza's first product, it would provide further validation of the potential value and utility of iontophoretic drug delivery, making this class of technology more attractive to the pharmaceutical and health-care industries. If the E-TRANS(R) system is launched as a commercial product, we believe we can compete effectively against the E-Trans technology, because we believe we will offer our commercialization partners a lower cost system -- since our product does not contain the expensive electronics contained in the Alza patches -- and because we and Alza are addressing very different therapeutic applications. The Alza system was developed to treat pain associated with major surgery and cannot be used as a dermal anesthetic. We also believe that because Alza has incorporated the electronics into each patch, the added complexity of the product necessitates product development cycles for new applications that are significantly longer than those required by the Vyteris system.

        Birch Point Medical, a development stage company, currently markets in the U.S., through Smith and Nephew, a single use iontophoretic system called IontoPatch(TM), aimed at the physical therapy market. We believe that the IontoPatch product is not FDA-approved for any specific therapeutic indication and is not pre-filled with medication.


        Becton Dickinson has substantial insight into the potential applications of our drug delivery technologies, and our business model, as we were operated as a division of Becton Dickinson for over ten years.

        Becton Dickinson is engaged in developing alternative drug delivery technologies and we may compete in the future with alternative technologies developed or acquired by Becton Dickinson. Under the "Transaction Agreement" that Vyteris entered into with Becton Dickinson dated November 10, 2000, Becton Dickinson is prohibited from competing directly with Vyteris in the field of Vyteris' active transdermal drug delivery technology (iontophoresis) for a five-year period ending in November 2005. Becton Dickinson has developed drug delivery technology employing "micro-needles", tiny needles that deliver compounds into the first few hundred microns of the skin. This technology, which has not yet been commercialized, may compete directly with Vyteris' current technology. We do not know whether or when Becton Dickinson will seek to commercialize this technology.


INTELLECTUAL PROPERTY

        We protect our technological and marketing position in advanced transdermal drug delivery technology by filing U.S. patent applications and, where appropriate, corresponding foreign patent applications. Our success will depend in part upon our ability to protect our proprietary technology from infringement, misappropriation, duplication and discovery. Our policy is to apply for patent protection for inventions and improvements deemed important to the success of our business. We have a portfolio of United States patents and foreign patents. We have approached the design and development of our active transdermal drug delivery systems with the objective of maximizing overall delivery system efficiency while addressing commercial requirements for reproducibility, formulation stability, safety, convenience and cost. To achieve this goal, our delivery systems integrate proprietary and patented technology with commercially available, off-the-shelf components.

        We have listed below, for each of our issued patents, the patent number, the title and the date on which the patent is expected to expire.

-----------------------------------------------------------------------------------------------------------
   PATENT NUMBER      EXPIRATION DATE                           TITLE/DESCRIPTION
-----------------------------------------------------------------------------------------------------------

I.  U.S. PATENTS

-----------------------------------------------------------------------------------------------------------
6,167,301           29-Aug-2015         Iontophoretic drug delivery device having high-efficiency
                                        dc-to-dc energy conversion circuit
-----------------------------------------------------------------------------------------------------------
6,522,919           29-Aug-2015         Iontophoretic drug delivery device having high-efficiency
                                        dc-to-dc energy conversion circuit
-----------------------------------------------------------------------------------------------------------
6,402,732           29-Aug-2015         Iontophoretic drug delivery device having high-efficiency
                                        dc-to-dc energy conversion circuit
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
6,208,891           04-Apr-2017         Disabling circuit for an iontophoretic system
-----------------------------------------------------------------------------------------------------------
6,385,488           20-May-2019         Method of increasing the reliability of iontophoresis system
-----------------------------------------------------------------------------------------------------------
6,678,555           20-May-2019         Method of increasing the reliability of iontophoresis system
-----------------------------------------------------------------------------------------------------------
6,394,994           27-Aug-2019         Method   for   testing    the   ability   of   an    iontophoretic
                                        reservoir-electrode to deliver a medicament
-----------------------------------------------------------------------------------------------------------
6,377,848           25-Aug-2019         Methods of activating controller
-----------------------------------------------------------------------------------------------------------
6,047,208           27-Aug-2017         Method of detecting events or conditions in an iontophoretic  drug delivery system
-----------------------------------------------------------------------------------------------------------
6,107,777           25-Jul-2017         Circuit for causing a voltage step in a multi-cell battery
-----------------------------------------------------------------------------------------------------------
6,009,344           25-Jul-2017         Iontophoretic drug delivery system
-----------------------------------------------------------------------------------------------------------
6,377,847           30-Sep-2013         Iontophoretic  drug  delivery  device and  reservoir and method of making same
-----------------------------------------------------------------------------------------------------------
6,228,206           30-Jul-2017         Bonding agent composition  containing conductive filler and method of bonding electrode to printed conductive trace with same
-----------------------------------------------------------------------------------------------------------
5,738,647           27-Sep-2016         User activated iontophoretic device and method for activating same
-----------------------------------------------------------------------------------------------------------
5,882,677           30-Sep-2017         Iontophoretic patch with hydrogel reservoir
-----------------------------------------------------------------------------------------------------------
5,795,321           18-Aug-2015         Iontophoretic drug delivery system, including removable controller
-----------------------------------------------------------------------------------------------------------
5,498,235           30-Sep-2014         Improved iontophoretic drug delivery device
-----------------------------------------------------------------------------------------------------------
5,876,368           30-Sep-2014         Iontophoretic drug delivery device having improved  controller and patch
-----------------------------------------------------------------------------------------------------------
5,688,232           28-Sep-2015         Iontophoretic drug delivery device having an improved controller
-----------------------------------------------------------------------------------------------------------
6,029,083           04-Apr-2017         Circuit and method for automatically  turning off an iontophoretic system
-----------------------------------------------------------------------------------------------------------
5,935,598           18-Jun-2017         Iontophoretic delivery of cell adhesion inhibitors
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
5,961,483           30-Sep-2016         Iontophoretic delivery of cell adhesion inhibitors
-----------------------------------------------------------------------------------------------------------
6,629,968           10-Dec-2020         Shelf storage stable iontophoresis reservoir-electrode and iontophoretic system incorporating the reservoir-electrode
-----------------------------------------------------------------------------------------------------------
6,635,045           30-Jun-2020         Shelf storage stable iontophoresis reservoir-electrode and iontophoretic system incorporating the reservoir-electrode
-----------------------------------------------------------------------------------------------------------
5,983,133           29-Sep-2017         Iontophoresis system with voltage step-up circuit
-----------------------------------------------------------------------------------------------------------
6,350,259           18-Jun-2017         Iontophoretic electrode assembly and method for controlling delivery of drug using competing ions
-----------------------------------------------------------------------------------------------------------
6,584,389           17-Nov-2017         Low cost electrode for an iontophoretic device
-----------------------------------------------------------------------------------------------------------
5,246,418           17-Dec-2011         Iontophoresis system having features for reducing skin irritation
-----------------------------------------------------------------------------------------------------------
5,306,235           30-Sep-2012         Failsafe iontophoresis drug delivery system
-----------------------------------------------------------------------------------------------------------
4,950,229           25-Sep-2009         Apparatus for an electrode used for iontophoresis
-----------------------------------------------------------------------------------------------------------
5,320,597           06-Aug-2008         Device and method for renewing electrodes during iontophoresis
-----------------------------------------------------------------------------------------------------------
5,284,471           08-Feb-2011         Electrode and method used for iontophoresis
-----------------------------------------------------------------------------------------------------------
5,334,138           02-Aug-2011         Method and composition for increased skin  concentration of active agents by iontophoresis
-----------------------------------------------------------------------------------------------------------
5,131,403           05-Jun-2011         Method for obtaining blood using iontophoresis
-----------------------------------------------------------------------------------------------------------

5,310,403           18-May-2012         Iontophoretic drug delivery device and circuit therefore

-----------------------------------------------------------------------------------------------------------
5,817,044           06-Oct-2015         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------
5,458,569           08-Jun-2013         Wearable iontophoresis system
-----------------------------------------------------------------------------------------------------------
5,302,172           12-Apr-2011         Method and composition for iontophoresis
-----------------------------------------------------------------------------------------------------------
D366,702            30-Jan-2010         Iontophoretic drug delivery controller
-----------------------------------------------------------------------------------------------------------
D352,113            01-Nov-2008         Iontophoretic drug delivery system
-----------------------------------------------------------------------------------------------------------
D352,357            08-Nov-2008         Iontophoretic drug delivery system
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
5,954,684           30-Sep-2013         Iontophoretic drug delivery system and method for using same
-----------------------------------------------------------------------------------------------------------
5,540,669           30-Sep-2013         Iontophoretic drug delivery system and method for using same
-----------------------------------------------------------------------------------------------------------
5,494,679           27-Feb-2013         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------
5,843,015           28-Dec-2015         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------
D352,782            22-Nov-2008         Iontophoretic drug delivery system
-----------------------------------------------------------------------------------------------------------
5,645,526           30-Sep-2014         Apparatus and method for ensuring compatibility of a reusable iontophoretic controller with an iontophoretic patch
-----------------------------------------------------------------------------------------------------------
5,682,726           30-Sep-2014         Method for forming and packaging iontophoretic drug delivery patches and the like to increase stability and shelf-life
-----------------------------------------------------------------------------------------------------------
5,713,846           27-Sep-2016         Iontophoretic drug delivery system, including method for
                                        activating same for attachment to patient
-----------------------------------------------------------------------------------------------------------
5,688,231           18-Nov-2014         Iontophoresis assembly including cleanable electrical contacts
-----------------------------------------------------------------------------------------------------------
5,693,024           27-Sep-2016         Iontophoretic drug delivery system, including method for
                                        determining hydration of patch
-----------------------------------------------------------------------------------------------------------
5,899,876           27-Aug-2017         Multiple site drug delivery system
-----------------------------------------------------------------------------------------------------------
5,895,369           30-Sep-2014         Iontophoresis patch/controller interconnection using a conductive elastomer to provide noise-free electrical contact between patch and controller
-----------------------------------------------------------------------------------------------------------
5,730,715           14-Jun-2016         Device for the iontophoretic administration of bisphosphonates
-----------------------------------------------------------------------------------------------------------
5,735,810           14-Jun-2016         Device for the iontophoretic administration of bisphosphonates
-----------------------------------------------------------------------------------------------------------
5,857,994           01-Oct-2016         Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof
-----------------------------------------------------------------------------------------------------------
6,018,680           01-Oct-2016         Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof
-----------------------------------------------------------------------------------------------------------
5,792,097           27-Sep-2016         Iontophoretic electrodes and surface active agents
-----------------------------------------------------------------------------------------------------------
5,797,867           27-Sep-2016         Iontophoretic drug delivery system, including method for
                                        activating same for attachment to patient
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
5,919,156           27-Sep-2016         Iontophoretic drug delivery system, including unit for dispensing patches
-----------------------------------------------------------------------------------------------------------
5,873,850           29-May-2017         Locking and disfiguring mechanism for an iontophoretic system
-----------------------------------------------------------------------------------------------------------

II.  FOREIGN PATENTS

-----------------------------------------------------------------------------------------------------------
735497              24-Jul-2018         Iontophoretic drug delivery system
-----------------------------------------------------------------------------------------------------------
0 934 098           22-Sep-2017         User activated iontophoretic device and method for activating same
-----------------------------------------------------------------------------------------------------------
0 934 098           22-Sep-2017         User activated iontophoretic device and method for activating same
-----------------------------------------------------------------------------------------------------------
0 934 098           22-Sep-2017         User activated iontophoretic device and method for activating same
-----------------------------------------------------------------------------------------------------------
0 934 098           22-Sep-2017         User activated iontophoretic device and method for activating same
-----------------------------------------------------------------------------------------------------------
2,249,039           29-Sep-2018         Iontophoretic patch with hydrogel reservoir
-----------------------------------------------------------------------------------------------------------
2,244,332           28-Jul-2018         Bonding agent and method of bonding electrode to printed
                                        conducted trace
-----------------------------------------------------------------------------------------------------------
69513672.0          29-Sep-2015         Improved iontophoretic drug delivery device
-----------------------------------------------------------------------------------------------------------
0 783 346           29-Sep-2015         Improved iontophoretic drug delivery device
-----------------------------------------------------------------------------------------------------------
69509782.2          29-Sep-2015         Iontophoretic drug delivery device having improved  controller and patch
-----------------------------------------------------------------------------------------------------------
0 783 344           29-Sep-2015         Iontophoretic drug delivery device having improved  controller and patch
-----------------------------------------------------------------------------------------------------------
0 783 344           29-Sep-2015         Iontophoretic drug delivery device having improved  controller and patch
-----------------------------------------------------------------------------------------------------------
0 971 769           02-Apr-2018         Circuit and method for automatically turning off an iontophoretic system
-----------------------------------------------------------------------------------------------------------
0 971 769           02-Apr-2018         Circuit and method for automatically turning off an iontophoretic system
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
0 971 769           02-Apr-2018         Circuit and method for automatically turning off an iontophoretic system
-----------------------------------------------------------------------------------------------------------
0 971 769           02-Apr-2018         Circuit and method for automatically turning off an iontophoretic system
-----------------------------------------------------------------------------------------------------------
P69225387.4         09-Dec-2012         Iontophoresis system having features for reducing skin irritation
-----------------------------------------------------------------------------------------------------------
0 547 482           09-Dec-2012         Iontophoresis system having features for reducing skin irritation
-----------------------------------------------------------------------------------------------------------
0 547 482           09-Dec-2012         Iontophoresis system having features for reducing skin irritation
-----------------------------------------------------------------------------------------------------------
49781/BE/98         09-Dec-2012         Iontophoresis system having features for reducing skin irritation
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
2026059             17-Dec-2011         Iontophoresis system having features for reducing skin irritation
-----------------------------------------------------------------------------------------------------------
0 448 299           15-Mar-2011         Method and composition for increased skin concentration of active agents by iontophoresis
-----------------------------------------------------------------------------------------------------------
0 448 299           15-Mar-2011         Method and composition for increased skin concentration of active agents by iontophoresis
-----------------------------------------------------------------------------------------------------------
0 448 299           15-Mar-2011         Method and composition for increased skin concentration of active agents by iontophoresis
-----------------------------------------------------------------------------------------------------------
0 448 299           15-Mar-2011         Method and composition for increased skin concentration of active agents by iontophoresis
-----------------------------------------------------------------------------------------------------------
2028663             15-Mar-2011         Method and composition for increased skin concentration of active agents by iontophoresis
-----------------------------------------------------------------------------------------------------------
P69221036.9         30-May-2012         Method for obtaining blood using iontophoresis
-----------------------------------------------------------------------------------------------------------
0 517 120           30-May-2012         Method for obtaining blood using iontophoresis
-----------------------------------------------------------------------------------------------------------
0 517 120           30-May-2012         Method for obtaining blood using iontophoresis
-----------------------------------------------------------------------------------------------------------
0 586 666           17-Mar-2013         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------
P69310844.4         17-Mar-2013         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------
0 586 666           17-Mar-2013         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
0 586 666           17-Mar-2013         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------
25247/BE/97         17-Mar-2013         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------
0 586 666           17-Mar-2013         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------
2132348             17-Mar-2013         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------
2542792             17-Mar-2013         User activated iontophoretic device
-----------------------------------------------------------------------------------------------------------
2164850             18-Feb-2014         Wearable iontophoresis system
-----------------------------------------------------------------------------------------------------------
69424413.9          18-Feb-2014         Wearable iontophoresis system
-----------------------------------------------------------------------------------------------------------
0 702 579           18-Feb-2014         Wearable iontophoresis system
-----------------------------------------------------------------------------------------------------------
0 702 579           18-Feb-2014         Wearable iontophoresis system
-----------------------------------------------------------------------------------------------------------
24974/BE/00         18-Feb-2014         Wearable iontophoresis system
-----------------------------------------------------------------------------------------------------------
2802170             18-Feb-2014         Wearable iontophoresis system
-----------------------------------------------------------------------------------------------------------
2038097             12-Mar-2011         Method and composition for coiontophoresis
-----------------------------------------------------------------------------------------------------------
0 449 463           15-Mar-2011         Method and composition for iontophoresis
-----------------------------------------------------------------------------------------------------------
0 449 463           15-Mar-2011         Method and composition for iontophoresis
-----------------------------------------------------------------------------------------------------------
0 449 463           15-Mar-2011         Method and composition for iontophoresis
-----------------------------------------------------------------------------------------------------------
0 449 463           15-Mar-2011         Method and composition for iontophoresis
-----------------------------------------------------------------------------------------------------------
2087087             11-Jan-2013         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------
0 552 878           12-Jan-2013         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------
0 552 878           12-Jan-2013         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------
0 552 878           12-Jan-2013         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------
0 552 878           12-Jan-2013         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------
22686/BE/99         12-Jan-2013         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------
2506543             12-Jan-2013         Molecules for iontophoretic delivery
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
0 934 097           19-Sep-2017         Iontophoretic drug delivery system, including method for
                                        activating same for attachment to patient
-----------------------------------------------------------------------------------------------------------
0 934 097           19-Sep-2017         Iontophoretic drug delivery system, including method for
                                        activating same for attachment to patient
-----------------------------------------------------------------------------------------------------------
0 934 097           19-Sep-2017         Iontophoretic drug delivery system, including method for
                                        activating same for attachment to patient
-----------------------------------------------------------------------------------------------------------
0 944 410           05-Sep-2017         Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof
-----------------------------------------------------------------------------------------------------------
0 944 410           05-Sep-2017         Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof
-----------------------------------------------------------------------------------------------------------
0 944 410           05-Sep-2017         Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof
-----------------------------------------------------------------------------------------------------------
0 944 410           05-Sep-2017         Awakenable iontophoretic delivery device for reducing electrical sensation upon application thereof
-----------------------------------------------------------------------------------------------------------

        Iontophoresis, as a way of delivering drugs, has been well known for many years. Our patent portfolio consists of innovations that advance basic iontophoresis technology through:

        o       enabling more efficient electrode designs;

        o       drug formulations enhancing iontophoresis;

        o specific transdermal patch features allowing convenient use and low manufacturing cost;

        o electronic circuitry and program algorithms improving the safety and control of medication delivery; and

        o ability to deliver specific classes of molecules not previously possible.

        We believe these patented features provide for improved clinical performance and provide a competitive advantage in manufacturing cost and quality. Some areas in which we have a particular concentration of patents are components, designs and formulations resulting in little to no skin sensation during delivery, delivery of cell adhesion inhibitors via iontophoresis, creating safe, single-use patches that cannot be inadvertently reused, and patches that can be used with drugs having limited aqueous stability.

        The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of pharmaceutical, biotechnology and drug delivery companies, including our company, are uncertain and involve complex legal and factual issues. Accordingly, we cannot assure investors that our patents will prevent other companies from developing similar products or products which produce benefits substantially the same as our products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products. If our patent applications are not approved or, even if approved, if such patents are circumvented or not upheld in a court of law, our ability to competitively exploit our patented products and technologies may be significantly reduced. Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued. As a consequence, we do not know whether any of our patent applications will be granted with broad coverage or whether the claims that eventually issue or that relate to our current patents will be circumvented. Since patent applications in the United States can be maintained in secrecy until patents issue, and since publication of discoveries in scientific or patent literature often lag behind actual discoveries, we cannot be certain that we were the first inventor of inventions covered by our issued patents or pending patent applications or that we were the first to file patent applications for such inventions. Moreover, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us, even if the eventual outcome is favorable. An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from or to third parties or require us to cease using the technology in dispute.

        Also, patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by competitors, in which case our ability to commercially exploit these products may be diminished.

        From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Furthermore, we cannot assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid, enforceable and provide us with meaningful protection.

        Although we have entered into invention assignment agreements with our employees and with certain advisors, if those employees or advisors develop inventions or processes independently which may relate to products or technology under development by us, disputes may arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights.

        We also rely on trade secrets and proprietary know-how that we seek to protect, in part, through confidentiality agreements with our strategic partners, customers, suppliers, employees and consultants. It is possible that these agreements will be breached or will not be enforceable in every instance, and that we will not have adequate remedies for any such breach. It is also possible that our trade secrets will otherwise become known or independently developed by competitors.

MANUFACTURING AND SUPPLIERS

        PATCH MANUFACTURING

        We have completed the design and development of all components of our single-use iontophoretic patches, including electrodes, printed circuitry, packaging and drug reservoirs. We have also designed, developed and constructed an automated manufacturing and assembly system for pre-commercial and commercial production of LidoSite patches. With this competency in place, we have the capability of developing and manufacturing other transdermal products.

        We plan to conduct our manufacturing in a 14,000 square foot section of our facility in Fair Lawn, New Jersey. We have developed and installed our first generation manufacturing line, which should provide sufficient capacity to meet the first year's demand. Additional capacity -- namely, a second automated manufacturing line -- is under construction at our equipment supplier, with whom we have a contract and to whom, as of September 30, 2004, we had made payment of approximately $1,600,000 out of a total cost of $1,800,000 for the machinery, which should provide us with sufficient capacity for up to three years. That machinery is scheduled for delivery during 2005. We design, develop and maintain our own manufacturing processes, but use third parties to build the automated assembly equipment and fabricate replacement parts when necessary.

        We recently executed a lease for a second facility to be utilized as we expand our manufacturing capacity. Operation of this second facility could result in substantial expenditures. See "Risk Factors -- Our need to expand our facilities will expose us to additional expenses that may materially adversely affect our results of operations."

        ELECTRONIC DOSE CONTROLLER DEVELOPMENT AND MANUFACTURING

        To date, we have gained significant expertise in the design and development of miniature, wearable electronic dose controllers using commercially available, off the shelf components assembled onto miniature circuit boards. The controller that has been developed for LidoSite is a simple, single-pulse device initiated by the push of a button, which turns on the electric current for a ten-minute interval as it delivers the drug. Sophisticated control circuitry senses the skin's electrical resistance and limits the amount of current that is delivered to a safe, comfortable level, thereby automatically adapting to a wide range of skin types and characteristics.

        Although we designed and developed the controller, have assembled several prototypes and own various patents on its design, we outsource manufacturing on a non-exclusive basis to a company specializing in contract manufacturing of electronic medical devices. In this way, we can use the knowledge and facilities of the supplier towards the goal of manufacturing a high-quality, cost-effective controller available in quantities sufficient to meet market demand. Manufacturing processes and electronic components for the controller are fairly standardized and widely available.

        Future versions of the dose controller for drugs other than lidocaine may incorporate features such as enhanced programmability, custom componentry including integrated circuitry, and radio frequency and telemetry technology as the designs evolve to fit various therapeutic applications and lifestyle aspects of the patient.

        SUPPLIERS


        Our principal suppliers are Hydrogel Design Systems, Inc., Advanced Labelworx and Altron Inc. We also purchase a small number of parts from single-source suppliers. Although we have not experienced significant production delays attributable to supply changes, we believe that, for integrated circuits in particular, alternative sources of supply would be difficult to develop over a short period of time. Because we have no direct control over our third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary parts or products, we may be unable to redesign or adapt our technology to work without such parts or find alternative suppliers or manufacturers. In such events, Vyteris could experience interruptions, delays, increased costs, or quality control problems.


GOVERNMENTAL REGULATION

        Under the United States Food, Drug and Cosmetic Act, "new drugs" must obtain clearance from the FDA before they can be marketed lawfully in the United States. Applications for marketing clearance must be based on extensive clinical and other testing, the cost of which is very substantial. Approvals -- sometimes including pricing approvals -- are required from health regulatory authorities in foreign countries before marketing of pharmaceutical products may commence in those countries. Requirements for approval may differ from country to country, and can involve additional testing. There can be substantial delays in obtaining required clearances from both the FDA and foreign regulatory authorities after applications are filed. Even after clearances are obtained, further delays may be encountered before the products become commercially available in countries requiring pricing approvals.

        Product development generally involves the following steps which are required by the regulatory process:

        o preclinical development, during which initial laboratory development and in vitro and in vivo testing takes place;

        o       submission to the FDA of an investigational new drug application
                (IND) for the commencement of clinical studies;

        o adequate and well-controlled human clinical trials -- Phase I, II and III studies --to establish the safety and efficacy of the product;

        o submission of an NDA to the FDA requesting clearance to market the product and comparable filings to regulatory agencies outside the United States if the product is to be marketed outside of the United States; and

        o clearance from the FDA -- and foreign regulatory authorities, if applicable --must be obtained before the product can be marketed.

        Medical devices are subject to comparable regulatory requirements..

        Each of these steps can take several years and can cost tens of millions of dollars. Failure to obtain, or delays in obtaining, regulatory clearance to market new products, as well as other regulatory actions and recalls, could adversely affect our financial results.

        The packaging, labeling and advertising of pharmaceutical products are also subject to government regulation. The FDA recommends preclearing advertising materials prior to the launch of a product, and the launch materials for products receiving an accelerated FDA clearance must be precleared by the FDA. With an accelerated FDA clearance, all labeling and advertising must be submitted to the FDA 30 days prior to use, unless the FDA determines otherwise. In addition, the FDA may require that additional clinical studies - Phase IV studies - be completed after clearance to market a product has been granted.

        Our research and development, manufacturing and distribution operations involve the use of hazardous substances and are regulated under international, federal, state and local laws governing health and safety and the environment. We believe that our operations comply in all material respects with applicable environmental laws and worker health and safety laws; however, the risk of environmental liabilities cannot be eliminated and we cannot assure investors that the application of environmental and health and safety laws to us will not require us to incur significant expenditures. We estimate that the annual expenditures related for compliance with applicable health and safety and environmental laws is approximately $100,000.

FACILITIES

        We sub-lease approximately 27,000 square feet of manufacturing, warehouse, laboratory and office space in Fair Lawn, New Jersey from Becton Dickinson. This sub-lease expires in 2006 and is renewable at Becton Dickinson's option. These facilities include manufacturing space sufficient to house our current patch manufacturing and packaging equipment, and a second manufacturing line currently being built to our specifications. Our facilities also contain prototype labs for simultaneous production of clinical supplies of multiple products, and nine additional labs for research and development and quality control purposes.

        We recently entered into a lease for additional space located at 17-01 Pollitt Drive in Fair Lawn, New Jersey, approximately 200 yards from our headquarters building. The lease covers approximately 26,255 square feet of space. We intend to utilize the majority of this space as a second manufacturing facility. The lease term expires in March 2015.

EMPLOYEES

        At November 30, 2004, we had a staff of 73 employees, of which two are part-time employees and 71 are full-time employees. Of those 73 employees, 23 are in manufacturing and process development, 21 in regulatory, quality and analytical services, 13 in research and development, two in business development and marketing and 14 in administration and management. We believe that our relations with our employees is good.

LEGAL PROCEEDINGS

        In January 1999, Alza Corporation filed an opposition in the European Patent Office, or EPO, against European Patent No. 0 547 482, entitled "Iontophoresis System Having Features for Reducing Skin Irritation". We refer to this patent as the 482 patent. Becton Dickinson owned the `482 patent at the time Alza filed the opposition and filed an answer challenging the opposition. Becton Dickinson subsequently assigned the patent to Vyteris The EPO issued a preliminary opinion on November 11, 2000 upholding the `482 patent. During an oral hearing in the opposition on March 5, 2001, however, the EPO ruled that the `482 patent's claims lacked an inventive step, and it therefore revoked the patent. Vyteris appealed the EPO's decision. Vyteris requested oral arguments and submitted written arguments to the EPO on March 26, 2004 to the EPO for its consideration of amended claims believed patentable over the prior art of record.

        In August 2000, Alza filed an opposition in the EPO against European Patent No. 0 783 346, entitled "Improved Iontophoretic Drug Delivery Device". We refer to this patent as the "'346 patent". Becton Dickinson then owned the '346 patent, and subsequently assigned the patent to Vyteris In the opposition, Alza alleged that the patent should be revoked because, among other things, each of the claims lacks novelty or an inventive step over the prior art. Vyteris responded to the opposition by amending the specification of the patent, canceling two of the patent's claims, and submitting arguments that the remaining claims are patentable over the prior art. Subsequently the opposition was heard at the EPO on October 8, 2002 and the EPO panel ruled in favor of Vyteris. Alza has appealed the EPO panel's decision and final oral arguments will be required prior to a decision on the appeal.

        In September of 2004, Alza filed an opposition in the EPO against European Patent No. 0 971 769, entitled, Circuit and Method for Automatically Turning Off an Iontophoretic System, which we refer to as the "769 patent". In the opposition, Alza has alleged that the `769 Patent should be revoked because each of the claims lacks novelty or an inventive step over the prior art. A deadline for a response has currently not been set.


        On February 5, 2005, we received correspondence from Dr. George Nascaris, who we believe to be the principal of Greystone Healthcare Group, Inc., threatening to bring a lawsuit or mediation proceeding against our subsidiary, Vyteris, Inc., in connection with a dispute over fees which Greystone alleges should have been paid pursuant to an agreement between Vyteris and Greystone with respect to an alternative financing transaction which neither Vyteris nor Treasure Mountain has consummated, nor is currently pursuing. We believe that Greystone's claims are without merit and that, if such a suit or proceeding is actually commenced, that Treasure Mountain and Vyteris will have substantial defenses and counterclaims against Greystone. If such a suit or proceeding is actually commenced against either Treasure Mountain or Vyteris, we intend to defend it vigorously.

                                   MANAGEMENT

EXECUTIVE OFFICERS

        The following table identifies our executive officers, their ages as of November 30, 2004 and their current positions. Each listed person has the same positions with Treasure Mountain and Vyteris.

     NAME                         AGE     POSITION
     ----                         ---     --------
     Vincent De Caprio, Ph.D.     53      Chief Executive Officer, President and
                                            Vice Chairman of the Board of
                                            Directors

     Michael McGuinness           50      Chief Financial Officer

     James Garrison               44      Vice President of Business Development

     C. Gregory Arnold            56      Vice President of Manufacturing and
                                            Process Development

        The following biographical histories describe our executive officers' history with Vyteris. Each of our executive officers became executive officers of Treasure Mountain upon consummation of the Treasure Mountain/Vyteris merger.

        VINCENT DE CAPRIO, PH.D., Chief Executive Officer (June 2004 to present), President (November 2000 to present) and Vice Chairman of the Board of Directors (November 2000 to present), joined Vyteris in November 2000 after spending 23 years at Becton Dickinson, a diversified medical products company, including serving as Senior Vice President and General Manager (1999-2000), Senior Vice President and Chief Technology Officer (1996-1999) and Senior Vice President, Planning and Technology (1995-1996) of Becton Dickinson. Prior to that time, he served as sector president of the Becton Dickinson Technique Products Group (1994-1995), where he operated as the chief executive officer of four divisions with over 3,000 employees, multiple manufacturing locations and numerous worldwide sales offices. He was also President of the Becton Dickinson Vascular Access Business. Dr. De Caprio received a B.S.E.E. from the Newark College of Engineering (New Jersey Institute of Technology) and an MS and Ph.D. in bioengineering from the Polytechnic Institute of New York (Polytechnic University).

        MICHAEL MCGUINNESS joined Vyteris in September 2001 and has served as Chief Financial Officer since that time. Mr. McGuinness has 27 years of finance and accounting experience with large multinational operations, medium sized public companies and small, early stage companies. From 1998 to 2001, he was the Chief Financial Officer and a member of the board of directors of EpiGenesis Pharmaceuticals, Inc., a privately-held biotechnology company, where he was a member of the negotiating team on two licensing and development agreements and was instrumental in managing the growth from six to 40 employees. Prior to that time, he was the Chief Financial Officer of BlueStone Capital Partners, an investment bank and broker/dealer, and was the principal accounting officer of Health-Chem Corporation, an American Stock Exchange listed company. Mr. McGuinness received a BBA in public accounting from Hofstra University and became certified as a public accountant in New York State in 1984. Mr. McGuinness' CPA license is currently inactive.

        JAMES GARRISON joined Vyteris at its inception in November 2000 and has served as Vice President of Business Development since that time. From 1996 to November 2000 Mr. Garrison was Director of Business Development for the Becton Dickinson Transdermal Systems Group. Prior to that time, he served as Manager of Business Development for the U.S. operations of Zambon Group SpA (a pharmaceutical company). Prior to working for Zambon, he held a variety of positions in research and marketing at American Cyanamid, Citicorp, NA, and JP Morgan. Mr. Garrison received a BA in English from Rhode Island College, a Masters of Information Services from Rutgers University and a Masters of Business Administration from Seton Hall University.

        C. GREGORY ARNOLD, Vice President of Manufacturing and Process Development, joined Vyteris in November 2002. From 1993 to 2002 he was the executive director of Transdermal Development for Watson Pharmaceuticals (Theratech), and was responsible for managing manufacturing scale-up and facility validation for the commercial launch of two transdermal products. Prior to his employment with Watson, he was the Vice President of Operations for Cygnus Therapeutic Systems, where he managed manufacturing scale-up and facilities validation for the commercial introduction of a transdermal product. Previously, he was Manager of Product Development for Ciba-Geigy Corporation where he managed manufacturing scale-up and facilities validation for commercial launches of two transdermal products. Mr. Arnold received a BS in Industrial Engineering from The Pennsylvania State University.

BOARD OF DIRECTORS

        The following table identifies Treasure Mountain's directors and their ages as of November 30, 2004. Each listed person serves on the Boards of both Treasure Mountain and Vyteris and has a term of one year on each Board. Biographical information is presented below the table for all of the directors other than Dr. De Caprio, whose biographical information is presented above.

        The terms on the Treasure Mountain Board of the persons named below commenced on September 29, 2004, the date on which the Treasure Mountain/Vyteris merger was consummated, and will expire at the 2005 annual meeting of stockholders.


                NAME                                          AGE
                ----                                          ---
                Donald F. Farley                               62
                Vincent De Caprio, Ph.D.                       53
                Paul Citron                                    57
                David DiGiacinto                               51
                Patrick G. LePore.                             50
                Solomon Steiner, Ph.D.                         67


        DONALD F. FARLEY, chairman of the board of Treasure Mountain and Vyteris has served as a member of the Vyteris Board since its inception in November 2000. He is the chief executive officer of Spencer Trask Specialty Group, LLC, or STSG, an investment firm which is affiliated with our controlling stockholder and which is focused on investing in emerging and development companies in specialty chemicals, food ingredients and health care. Prior to joining STSG in 1998, Mr. Farley spent more than 30 years at Pfizer (a diversified health care company), most recently serving as President of Pfizer Consumer Health Care (from 1996 to 1998) and President of Pfizer Food Science Group (from 1993 to
1996). Mr. Farley received a BS in Chemical Engineering from the University of Rhode Island and a Masters of Business Administration from the University of Hartford. Mr. Farley is also a director of Minrad, Inc.

        PAUL CITRON has served as a member of the Vyteris Board of Directors since April 2001. Until his recent retirement in 2003, Mr. Citron was Vice President of Technology Policy and Academic Relations for Medtronic, Inc., a medical technology company, where he worked in various research and development and management positions beginning in 1972. He is a founding fellow of the American Institute of Medical and Biological Engineering and has twice won the American College of Cardiology Governor's Award for Excellence. Mr. Citron was elected to the National Academy of Engineering in 2003. He received a BS in Electrical Engineering from Drexel University and an MS in Electrical Engineering from University of Minnesota.

        DAVID DIGIACINTO has served as the Secretary of Vyteris and a member of the Vyteris Board of Directors since its inception in November 2000. He has been a Senior Managing Director of STSG since April 2000. From December 1982 to March 2000, he worked at Pfizer in various positions including sales, marketing, business development and general management in the

Chemical/Food Science and Consumer Health Care Groups. He holds a BS in Engineering from the U.S. Military Academy at West Point. Mr. DiGiacinto is also a director of Minrad, Inc.

        SOLOMON STEINER, PH.D. has served as a member of the Vyteris Board of Directors since December 2002. Dr. Steiner is founder, Chairman of the Board and Chief Executive Officer of Global Positioning Group, a pharmaceutical consulting company, where he has served since October 2002. Dr. Steiner founded Pharmaceutical Development Corporation, or PDC, a company developing novel drug delivery technology, in 1991, and is an inventor of its Technosphere(TM) drug delivery system and MedTone(TM) dry powder inhaler. Dr. Steiner served as PDC's chief executive officer and chairman of the board of directors from 1991 until October of 2002 when it merged with MannKind Corporation. Prior to his employment with PDC, he was a founder and the Chief Executive Officer of Emisphere Technologies, Inc., a publicly-traded drug delivery company (1985-1990). Dr. Steiner received a BA and a Ph.D. from New York University.


        PATRICK G. LEPORE was elected as a member of the Treasure Mountain Board of Directors on February 1, 2005. At this time, no determination has been made as to which, if any, of the Company's board committees Mr. LePore will be appointed. Mr. Lepore is the former Chairman and Chief Executive Office of Boron, LePore & Associates, a full service medical education company which was acquired by Cardinal Health in 2002. Mr. LePore guided Boron, LePore & Associates from its infancy to become one of the largest and best-known organizations in its field, culminating in a successful public offering in 1997. Mr. LePore is a member of the Healthcare Marketing Council. He serves on the board of directors of Saturn Pharmaceuticals, Douglas Laboratories, a vitamin manufacturer, Zargis Medical Corporation, a device manufacturer, and the New Jersey Junior Achievement Association. He is also a trustee and member of the board of directors of Montclair State University.


BOARD COMMITTEES


        The Board of Directors of Treasure Mountain has three standing committees: an audit committee, a compensation committee and a nominating committee. Each such committee is governed by a written charter.

        Messrs. Citron and Steiner are members of the Treasure Mountain audit committee, which committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. A third member of the Audit Committee and the former chairman of the Audit Committee, has resigned from the Board and hence from the Audi Committee. A replacement has not yet been identified. The audit committee is responsible for the hiring and dismissal of the outside auditors. During 2003, the Vyteris audit committee held one meeting. Messrs. DiGiacinto, Farley and Steiner serve on the compensation committee, with Mr. Dr. Steiner serving as chairman. The Treasure Mountain compensation committee reviews, recommends and approves compensation for executive officers and other senior level employees, and administers benefit and compensation plans. During 2003, the Vyteris compensation committee held two meetings.


        Messrs. Citron, DiGiacinto and Farley serve on the recently established nominating committee, with Mr. Citron serving as chairman. The nominating committee will be responsible for proposing to the Board candidates for election to the Board. Vyteris did not maintain a nominating committee.

        Vyteris' Board of Directors conducted five meetings during 2003. No director currently on Vyteris' Board of Directors attended less than 75% of the Board and committee meetings that he was required to attend during 2003. Treasure Mountain's Board of Directors did not conduct any meetings during 2003; all Board actions were taken by means of the execution of a unanimous written consent by the directors. During 2004, the current members of the Board of Directors of Treasure Mountain, in their capacities as members of the Board of Directors of Vyteris, conducted ten Board meetings, one Audit Committee meeting and three Compensation Committee meetings. During 2004, the current members of the Board of Directors of Treasure Mountain, in their capacities as members of the Board of Directors of Treasure Mountain, conducted three Board meetings, one Audit Committee meeting, one Compensation Committee meeting and two Nominating Committee meetings. None of such current members attended less than 75% of the Board and committee meetings that he was required to attend during 2004 as a Vyteris director or a Treasure Mountain director.

        The Board of Directors of Treasure Mountain has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to the Chairman of the Board and should be sent to such individual c/o Treasure Mountain, Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chairman's receipt of such a communication, the Secretary of Treasure Mountain will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

AUDIT COMMITTEE MATTERS

        In connection with the preparation of the 2003 year-end audited financial statements of Vyteris:

        (1) the Vyteris audit committee reviewed and discussed the audited financial statements with Vyteris' management;

        (2) the Vyteris audit committee discussed with Vyteris' independent auditors the matters required to be discussed by SAS 61; and

        (3) the Vyteris audit committee received and reviewed the written disclosures and the letter from Vyteris' independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Vyteris' independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

        The following table sets forth the total cash and non-cash compensation that Vyteris paid or accrued during the years ended December 31, 2003, 2002 and 2001 with respect to Donald Farley, and the individuals who, during 2003, were the four other most highly compensated executive officers of Vyteris The principal components of these individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. We have also described below other compensation these individuals received under employment agreements and Vyteris' stock option plan. We refer to the persons identified in the table below as the "named executive officers". The number of securities covered by stock options have been adjusted to give effect to the Treasure Mountain/Vyteris merger and the proposed one-for-ten reverse stock split.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                               SECURITIES
                                              ANNUAL                           UNDERLYING             ALL OTHER
                                           COMPENSATION                       OPTIONS/SARS          COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR         SALARY ($)        BONUS ($)(1)      (#) (2)                 $(3)
                               -------------------------------------------------------------------------------------
Donald Farley,                   2003                --               --            5,238                  --
 Chairman of the Board           2002                --               --              698                  --
                                 2001                --               --              698                  --

Vincent De Caprio, Ph.D.,        2003           250,000          122,500               --               7,000
President and Vice Chairman      2002           250,000          125,000           15,713               5,500
                                 2001           250,000          100,000               --               5,104

Michael McGuinness,              2003           167,193           69,190(5)         8,904               4,845
Chief Financial Officer (4)      2002           152,500           23,000           10,475               4,791
                                 2001            47,000            7,000           15,713                 953

James Garrison,                  2003           150,000           45,000            4,452               4,500
Vice President of Business       2002           128,000           25,600           13,094               4,326
                                 2001           108,000           16,200               --               3,240

C. Gregory Arnold,               2003           175,000           10,000           13,094               5,250
Vice President,                  2002            20,200               --               --                  --
Manufacturing and Process
Development (6)

---------
(1) Bonuses for 2003 include certain bonuses that were earned in 2003 but were not paid until 2004. Bonuses for 2002 include certain bonuses that were earned in 2002 but were not paid until 2003. Bonuses for 2001 include certain bonuses that were earned in 2001 but were not paid until 2002.

(2) Options granted to Messrs. De Caprio, McGuinness, Garrison and Farley during 2002 were canceled in 2004.
(3)      Represents matching payment by Vyteris under our 401(k) plan.
(4) Mr. McGuinness joined Vyteris in September 2001. Mr. McGuinness also received a retention bonus for 2003 of $22,500, which could only be used for the exercise of stock options; such bonus was used in 2004 for the purchase of Vyteris common stock. (5) Bonus includes a non-cash credit awarded to Mr. McGuinness to enable him to exercise stock options and a $14,390 cash payment to cover taxes due on such credit.

(6)      Mr. Arnold joined Vyteris in November 2002.

        The following table contains information regarding the base salary that was paid to and the cash bonuses that could be earned by Dr. De Caprio, Mr. McGuinness and Mr. Garrison for their services to Vyteris and Treasure Mountain for the entire year ended December 31, 2004:

     NAME AND TITLE                                 SALARY              BONUS
     --------------                                 ------              -----

     Vincent De Caprio, Ph.D., Chief Executive     $280,000       $168,000 (1)
         Officer, President and Vice Chairman
         of the Board of Directors

     Michael McGuinness, Chief Financial           $180,000        $ 60,000(1)
         Officer

     James Garrison, Vice President of             $160,000        $ 48,000(1)
         Business Development
     ------
         (1) Target bonus amount; actual bonuses have not yet been determined.

STOCK OPTIONS

        The following table presents certain information regarding stock options granted to the named executive officers during 2003 under the Vyteris stock option plan. The number of securities covered by stock options and the exercise prices have been adjusted to give effect to the Treasure Mountain/Vyteris merger and the proposed one-for-ten reverse stock split.

                                INDIVIDUAL GRANTS
---------------------- ---------------------- ----------------------- ------------------ -------------------
NAME                   NUMBER OF SECURITIES   PERCENTAGE OF TOTAL
                       UNDERLYING OPTIONS     OPTIONS GRANTED TO       EXERCISE PRICE        EXPIRATION
                       GRANTED (#)            EMPLOYEES                      ($)                DATE
---------------------- ---------------------- ----------------------- ------------------ -------------------
D. Farley                       5,238                  4.8%                 $1.91             6/30/13
---------------------- ---------------------- ----------------------- ------------------ -------------------
V. De Caprio                        0                  0.0%                  N/A                N/A
---------------------- ---------------------- ----------------------- ------------------ -------------------
M. McGuinness                   8,904                  8.1%                 $1.91            12/31/13
---------------------- ---------------------- ----------------------- ------------------ -------------------
J. Garrison                     4,452                  4.0%                 $1.91            12/31/13
---------------------- ---------------------- ----------------------- ------------------ -------------------
C. Arnold                      13,094                 11.9%                 $1.91               (1)
---------------------- ---------------------- ----------------------- ------------------ -------------------

--------
    (1) Options to purchase 25,000 shares of common stock expire 6/30/13; options to purchase 6,250 shares of common stock expire 12/31/13.

        The following table presents information regarding the number of stock options held by the named executive officers at December 31, 2003. None of the stock options listed in the table were in-the-money at December 31, 2003. The number of securities covered by stock options have been adjusted to give effect to the Treasure Mountain/Vyteris merger and the proposed one-for-ten reverse stock split.


                      NUMBER OF SHARES UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-MONEY
                            OPTIONS AT FISCAL YEAR-END (#)              OPTIONS AT FISCAL YEAR-END ($)
                      ---------------------------------------       -------------------------------------
NAME                    EXERCISABLE           UNEXERCISABLE            EXERCISABLE        UNEXERCISABLE
----                    -----------           -------------            -----------        -------------
D. Farley                     2,444               4,190                     N/A                N/A
V. De Caprio                  5,238              10,475                     N/A                N/A
M. McGuinness                13,967              21,125                     N/A                N/A
J. Garrison                   4,365              13,181                     N/A                N/A
C. Arnold                     3,492               9,602                     N/A                N/A

        None of the named executive officers exercised any stock options during 2003.

EMPLOYMENT AGREEMENTS AND MANAGEMENT COMPENSATION

        VINCENT DE CAPRIO, PH.D. In June 2004 Vyteris entered into an amended and restated employment agreement with Vincent De Caprio, Ph.D., its Chief Executive Officer, President and Vice-Chairman. The agreement expires on December 31, 2005 and may be automatically extended for successive one year periods until either Dr. De Caprio or Vyteris provides written notice of termination at least 180 days prior to the end of the initial term or any renewal term. Under the terms of the agreement, Dr. De Caprio is entitled to receive a minimum base salary of $280,000 and annual cash bonuses of up to 60% of base salary, subject to the achievement of certain revenue objectives and strategic milestones. In September 2004, Vyteris granted Dr. De Caprio options to purchase 425,000 shares of Vyteris common stock, which were converted into options to purchase 1,780,750 shares upon consummation of the Treasure Mountain/Vyteris merger and which represent options to purchase 178,075 shares of common stock after giving effect to the one-for-ten reverse stock split.. Dr. De Caprio's employment agreement requires Vyteris to grant him additional options from time to time to maintain his ownership of Vyteris stock at 4% of Vyteris' stock, on a fully-diluted, as-converted basis, after each financing transaction effected by Vyteris since March 31, 2004, up to and including a total of $27 million, and in which Vyteris receives cash proceeds in exchange for the issuance of its common stock or a security convertible into, exchangeable for or exercisable for shares of common stock. The agreement contains provisions prohibiting the non-solicitation of employees and clients, a confidentiality provision and a non-competition provision.

        JAMES GARRISON. In December 2003 Vyteris entered into an employment agreement with James Garrison, its Vice President of Business Development. The agreement expires on December 31, 2005, and may be automatically extended for successive one-year terms until either Mr. Garrison or Vyteris provides written notice of termination at least 180 days prior to the end of the initial term or any renewal term. Under the terms of the agreement, Mr. Garrison is entitled to receive a minimum base salary of $150,000 and annual cash bonuses of up to 30% of base salary. Mr. Garrison's qualification for receiving bonuses is based on achievement of Vyteris' operating plan, budgets and strategic development milestones, as established by our Board of Directors.

        If Mr. Garrison's employment with Vyteris is terminated by Vyteris without cause, or by Mr. Garrison for good reason, Mr. Garrison is entitled to receive his base salary for a period of six months from the date of termination, as well as all earned but unpaid salary and bonus for the period prior to termination. If Mr. Garrison's employment with Vyteris is terminated by Vyteris for cause, or by Mr. Garrison without good reason, Vyteris has no obligation to pay any further compensation, other than accrued but unpaid salary and bonus through the date of termination. Mr. Garrison's employment agreement also prohibits him from competing with Vyteris or interfering with Vyteris' relationships with its customers, vendors or employees for a period of six months after his employment is terminated for any reason. Under his employment agreement, Mr. Garrison is also bound to keep certain information confidential and to assign to Vyteris any intellectual property developed by him during the term of his employment.

LIMITATION OF LIABILITY AND INDEMNIFICATION OBLIGATIONS

        The Nevada Corporation Code grants to Treasure Mountain the power to indemnify the officers and directors of Treasure Mountain, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Treasure Mountain and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

        Article IX of the Treasure Mountain articles of incorporation provides as follows:

        "To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities."

        Under Nevada law, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his or her act or failure to act constituted a breach of fiduciary duty as a director or officer and his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. One of the amendments to the articles of incorporation proposed for adoption at the upcoming meeting of Treasure Mountain's stockholders would confirm that, in the event that Nevada law were no longer automatically applied to all Nevada corporations, then, to the maximum extent permitted under Nevada law, no director or officer of Treasure Mountain would be personally liable to the corporation or its stockholders for damages as a result of any act or failure to act in his or her capacity as a director or officer.

        The registration rights agreement entered into by Treasure Mountain immediately after the consummation of the Treasure Mountain/Vyteris merger contains provisions pursuant to which each selling stockholder severally agrees to indemnify Treasure Mountain, any person controlling Treasure Mountain within the meaning of Section 15 of the Securities Act of 1933, or Section 20 of the Securities Exchange Act of 1934, each of Treasure Mountain's directors, and each officer of Treasure Mountain who signs this registration statement with respect to information relating to such selling stockholder furnished in writing to Treasure Mountain by or on behalf of such selling stockholder specifically for inclusion in this registration statement.

        We also maintains directors' and officers' insurance to cover such individuals.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Treasure Mountain pursuant to the foregoing provisions, or otherwise, Treasure Mountain has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OVERVIEW


        Vyteris was incorporated in Delaware in July 2000. In November 2000, Vyteris purchased assets from Becton Dickinson comprising Becton Dickinson's iontophoresis drug delivery products and related research and development program, as well as related patents, patent applications and other intellectual property using funds contributed to it by Spencer Trask Specialty Group, LLC or STSG. We refer to that transaction as the "Acquisition". Kevin Kimberlin, though his ownership of STSG, is, and has been since our inception, Vyteris' controlling stockholder and has voting and dispositive control over STSG.


        Scimitar Holdings, LLC, a New York limited liability company and an affiliate of STSG, acquired an 82% interest in Treasure Mountain in February 2004, resulting in a change in control of Treasure Mountain.

        Throughout the corporate history of Vyteris, Vyteris has had material relationships with STSG, its related parties and Becton Dickinson and has been controlled by Kevin Kimberlin, STSG and its affiliates. Since February 2004, Treasure Mountain has also been controlled by Kevin Kimberlin, STSG and its affiliates.

CERTAIN RELATIONSHIPS BETWEEN VYTERIS AND  STSG AND ITS RELATED PARTIES

        All references under this caption to the number of shares of Vyteris common have been adjusted to give effect to the Treasure Mountain/Vyteris merger and the one-for-ten reverse stock split.

        As noted above, Kevin Kimberlin has voting and dispositive control over STSG and its affiliated entities.

        THE ACQUISITION

        STSG, our controlling stockholder, provided the financing to Vyteris for the Acquisition. In consideration of its initial capital contribution of $9,000,000 made at the time of the Acquisition in November 2000, STSG acquired 628,500 shares of common stock and 3,000,000 shares of Vyteris' Series B Convertible Preferred Stock, all of which shares of preferred stock were subsequently sold back to Vyteris for nominal consideration and cancelled pursuant to a transaction referred to below as the "Recapitalization." In connection with the Acquisition, STSG transferred 34,917 and 6,984 shares of common stock held by it to Dr. De Caprio and Mr. Garrison, respectively.

        DEBT FINANCINGS

        After Vyteris utilized the capital contributed by STSG, our controlling stockholder, in the Acquisition, Vyteris was largely dependent upon STSG for its financing. Between November 2001 and December 2003, STSG and its related parties provided Vyteris with an aggregate amount of debt financing equal to $25,900,000, representing principal and accrued and unpaid interest calculated through March 31, 2004. On March 31, 2004, Vyteris consummated a recapitalization in which it issued to STSG, and to a trust beneficially owned by Donald Farley, the Chairman of the Board of Vyteris and, since September 29, 2004, Treasure Mountain, in the aggregate, 9,637,000 shares of Vyteris common stock, 7,500,000 shares of a newly-designated Vyteris Series C convertible preferred stock and other nominal consideration, in exchange for $20,350,000 in aggregate principal amount of 8% convertible secured promissory notes, $2,900,000 principal amount of 8% secured promissory notes -- which we refer to collectively as the "STSG Notes" -- $2,615,000 of accrued and unpaid interest as of March 31, 2004 on the STSG Notes, 3,000,000 shares of Vyteris' Series B Convertible Preferred Stock and the cancellation of warrants held by STSG to purchase 852,665 shares of Vyteris common stock. We refer to this transaction as the "Recapitalization." .

        During February 2004, Vyteris issued secured promissory notes in the aggregate principal amount of $1,000,000 to STSG and related parties of STSG. Each of these notes was scheduled to mature 120 days from its respective date of issuance and bore an annual interest rate of 12%, which was payable on maturity, and was convertible into common stock, at the option of the holders under certain circumstances. During May 2004, $500,000 in principal amount of these notes was converted into the Bridge Notes described below. The remaining $500,000 of principal amount of such notes was due on June 26, 2004 and has been paid in full.

        THE BRIDGE FINANCING


        In March, April and May of 2004, Vyteris issued $8,497,500 in 8% secured convertible notes, which were scheduled to mature on December 31, 2004, in a private placement managed by Spencer Trask Ventures, an affiliate of STSG, which is also controlled by Kevin Kimberlin. We refer to this issuance as the "Bridge Financing" and to the notes issued in the Bridge Financing as the "Bridge Notes" or the "December Notes". In the Bridge Financing, Spencer Trask Ventures received placement fees and non-accountable expense allowances of $1,039,675 and warrants to purchase 1,068,136 shares of common stock, at an exercise price of $2.387 per share, as compensation for acting as placement agent for the Bridge Financing.


        As part of the Bridge Financing, Vyteris agreed that in the event that Spencer Trask Ventures introduces Vyteris to a third party which may be interested in engaging in a business combination or financing arrangement with Vyteris, which may include a merger or purchase of some or all of the stock or assets of Vyteris, an investment in the securities of Vyteris or a loan to Vyteris, Spencer Trask Ventures will be paid a finder's fee of 7% of the first $1,000,000 or portion thereof of the consideration paid in such transaction; PLUS; 6% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; PLUS 5% of the next $5,000,000 or portion thereof of the consideration paid in such transaction; PLUS 4% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; PLUS 3% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; PLUS 2.5% of any consideration paid in such transaction in excess of $9,000,000. Such finder's fee will not be applicable to an investment by STSG and/or its related parties. To date, no such business combinations or financing arrangements have been consummated. Accordingly, no such finder's fee has been paid to Spencer Trask Ventures.

        SEPTEMBER 2004 FINANCING

        In September 2004, Vyteris consummated a private placement of units consisting of common stock and warrants. Spencer Trask Ventures served as one of two placement agents in that offering. In connection with this transaction, Spencer Trask Ventures received placement fees and non-accountable expense allowances of $1,807,801 and warrants to purchase 971,114 shares of Vyteris common stock, at an exercise price of $3.58 per share, as compensation for acting as placement agent. Vyteris also agreed to pay Spencer Trask Ventures, as well as an unrelated placement agent, similar cash and warrant compensation with respect to, and based on, any investment by any investor in the September 2004 transaction who subsequently invests in us at any time on or before September 29, 2006: PROVIDED, HOWEVER, neither placement agent will be entitled to any such compensation for investments made as part of an underwritten public offering, investments made by STSG or investments made by any of our employees. In addition, Vyteris entered into a right of first refusal agreement with Spencer Trask Ventures which grants to Spencer Trask Ventures the irrevocable preferential right of first refusal to purchase for its account or to act as agent for any proposed private offering of our securities.

        During September 2004, STSG and a trust beneficially owned by Donald Farley, our Chairman of the Board, advanced certain sums to Vyteris which were converted into units as part of the September 2004 financing.

        CREDIT FACILITY.

        In September 2004, Vyteris entered into a working capital facility that enables us to borrow from STSG, our controlling stockholder (and at its discretion, its related parties), up to the lesser of $5.0 million or the sum of qualifying accounts receivable and inventory. As consideration for receiving this facility, Vyteris issued 419,000 shares of common stock to STSG. If we borrow funds under this facility, we will be required to issue 11.5% demand promissory notes to the lenders. These notes, if any, will be secured by a first priority lien on all the assets of Vyteris Upon each borrowing, we will be required to issue five-year warrants to purchase Treasure Mountain common stock at a price of $3.58 per share in an amount equal to 40% of the amount of such borrowing.

        RELATIONSHIP BETWEEN VYTERIS AND BECTON DICKINSON

        In connection with the formation of Vyteris, Becton Dickinson agreed to treat and hold as confidential for five years all information relating to the operations and affairs of the business that Vyteris purchased in the Acquisition. Becton Dickinson's obligation of confidentiality will expire in November 2005. Additionally, for a five year period expiring in November 2005, Becton Dickinson agreed not to sell, manufacture, develop, license or lease any iontophoresis system anywhere in the world, or create, develop or implement a business plan or strategy for a business that would, directly or indirectly, sell, manufacture, develop, license or lease any iontophoresis system anywhere in the world.


        We are required to pay Becton Dickinson a royalty in respect of sales of each iontophoresis product stemming from intellectual property received by Vyteris from Becton Dickinson as part of the formation of Vyteris. For each such product, on a country-by-country basis, that obligation continues for the later of 10 years after the date of the first commercial sale of such product in a country and the date of the original expiration of the last-to-expire patent related to such product granted in such country. The royalty, which is to be calculated semi-annually, will be equal to the greater of 5% of all direct revenues, as defined below, or 20% of all royalty revenues, with respect to the worldwide sales on a product-by-product basis. No royalties will be earned by Becton Dickinson prior to November 10, 2005. "Direct revenues" are the gross revenues actually received by us from the commercial sale of any iontophoresis product, including upfront payments, less amounts paid for taxes, duties, discounts, rebates, freight, shipping and handling charges or certain other expenses. "Royalty revenues" are the gross revenues actually received by Vyteris from any licensing or other fees directly relating to the licensing of any iontophoresis product, including upfront payments, less amounts paid for taxes, duties, discounts, rebates, freight, shipping and handling charges and certain other expenses.


        In connection with the formation of Vyteris, Vyteris agreed to hold Becton Dickinson harmless against damages arising from any breach of the representations, warranties, agreements and covenants made by Vyteris in the definitive agreement relating to the Acquisition, and Vyteris assumed certain liabilities, including liabilities under environmental laws. Vyteris' indemnification obligations generally lasted until November 2002, although indemnification obligations with respect to certain representations and warranties made by Vyteris in that agreement will last for the applicable statute of limitations period, which extends beyond November 2002.

        At the time that Vyteris was formed, Vyteris entered into a sublease agreement with Becton, Dickinson with respect to our 27,000 square-foot, Fair Lawn, New Jersey, facility. We pay to Becton Dickinson $23,500 per month in base and additional rent. For the years ended December 31, 2001, 2002 and 2003 and the first nine months of 2004, we paid Becton Dickinson $327,000, $292,000, $301,300 and $197,679, respectively, under the sublease. The sublease expires in September 2006.

        In July 2003, Becton Dickinson purchased a $500,000 principal amount 8% convertible promissory note from Vyteris. The note matured on July 1, 2004. Warrants to purchase 50,000 shares of common stock at an exercise price of $4.00 per share were issued to Becton Dickinson in connection with its purchase of that note. In September 2004, Vyteris entered into an exchange agreement with Becton Dickinson. Pursuant to that agreement, we issued 279,333 shares of Vyteris common stock and warrants to purchase an additional 69,833 shares of Vyteris common stock and cancelled all of the Series A convertible preferred stock issued to Becton Dickinson in connection with the Acquisition. At the same time, we converted $250,000 of debt into 69,833 shares of Vyteris common stock and warrants to purchase 17,458 shares of Vyteris common stock and paid Becton Dickinson approximately $300,000 in payment of the balance of our indebtedness to Becton Dickinson. All share amounts in this paragraph have been adjusted to give effect to the Treasure Mountain/Vyteris merger and to give effect to the proposed one for ten reverse stock split.

        We are unaware of who controls Becton Dickinson. A review of Becton Dickinson's most recent proxy statement indicates that Eugene J. Ludwig is the Chairman, Chief Executive Officer and President of Becton Dickinson and that Mr. Ludwig owns less than one percent of the outstanding common stock of Becton Dickinson. As of September 30, 2004, Becton Dickinson disclosed that its largest single shareholder was Barclays Global Investors NA, which owned less than 11% of Becton's Dickinson's outstanding common stock on that date

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of Treasure Mountain's common stock as of November 30, 2004, by (i) each person who is known by Treasure Mountain to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of Treasure Mountain's directors and executive officers; and (iii) all of Treasure Mountain's directors and executive officers as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of Vyteris, Inc, 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person under options or warrants exercisable within 60 days of November 30, 2004 are deemed beneficially owned by such person and are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders. All share numbers in the following table give effect to the Treasure Mountain/Vyteris merger and the proposed one for ten reverse stock split.


                                                          Percentage
NAME OF BENEFICIAL OWNER                Amount (1)      Of Outstanding
                                        ----------      --------------
Kevin Kimberlin (2)                     14,332,894           64.3%
Vincent De Caprio (3)                      177,377             *
Michael McGuinness (4)                      79,331             *
James Garrison (5)                          64,456             *
C. Gregory Arnold (6)                       17,022             *
Donald Farley (7)                          233,774            1.2
Paul Citron (8)                             14,455             *
David DiGiacinto (9)                        14,455             *
Patrick G. LePore                                -             *
Solomon Steiner (10)                        41,725             *

Directors and Officers                     642,595            3.3
      as a group (9 persons)(11)


Represents less than one percent.

(1) This table gives effect to the proposed 1 for 10 reverse stock split.


(2) Represents (i) 10,247,648 shares of common stock which were acquired upon consummation of the Treasure Mountain/Vyteris merger by Spencer Trask Specialty Group or STSG, of which Mr. Kimberlin is the non-member manager; (ii) 419,000 shares of common stock which were acquired by STSG in exchange for its extending to us a line of credit through November 15, 2005; (iii) 278,164 shares of common stock owned by Scimitar Holdings, LLC, or Scimitar, a New York limited liability company and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation, of which Mr. Kimberlin is the controlling stockholder and chairman,
(iv) 776,199 shares of common stock issuable upon conversion of our Series B convertible preferred stock covered by rights certificates held by STSG; (v) 2,039,249 shares of common stock issuable upon exercise of warrants issued to to Spencer Trask Ventures, Inc., a wholly-owned subsidiary of Spencer Trask & Co.;
(vi) 34,917 shares of common stock issuable upon exercise of warrants issued to STSG; (vii) an aggregate of 388,273 shares of common stock that were acquired in the Treasure Mountain/Vyteris, Inc. merger by Spencer Trask Private Equity Fund I LP, Spencer Trask Private Equity Fund II LP,

Spencer Trask Private Equity Accredited Fund III LLC and Spencer Trask Illumination Fund LLC, which we refer to as the "Funds"; and (viii) 149,443 shares of common stock issuable upon exercise of warrants issued to the Funds. Spencer Trask & Co. is the 100% owner of the manager of each of the Funds. Does not include (a) 758,156 shares of common stock that were acquired in the Treasure Mountain/Vyteris merger by Qubit Holdings, LLC, a Delaware limited liability company owned by certain trusts for the benefit of Mr. Kimberlin's children, or (b) warrants to purchase an aggregate of 189,539 shares of common stock held by Qubit Holdings, LLC, as to all of which securities Mr. Kimberlin disclaims beneficial ownership on the basis that Mr. Kimberlin has no voting power as to or any power to dispose, or direct the disposition, of any of the securities held by Qubit Holdings, LLC or such trusts. The information provided in this proxy statement with respect to Mr. Kimberlin is derived, in part, from a Form 4 report and Schedule 13D submitted by Mr. Kimberlin to the SEC.


(3) Includes 17,808 shares of common stock which are issuable upon the exercise of warrants and 89,038 shares of common stock which are issuable upon the exercise of stock options. Dr. De Caprio also owns options to purchase shares of common stock which will not vest prior to January 29, 2005.

(4) Includes 63,618 shares of common stock which are issuable upon the exercise of stock options. Mr. McGuinness also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(5) Includes 57,473 shares of common stock which are issuable upon the exercise of stock options. Mr. Garrison also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(6) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. Arnold also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(7) Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 9,425 shares of common stock issuable upon conversion of our Series B convertible preferred stock, (iii) 23,045 shares of common stock issuable upon exercise of warrants and (iv) 14,455 shares of common stock which are issuable upon the exercise of stock options. Mr. Farley also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005. Mr. Farley, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.


(8) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. Citron also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005. (9) Represents shares of common stock which are issuable upon the exercise of stock options. Mr. DiGiacinto also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005. Mr. DiGiacinto, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates, as he has no power to vote or dispose of those securities.

 (10) Includes (i) 10,475 shares of common stock issuable upon the exercise of warrants, and (ii) 10,300 shares of common stock which are issuable upon the exercise of stock options. Dr. Steiner also owns options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

(11) Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 9,425 shares issuable shares of common stock issuable upon conversion of our Series B convertible preferred stock, (y) 51,327 shares of common stock issuable upon the exercise of warrants and (iv) 280,816 shares of common stock which are issuable upon the exercise of stock options. The directors and executive officers also own options to purchase additional shares of common stock which will not vest prior to January 29, 2005.

                              SELLING STOCKHOLDERS

        The following table provides information regarding the selling stockholders and the number of shares of common stock they are offering, which includes shares issuable upon exercise of warrants held by the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Shares of common stock subject to warrants and options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the warrants and options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. All share numbers in the table give effect to the Treasure Mountain/Vyteris merger and the proposed one for ten reverse stock split.

        Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by each of the selling stockholders. The percentage ownership data is based on 19,294,002 shares of our common stock issued and outstanding as of October 31, 2004. In the table, the number in parenthesis reflects the portion of the immediately preceding number that represents shares covered by warrants. All such warrants are immediately exercisable upon consummation of our one-for-ten reverse stock split, except as otherwise stated in the footnotes to the table.

        For those selling stockholders which are not natural persons and who have responded to our inquiry, the following table sets forth the name, as provided to us by the selling stockholder, of the person or persons who have voting and investment power over such stockholder's shares. Except as set forth in a footnote to the following table, each of the selling stockholders named in the table will not beneficially own any shares after completion of this offering. For purposes of this statement, we have assumed that each selling stockholder will sell all of the shares set forth in the column "Shares offered by this prospectus". There can be no assurance that the selling stockholders will actually sell all or any of the shares offered hereunder.

        The following persons identified in the table below as selling stockholders are affiliated or associated with Kevin Kimberlin, our principal and controlling shareholder:

        o Spencer Trask Ventures, which was the placement agent in two recent financings by Vyteris;

        o Spencer Trask Private Equity Fund I, Spencer Trask Private Equity Fund II, Spencer Trask Private Equity Accredited Fund III, LLC and Spencer Trask Illumination Fund, each of which funds is managed by an entity which is 100% owned by Spencer Trask & Co., an affiliate of Mr. Kimberlin; Mr. Kimberlin disclaims any pecuniary interest in such funds.

        See "Certain Relationships and Related Transactions -- Certain Relationships with STSG and its Related Parties" and "Principal Stockholders".

        The following persons identified in the table below as selling stockholders are directors of Treasure Mountain: Vincent De Caprio, Donald Farley and Solomon Steiner. Dr. De Caprio is also an executive officer of Treasure Mountain.

        Lane Clissold and George Norman are former executive officers and directors of Treasure Mountain.

        Except as noted above, no selling stockholder has had any material relationship with us or any of our affiliates within the past three years, other than as a stockholder.

        The shares of common stock covered by this prospectus may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares or by other successors in interest. We are registering the shares of our common stock for resale by the selling stockholders identified below.

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------
Northlea Partners Ltd.              John Abeles                           6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Issac Abishour                                                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Arnaud Achour                                                             8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Lincoln Adair & Sally Adair TIC                                          10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Eula L. Adams                                                           69,833 (13,967)      69,833 (13,967)
----------------------------------- ------------------------- -------------------------- --------------------
Evan B. Azrilant                                                          6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
William D. Barnes                                                           3,143 (629)          3,143 (629)
----------------------------------- ------------------------- -------------------------- --------------------
David T. Barry                                                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Hayman Partners, LP                 J. Kyle Bass                         34,917 (6,983)       34,917 (6,983)
----------------------------------- ------------------------- -------------------------- --------------------
Michal Beckenstein                                                          3,492 (698)          3,492 (698)
----------------------------------- ------------------------- -------------------------- --------------------
Joe N. & Jamie Behrendt Revocable   Joe N. Behrendt or                      8,380 (1,676)        8,380 (1,676)
Trust 10/26/96                      Jamie Behrendt
----------------------------------- ------------------------- -------------------------- --------------------
Gibralt Capital Corporation         Sam Belzberg, Barry                   104,750 (20,950)     104,750 (20,950)
                                    Brovender, Johnny
                                    Ciampi or Marilyn Selman
----------------------------------- ------------------------- -------------------------- --------------------
James & Catherine Benedict TIC                                              3,562 (712)          3,562 (712)
----------------------------------- ------------------------- -------------------------- --------------------
Jeffrey Benton                                                            8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Robert Berger                                                             8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Roger A. Berger                                                             1,781 (356)          1,781 (356)
----------------------------------- ------------------------- -------------------------- --------------------
Robert G. Betterman                                                         4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Samir H. Bhatt                                                            5,238 (1,048)        5,238 (1,048)
----------------------------------- ------------------------- -------------------------- --------------------
Fred B. Bialek                                                           20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
Ronni & Paul Bianco JTWROS                                                  2,095 (419)          2,095 (419)
----------------------------------- ------------------------- -------------------------- --------------------
Jeffrey  Blomstedt & Susan Lascala                                          4,190 (838)          4,190 (838)
JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Hans C. Bodmer                                                          69,833 (13,967)      69,833 (13,967)
----------------------------------- ------------------------- -------------------------- --------------------
Delaware Charter GTY & TR C/F Sep   Istvan Boksay                           4,365 (873)          4,365 (873)
IRA Istvan Boksay M.D.
----------------------------------- ------------------------- -------------------------- --------------------
Delaware Charter G&T Co FBO         Elizabeth Bone                           4,190(838)           4,190(838)
Elizabeth H. Bone SEP IRA
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
James Bonvissuto                                                         25,140 (5,028)       25,140 (5,028)
----------------------------------- ------------------------- -------------------------- --------------------
Dorothy Breslin                                                         52,375 (10,475)      52,375 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Vincent J. Buccellato & Ellen N.                                            4,190 (838)          4,190 (838)
Buccellato JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Robert Burkhardt                                                            4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Kenneth G.D. Campbell                                                       3,562 (712)          3,562 (712)
----------------------------------- ------------------------- -------------------------- --------------------
Adrian Catalano                                                             4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Kreidietbank (Suisse) SA Acting     R. Deom or R. Bucher                 17,458 (3,492)       17,458 (3,492)
for Customers A/C
----------------------------------- ------------------------- -------------------------- --------------------
Robert D. Charles                                                           4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Paul Chiamulera                                                             2,095 (419)          2,095 (419)
----------------------------------- ------------------------- -------------------------- --------------------
Donald E. Cohen                                                           6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Rick Cohen                                                                  4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Stephen L. Cohen                                                            4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
J.M.O Colton                                                                4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Larry Colvin                                                              6,983 (1,397)        6,983 (1,397)
----------------------------------- ------------------------- -------------------------- --------------------
Kevin P. Conroy                                                          34,917 (6,983)       34,917 (6,983)
----------------------------------- ------------------------- -------------------------- --------------------
Douglas T. Conti                                                          6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Paul Cosgrave Retirement Plan       Paul Cosgrave                         8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Jeffrey W. Csiszar                                                        8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Paul Curtis                                                                 3,143 (629)          3,143 (629)
----------------------------------- ------------------------- -------------------------- --------------------
David D' Addario                                                          8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
James A.  Davenport  & Rebecca  C.                                          4,190 (838)          4,190 (838)
Davenport JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Jacqueline de Sibour                                                        4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Dean Delis                                                               35,615 (7,123)       35,615 (7,123)
----------------------------------- ------------------------- -------------------------- --------------------
Dennis R. Deloach, Jr.                                                    8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Nicholas & Barbara DeLuca JTWROS                                            4,365 (873)          4,365 (873)
----------------------------------- ------------------------- -------------------------- --------------------
Louis DeMattei                                                            8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
David A. Dent                                                            10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
DeWaay Holding Company              Don DeWaay                            8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Lincoln Associates LLC              William P. Dioguardi                  8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Garfield Associates LLC             William P. Dioguardi                  8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Spencer Trask Private Equity Fund   William P. Dioguardi               175,980 (50,280)     175,980 (50,280)
I LP
----------------------------------- ------------------------- -------------------------- --------------------
Spencer Trask Private Equity Fund   William P. Dioguardi                90,085 (25,559)      90,085 (25,559)
II LP
----------------------------------- ------------------------- -------------------------- --------------------
Spencer Trask Private Equity        William P. Dioguardi               113,829 (32,403)     113,829 (32,403)
Accredited Fund III, LLC
----------------------------------- ------------------------- -------------------------- --------------------
Spencer Trask Illumination Fund,    William P. Dioguardi               157,824 (41,202)     157,824 (41,202)
LLC
----------------------------------- ------------------------- -------------------------- --------------------
Lorraine DiPaolo                                                         20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
Dr. Richard Dold                                                            4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Reading Finance Ltd.                David Duke                            8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Turret Oy AB                        Jacob Ehrnroot or                   52,375 (10,475)      52,375 (10,475)
                                    Robert Ehrnrooth
----------------------------------- ------------------------- -------------------------- --------------------
Delaware Charter G&T C/F            Ron Eller                               4,190 (838)          4,190 (838)
Elizabeth A. Eller IRA
----------------------------------- ------------------------- -------------------------- --------------------
Bel Air Associates, LLC             Jerry Engel                          17,458 (3,492)       17,458 (3,492)
----------------------------------- ------------------------- -------------------------- --------------------
Suzanne B. Engel                                                            4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
Donald F. Farley(2)                                                228,589 (23,045) (3)      94,275 (23,045)
----------------------------------- ------------------------- -------------------------- --------------------
Reiner Fenske                                                               4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
The Meadowbrook Capital Corp.                                            20,950 (4,190)       20,950 (4,190)
Profit Sharing Plan 5
----------------------------------- ------------------------- -------------------------- --------------------
Field & Field Limited Partnership   Hyatt Field                          35,615 (7,123)       35,615 (7,123)
----------------------------------- ------------------------- -------------------------- --------------------
W. Thomas Finley & Wendy W. Finley                                          4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Michel Finzi                                                              6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Brian Baruch Fischoff & Andrea                                              4,190 (838)          4,190 (838)
Fischoff JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Stephen Fitzpatrick                                                      10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Jonathan D. Fleisig                                                      35,615 (7,123)       35,615 (7,123)
----------------------------------- ------------------------- -------------------------- --------------------
Qubit Holdings, LLC                 Allan Fogelman                947,696 (189,539) (4)    947,696 (189,539)
----------------------------------- ------------------------- -------------------------- --------------------
James L. Foght                                                           17,458 (3,492)       17,458 (3,492)
----------------------------------- ------------------------- -------------------------- --------------------
Otto Folkerts                                                            10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Robert Frankel                                                           10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Gilles P. des Gachons                                                    27,235 (5,447)       27,235 (5,447)
----------------------------------- ------------------------- -------------------------- --------------------
Chicago Investments, Inc.           Josh Kanter or Linda                 20,950 (4,190)       20,950 (4,190)
                                    Gallenberger
----------------------------------- ------------------------- -------------------------- --------------------
Walter G. Gans                                                           17,458 (3,492)       17,458 (3,492)
----------------------------------- ------------------------- -------------------------- --------------------
Crisostomo Garcia Trust             Crisostomo Garcia                     6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
William N. Gardiner Jr.                                                  17,808 (3,562)       17,808 (3,562)
----------------------------------- ------------------------- -------------------------- --------------------
Harold S. Gault                                                          27,933 (5,587)       27,933 (5,587)
----------------------------------- ------------------------- -------------------------- --------------------
Richard Gearns & Linda Gearns                                               4,190 (838)          4,190 (838)
JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Bear Stearns Corp Custodian FBO     Alan Gibstein                         8,729 (1,746)        8,729 (1,746)
Alan Gibstein IRA R/O
----------------------------------- ------------------------- -------------------------- --------------------
Richard Gill                                                                4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Jerome Z. Ginsburg                                                       34,917 (6,983)       34,917 (6,983)
----------------------------------- ------------------------- -------------------------- --------------------
Adam Gnall & Joan Gnall                                                   5,238 (1,048)        5,238 (1,048)
----------------------------------- ------------------------- -------------------------- --------------------
Adam Gnall Jr.                                                            5,238 (1,048)        5,238 (1,048)
----------------------------------- ------------------------- -------------------------- --------------------
Steven Gomez                                                             10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Jo Frank Goodman Living Trust       Jo Frank Goodman                        4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Steve Goodman                                                            31,425 (6,285)       31,425 (6,285)
----------------------------------- ------------------------- -------------------------- --------------------
Hubert Graham                                                               2,095 (419)          2,095 (419)
----------------------------------- ------------------------- -------------------------- --------------------
Michael Gray                                                             16,760 (3,352)       16,760 (3,352)
----------------------------------- ------------------------- -------------------------- --------------------
Richard Gunst                                                            20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
Jamie Haberman                                                              3,143 (629)          3,143 (629)
----------------------------------- ------------------------- -------------------------- --------------------
The Brice T. Hall Family Trust      Brice Hall                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Roland F. Hartman Trust DTD         Roland F. Hartman                       4,190 (838)          4,190 (838)
6/5/98 Roland F. Hartman TTEE
----------------------------------- ------------------------- -------------------------- --------------------
Harold A. Havekotte                                                         4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
R.H. & S.H. Farms LLC               Ron B. Heine                            4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
George C. Holzinger, Jr.                                                  8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Byron   C.  &  Julie   L.   Hughey                                          4,190 (838)          4,190 (838)
Tenants By the Entirety
----------------------------------- ------------------------- -------------------------- --------------------
Andre Iseli                                                               8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Alec Jaret                                                                6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
Roger O. Jeanty                                                          20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
DCG&T c/f Chatri Jhunjhnuwala SEP   Chatri Jhunjhnuwala                  34,917 (6,983)       34,917 (6,983)
IRA
----------------------------------- ------------------------- -------------------------- --------------------
Craig Johnson & Kimberly Young      Craig Johnson and                   69,833 (13,967)      69,833 (13,967)
JTWROS                              Kimberly Young
----------------------------------- ------------------------- -------------------------- --------------------
Craig Jones                                                             52,375 (10,475)      52,375 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
W. Kentley Jones                                                         17,458 (3,492)       17,458 (3,492)
----------------------------------- ------------------------- -------------------------- --------------------
David V. Kahn                                                            10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Jonathan E. Kahn                                                         10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Intertel & Co.                      Alexis Kamarowsky                    34,568 (6,914)       34,568 (6,914)
----------------------------------- ------------------------- -------------------------- --------------------
Kanter Family Foundation            Joel Kanter                          20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
OY FINCOMP AP                       Roger Kempe                          34,917 (6,984)       34,917 (6,984)
----------------------------------- ------------------------- -------------------------- --------------------
The Shirley Keys Family Trust UAD   Shirley Keys                            4,190 (838)          4,190 (838)
4/22/99 - Shirely Keys TTEE
----------------------------------- ------------------------- -------------------------- --------------------
Delaware Charter G&T Co. FBO        Benjamin King                         8,380 (1,676)        8,380 (1,676)
Benjamin King IRA
----------------------------------- ------------------------- -------------------------- --------------------
Steven King                                                              20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
----------------------------------- ------------------------- -------------------------- --------------------
Everett P. Kirch & Linda R. Kirch                                           4,190 (838)          4,190 (838)
JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Charles F. Kireker III                                                    8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
William R. Kirk Jr.                                                       6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Robert Klein                                                             20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
William P. Klingenstein                                                 83,800 (16,760)      83,800 (16,760)
----------------------------------- ------------------------- -------------------------- --------------------
A. Eugene Kohn                                                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
La Capitale Oy                      Juha Koivurinta                      18,855 (3,771)       18,855 (3,771)
----------------------------------- ------------------------- -------------------------- --------------------
Benny Kokia                                                               5,238 (1,048)        5,238 (1,048)
----------------------------------- ------------------------- -------------------------- --------------------
Christian Kolster                                                        35,615 (7,123)       35,615 (7,123)
----------------------------------- ------------------------- -------------------------- --------------------
Warren Kramer                                                               4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
K&R Negotiation Associates LLC      McAden Kresic and                    10,475 (2,095)       10,475 (2,095)
                                    Harvey Rosen
----------------------------------- ------------------------- -------------------------- --------------------
Thaddeus B. Kubis & Maria  G.                                             6,285 (1,257)        6,285 (1,257)
Kubis JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Shellie Lyn Peck Lee                                                      8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Amnon Levav                                                               6,983 (1,397)        6,983 (1,397)
----------------------------------- ------------------------- -------------------------- --------------------
Joanna Struett                                                            8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Robert Levy Jr.                                                           8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
George Ligeti and Jennifer                                                8,380 (1,676)        8,380 (1,676)
Ligeti, Tenants by the Entirety
----------------------------------- ------------------------- -------------------------- --------------------
Banque Carnegie Luxembourg SA       Marie Perfetto                       34,915 (6,983)       34,915 (6,983)
----------------------------------- ------------------------- -------------------------- --------------------
Peter Lissy                                                                 2,095 (419)          2,095 (419)
----------------------------------- ------------------------- -------------------------- --------------------
Charles J. Loegering                                                     10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Herbert London and Vicki London                                             4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Stephen H. Lulla                                                          6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Thomas Lustenring                                                         5,238 (1,048)        5,238 (1,048)
----------------------------------- ------------------------- -------------------------- --------------------
GSSF Master Fund, L.P.              E.B. Lyon IV                   349,167 (69,834) (5)     349,167 (69,834)
----------------------------------- ------------------------- -------------------------- --------------------
Timothy Maher                                                            17,458 (3,492)       17,458 (3,492)
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
Richard M. Mandell and Audrey L.                                          8,380 (1,676)        8,380 (1,676)
Mandell
----------------------------------- ------------------------- -------------------------- --------------------
Joseph O Manzi                                                          39,805 (12,151)      39,805 (12,151)
----------------------------------- ------------------------- -------------------------- --------------------
Malcolm Marsden                                                           6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Thomas A. Masci, Jr.                                                        4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Richard Mayeri                                                              3,143 (629)          3,143 (629)
----------------------------------- ------------------------- -------------------------- --------------------
Bradley Resources Company           George W. Holbrook, Jr.              16,760 (3,352)       16,760 (3,352)
                                    and James R. McGoogan
----------------------------------- ------------------------- -------------------------- --------------------
Michael McGuire                                                          12,570 (2,514)       12,570 (2,514)
----------------------------------- ------------------------- -------------------------- --------------------
Kathleen S. McHugh                                                          2,095 (419)          2,095 (419)
----------------------------------- ------------------------- -------------------------- --------------------
Paul McVeety                                                              6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Plum Glen Partners LP               Jerry Mendelson                       8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Robert Merkle                                                               4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Maurice Meyer III                                                        10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Lawrence W. Milne, M.D. & Debra                                          10,475 (2,095)       10,475 (2,095)
J. Milne JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
David J. Moore                                                            8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Marvin Moser                                                             20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
Mouton Family Living Trust          Melvin Mouton                           4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Michael Murray                                                            8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Amy M. Musiker                                                            8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Harold Nicholson & Maryanne                                                 2,095 (419)          2,095 (419)
Nicholson JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Linda Nicholson & Michael                                                   2,095 (419)          2,095 (419)
Nicholson JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Gus & Karen Nicolopoulos                                                    4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Mel Okeon M.D. Med. Corp Profit     Mel O'Keon                           10,475 (2,095)       10,475 (2,095)
Sharing Trust
----------------------------------- ------------------------- -------------------------- --------------------
Gilbert S. Omenn                                                         31,425 (9,637)       31,425 (9,637)
----------------------------------- ------------------------- -------------------------- --------------------
Bremer Otso                                                              17,458 (3,492)       17,458 (3,492)
----------------------------------- ------------------------- -------------------------- --------------------
Kim Palmroos                                                             26,188 (5,238)       26,188 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Suresh Patel                                                              8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Craig Patnode                                                             6,983 (1,397)        6,983 (1,397)
----------------------------------- ------------------------- -------------------------- --------------------
Bruce H. Paul                                                            20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
Christopher K. Pepper                                                       4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
C. Don Petersen, Sr.                                                        3,143 (629)          3,143 (629)
----------------------------------- ------------------------- -------------------------- --------------------
----------------------------------- ------------------------- -------------------------- --------------------
Lisa Peterson & Mark Smith JTWROS                                          5,238 (1048)         5,238 (1048)
----------------------------------- ------------------------- -------------------------- --------------------
Salvatore Piga                                                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
James Pizzo                                                                 4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Richard H. Pollak                                                           4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Edward W. Probert                                                         6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
K.V. Rajagopalan                                                            4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Kevin L. Reilly                                                           8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Donald S. Rice                                                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Louis E. Rosen & Randi H. Rosen                                             4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Edward J. Rovegno                                                           4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Bernard D. Sadow                                                         17,458 (3,492)       17,458 (3,492)
----------------------------------- ------------------------- -------------------------- --------------------
Richard Santos                                                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Darren Saville                                                           10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Daniel R. Schmidt                                                           4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
J. Fred Schmidt & J. Fred Schmidt                                         6,285 (1,257)        6,285 (1,257)
III
----------------------------------- ------------------------- -------------------------- --------------------
Schulman Associates                 Benjamin Schulman                     8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Larry Schwartz                                                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
Donald Seiden & Jane B. Seiden                                           12,570 (2,514)       12,570 (2,514)
JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Allen Sessoms                                                               4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Rami Ben Shalom                                                          41,900 (8,380)       41,900 (8,380)
----------------------------------- ------------------------- -------------------------- --------------------
Shea Ventures LLC                   Edmund H. Shea Jr.                   34,917 (6,983)       34,917 (6,983)
----------------------------------- ------------------------- -------------------------- --------------------
Barry Shemaria                                                            8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Ronald M. Shippel                                                        10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Laurie K. Silverman                                                         2,095 (419)          2,095 (419)
----------------------------------- ------------------------- -------------------------- --------------------
Adam Glen Smith                                                             3,143 (629)          3,143 (629)
----------------------------------- ------------------------- -------------------------- --------------------
Elliot Sokolow                                                            6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
Bluegrass Growth Fund LP            Brian Shatz                          43,646 (8,729)       43,646 (8,729)
----------------------------------- ------------------------- -------------------------- --------------------
Bluegrass Growth Fund, Ltd.         Brian Shatz                          43,646 (8,729)       43,646 (8,729)
----------------------------------- ------------------------- -------------------------- --------------------
Harvey Sorkin                                                            20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
Howard Sorkin                                                            20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
James & Deborah Soyak JTWROS                                            59,358 (11,872)      59,358 (11,872)
----------------------------------- ------------------------- -------------------------- --------------------
David & Susan Stollwerk JT/WROS                                           8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Clayton  Struve                                                           8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Matthew A. Sutton Revocable Trust   Matthew A. Sutton                     8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Dr. Patrick Sutton                                                          4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Gerald B. Swartz                                                            4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Ship Commodities International      Celia Sexton Tate                    10,475 (2,095)       10,475 (2,095)
Inc.
----------------------------------- ------------------------- -------------------------- --------------------
Amy Taus                                                                 10,475 (2,095)       10,475 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Kenneth E. Thorpe                                                         5,238 (1,048)        5,238 (1,048)
----------------------------------- ------------------------- -------------------------- --------------------
Tretter Family Revocable Living     Jane Tretter                         20,950 (4,190)       20,950 (4,190)
Trust
----------------------------------- ------------------------- -------------------------- --------------------
Sysco Oy                            Juna Tuores                          17,458 (3,492)       17,458 (3,492)
----------------------------------- ------------------------- -------------------------- --------------------
Daniel Valk                                                                 4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Jorma Vanhanen                                                          73,325 (14,665)      73,325 (14,665)
----------------------------------- ------------------------- -------------------------- --------------------
Peter D. Veritas                                                          6,285 (1,257)        6,285 (1,257)
----------------------------------- ------------------------- -------------------------- --------------------
DCG&T CO FBO Ross G. Walker III     Ross G. Walker III                   12,570 (2,514)       12,570 (2,514)
IRA R/O
----------------------------------- ------------------------- -------------------------- --------------------
Joan K. Warnke                                                              4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Paul J. Weir                                                              8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
Howard Wenig                                                             20,950 (4,190)       20,950 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
Peter Westermann                                                          8,904 (1,781)        8,904 (1,781)
----------------------------------- ------------------------- -------------------------- --------------------
Joseph Westley                                                            8,380 (1,676)        8,380 (1,676)
----------------------------------- ------------------------- -------------------------- --------------------
DIYR Plans Inc. Money Purchase      Donald Wheeler                      69,833 (13,967)      69,833 (13,967)
Plan and Trust as adopted by Don
Wheeler Enterprises, Inc.
----------------------------------- ------------------------- -------------------------- --------------------
Mark S. Whiting                                                        104,750 (20,950)     104,750 (20,950)
----------------------------------- ------------------------- -------------------------- --------------------
Lester O. Wuerfl, Barbara W.        Barbara Wuerfl and                      4,190 (838)          4,190 (838)
Wuerfl and Patricia O'Brien         Patricia O'Brien
(TTEEs)
----------------------------------- ------------------------- -------------------------- --------------------
Ray Y. Yamada                                                               4,190 (838)          4,190 (838)
----------------------------------- ------------------------- -------------------------- --------------------
Wayne P. Yetter                                                           5,238 (1,048)        5,238 (1,048)
----------------------------------- ------------------------- -------------------------- --------------------
Oded Zucker                                                               8,729 (1,746)        8,729 (1,746)
----------------------------------- ------------------------- -------------------------- --------------------
Bristol Investment Fund, Ltd.       Paul Kessle                     244,417 (48,883)(6)     244,417 (48,883)
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
Cranshire Capital, LP.                                                  87,292 (17,458)      87,292 (17,458)
----------------------------------- ------------------------- -------------------------- --------------------
Crescent International Ltd.         Mel Craw and Maxi Brezzi            71,213 (14,243)      71,213 (14,243)
----------------------------------- ------------------------- -------------------------- --------------------
Metropolitan Eye Surgery, PC                                            78,563 (26,188)      78,563 (26,188)
----------------------------------- ------------------------- -------------------------- --------------------
DCG&T C/F Jack T. Badgett IRA R/O   Jack T. Badgett                      15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Robert S. Beadle                                                         15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
The Joe N. and Jamie Behrendt       Joe N. Behrendt and                 31,425 (10,475)      31,425 (10,475)
Revocable Trust 10/30/96            Jamie W. Behrendt
----------------------------------- ------------------------- -------------------------- --------------------
Lon E. Bell                                                             78,563 (26,188)      78,563 (26,188)
----------------------------------- ------------------------- -------------------------- --------------------
Peter Bellini                                                             9,428 (3,143)        9,428 (3,143)
----------------------------------- ------------------------- -------------------------- --------------------
Robert Bennie                                                           31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Kim M. Berretta Trust DTD 10/24/94  Kim M. Berretta                      15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Clifford Berger                                                        157,125 (52,375)     157,125 (52,375)
----------------------------------- ------------------------- -------------------------- --------------------
PEAK Private Equity AG              Rene Beuggert                       31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
The Bansi Bhaswani Revocable        Bansi Bharwani                       15,713 (5,238)       15,713 (5,238)
Trust dtd-6-23-92
----------------------------------- ------------------------- -------------------------- --------------------
Gregory A. Burrows & Lorraine  E.                                        15,713 (5,238)       15,713 (5,238)
Burrows JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Edward P. Callahan                                                       15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
John J. Callahan                                                         15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Jack Cardwell                                                           94,275 (31,425)      94,275 (31,425)
----------------------------------- ------------------------- -------------------------- --------------------
Daniel C. Chestler                                                       25,140 (8,380)       25,140 (8,380)
----------------------------------- ------------------------- -------------------------- --------------------
Andrew Cohen Profit Sharing Plan    Andrew Cohen                        31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Lawrence Cohen Investment Trust     Andrew Cohen                        31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Morris Holdings, LLC                Warren Cohen, Andrew                31,425 (10,475)      31,425 (10,475)
                                    Cohen, Steven Cohen or
                                    Barry Cohen
----------------------------------- ------------------------- -------------------------- --------------------
Warren Cohen                                                             15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Arthur G. Cooper                                                         15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
AS Capital Partners, LLC            Michael Coughlan                    31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Malcom R. Currie                                                        31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Vincent De Caprio(7)                                                    88,340 (17,808)      53,423 (17,808)
----------------------------------- ------------------------- -------------------------- --------------------
Steven H Deutsch & Wilma  K.                                             18,855 (6,285)       18,855 (6,285)
Deutsch JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Cindy Dolgin                                                            31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Jules H. Dreyfuss                                                        15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
U. Bertram Ellis Jr.                                                    31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Joseph Fabiani                                                           15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Dr. Saul Fenster                                                         15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Harold Finelt                                                           31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Andrew Fisher                                                     314,250 (104,750) (8)    314,250 (104,750)
----------------------------------- ------------------------- -------------------------- --------------------
Richard J. Forsyth                                                      31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
John P. Funkey Revocable Trust      John P. Funkey                      31,425 (10,475)      31,425 (10,475)
2/26/90
----------------------------------- ------------------------- -------------------------- --------------------
James B. Gallinatti Jr. & Ellen                                         62,850 (20,950)      62,850 (20,950)
T. Gallinatti
----------------------------------- ------------------------- -------------------------- --------------------
David M. Gilson                                                          21,998 (7,333)       21,998 (7,333)
----------------------------------- ------------------------- -------------------------- --------------------
Samuel Goekjian                                                          15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Camino Investment Corp.                                                  12,570 (4,190)       12,570 (4,190)
----------------------------------- ------------------------- -------------------------- --------------------
Allan S. & Edward S. Gordon TTEE    Allan S. Gordon                     31,425 (10,475)      31,425 (10,475)
s u/a 12/19/86 FBO Allan S. Gordon
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
Indata Services Co.                 Allan S. Gordon                     62,850 (20,950)      62,850 (20,950)
----------------------------------- ------------------------- -------------------------- --------------------
Palladium Equity Partners                                                 6,285 (2,095)        6,285 (2,095)
----------------------------------- ------------------------- -------------------------- --------------------
Peter C. Gould                                                           15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Maurice and Stacey Gozlan                                               31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Greenwood Partners, LP              Gregg M. Greenberg,                  15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Cape May Investors, Inc.            Gregg M. Greenberg,                  15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
James M. Grooms Trust               James M. Grooms                     31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Star Ridge Management Corporation   Ronald Haboush                 628,500 (209,500)(9)    628,500 (209,500)
----------------------------------- ------------------------- -------------------------- --------------------
Joseph W. Halligan Trust DTD        Joseph W. Halligan                  31,425 (10,475)      31,425 (10,475)
12/20/21
----------------------------------- ------------------------- -------------------------- --------------------
Douglas Hannah                                                           21,998 (7,333)       21,998 (7,333)
----------------------------------- ------------------------- -------------------------- --------------------
Gerald E. Hannahs Jr.                                                   31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Robert Harrigan & Cindy  Lane                                            15,713 (5,238)       15,713 (5,238)
(JTWROS)
----------------------------------- ------------------------- -------------------------- --------------------
Todd W. Harrigan & Amy R.                                                15,713 (5,238)       15,713 (5,238)
Harrigan JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Roland F. Hartman Trust DTD         Roland F. Hartman                    15,713 (5,238)       15,713 (5,238)
6/5/98 Roland F. Hartman TTEE
----------------------------------- ------------------------- -------------------------- --------------------
DCG&T c/f Robert G. Heidenreich     Robert G. Heidenreich                15,713 (5,238)       15,713 (5,238)
IRA
----------------------------------- ------------------------- -------------------------- --------------------
Eagle Drive Partners                David Hochman                       37,710 (12,570)      37,710 (12,570)
----------------------------------- ------------------------- -------------------------- --------------------
Speedus Corporation                 Thomas M. Finn               377,100 (125,700) (10)    377,100 (125,700)
----------------------------------- ------------------------- -------------------------- --------------------
Clariden Bank                       Philip Ackermann, Hans             125,700 (41,900)     125,700 (41,900)
                                    Ammann, Giancarlo
                                    Bernasconi, Eric
                                    Bernhart, Jean-Pierre
                                    Colomba, Remy de Bryon,
                                    Frau Berenice
                                    Salim-Vasella, Frau
                                    Martina Von Salis, Frau
                                    Stefanie Schneider
                                    Shalom, Eric Schneuly,
                                    Siassi Siamak, Edward
                                    Southerland
----------------------------------- ------------------------- -------------------------- --------------------
Andre Iseli                                                             31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
John J. Kealy Revocable Trust dtd   John J. Kealy                        15,713 (5,238)       15,713 (5,238)
8/15/96 John J. Kealy TTEE
----------------------------------- ------------------------- -------------------------- --------------------
Robert Klein                                                            62,850 (20,950)      62,850 (20,950)
----------------------------------- ------------------------- -------------------------- --------------------
John Kokales                                                             15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Kenneth J. Kostal                                                       62,850 (20,950)      62,850 (20,950)
----------------------------------- ------------------------- -------------------------- --------------------
Gregory Leishman                                                         15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Lee Levine                                                               15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Delaware Charter Guarantee &        Seshagiri Rao Mallampati             15,713 (5,238)       15,713 (5,238)
Trust Co. C/F Seshagiri Rao
Mallampati IRA
----------------------------------- ------------------------- -------------------------- --------------------
Rakesh Mathur                                                           31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Gerald & Patricia Mc Bride JTWROS                                        15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Awatto Ltd.                         Gerlad E. McGinnis                  62,850 (20,950)      62,850 (20,950)
----------------------------------- ------------------------- -------------------------- --------------------
Aegon LTD.                          John Mickowski                       25,140 (8,380)       25,140 (8,380)
----------------------------------- ------------------------- -------------------------- --------------------
Craig H. Millet                                                          15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
Richard J. Mish                                                         31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Max Communications                                                       15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
E.A. Moos & Co. LP                  Edward A. Moos                      78,563 (26,188)      78,563 (26,188)
----------------------------------- ------------------------- -------------------------- --------------------
DCG&T Co FBO Edward A. Moos IRA     Edward A. Moos                      78,563 (26,188)      78,563 (26,188)
ROTH
----------------------------------- ------------------------- -------------------------- --------------------
Union Securities Ltd.               John Thompson                       62,850 (20,950)      62,850 (20,950)
----------------------------------- ------------------------- -------------------------- --------------------
Barry Newman                                                            94,275 (31,425)      94,275 (31,425)
----------------------------------- ------------------------- -------------------------- --------------------
Amy Newmark c/f Elle Anne Damiano   Amy Newmark                          15,713 (5,238)       15,713 (5,238)
UGMA
----------------------------------- ------------------------- -------------------------- --------------------
Amy Newmark c/f Michael Jay         Amy Newmark                          15,713 (5,238)       15,713 (5,238)
Damiano UGMA
----------------------------------- ------------------------- -------------------------- --------------------
Edward J. O'Connell                                                      15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
John Orlando                                                            31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
THE PAUL F PETRUS REV TRUST OF      Paul Petrus                          21,998 (7,333)       21,998 (7,333)
1988 UAD 4-15-88
----------------------------------- ------------------------- -------------------------- --------------------
Michael J. Pierce                                                       47,138 (15,713)      47,138 (15,713)
----------------------------------- ------------------------- -------------------------- --------------------
Michael M. Pierce                                                        15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Dr. V.J. L.K. Raju & Dr. Govind                                          15,713 (5,238)       15,713 (5,238)
S. Raju JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Dr. Daniel Ruben                                                        31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Alan J. Rubin                                                           78,563 (26,188)      78,563 (26,188)
----------------------------------- ------------------------- -------------------------- --------------------
Burton M. Sack                                                          62,850 (20,950)      62,850 (20,950)
----------------------------------- ------------------------- -------------------------- --------------------
Sack Family Partners L.P.           Burton M. Sach                      53,423 (17,808)      53,423 (17,808)
----------------------------------- ------------------------- -------------------------- --------------------
Howard Schrager                                                         31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Shea Ventures, LLC                  Edmund Shea                         62,850 (20,950)      62,850 (20,950)
----------------------------------- ------------------------- -------------------------- --------------------
J. Edward Shrawder                                                       15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Arthur Silverman                                                         18,855 (6,285)       18,855 (6,285)
----------------------------------- ------------------------- -------------------------- --------------------
Sweetland L.L.C.                    Louis Southworth                     15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Craig Spieker                                                            15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
S & S Separate Property Trust DTD   Mary Frances Sponer                  15,713 (5,238)       15,713 (5,238)
3/7/03
----------------------------------- ------------------------- -------------------------- --------------------
Statler Family Trust                Robert Statler/Sheri                 15,713 (5,238)       15,713 (5,238)
                                    Statler
----------------------------------- ------------------------- -------------------------- --------------------
Solomon S. Steiner                                                      31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Richard E. Stites & Jane  L.                                            37,710 (12,570)      37,710 (12,570)
Stites JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
David Sydorick                                                         157,125 (52,375)     157,125 (52,375)
----------------------------------- ------------------------- -------------------------- --------------------
Richard Taney                                                           31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
William Thacker & Susan Thacker                                         31,425 (10,475)      31,425 (10,475)
JTWROS
----------------------------------- ------------------------- -------------------------- --------------------
Malcolm Thompson                                                         25,140 (8,380)       25,140 (8,380)
----------------------------------- ------------------------- -------------------------- --------------------
Samuel V. Vail                                                           15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Spencer Trask Ventures, Inc.        William P. Dioguardi      2,039,250 (2,039,250)(11)           2,039,250
                                                                                                 (2,039,250)
----------------------------------- ------------------------- -------------------------- --------------------
Rodman & Renshaw                                                        80,584 (80,584)      80,584 (80,584)
----------------------------------- ------------------------- -------------------------- --------------------
Premnath Viswanath                                                      39,281 (13,094)      39,281 (13,094)
----------------------------------- ------------------------- -------------------------- --------------------
John V. Wagner, Jr.                                                     31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Thomas G. Wales                                                         31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Kevin Weisbeck                                                           15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
James R. Whiting                                                         15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
Ralph C. Wintrode Trust dtd May     Ralph C. Wintrode                    15,713 (5,238)       15,713 (5,238)
9, 2001
----------------------------------- ------------------------- -------------------------- --------------------

----------------------------------- ------------------------- -------------------------- --------------------

                                     Natural person(s) with       Number of shares        Number of Shares
                                     voting or dispositive       beneficially owned        Offered by this
Selling Stockholder                         control           prior to the Offering(1)       Prospectus*
-------------------                         -------           ---------------------          ----------
----------------------------------- ------------------------- -------------------------- --------------------
Marvin Woodall                                                          31,425 (10,475)      31,425 (10,475)
----------------------------------- ------------------------- -------------------------- --------------------
Michael Zimmerman                                                        15,713 (5,238)       15,713 (5,238)
----------------------------------- ------------------------- -------------------------- --------------------
B. Braun Medical, Inc.                                                  91,172 (38,797)      91,172 (38,797)
----------------------------------- ------------------------- -------------------------- --------------------
Lane Clissold                                                           75,000 (75,000)      75,000 (75,000)
----------------------------------- ------------------------- -------------------------- --------------------
George I. Norman                                                        75,000 (75,000)      75,000 (75,000)
----------------------------------- ------------------------- -------------------------- --------------------
Spencer Trask Specialty  Group,     Donald Farley or Kevin
LLC (12)                            Kimberlin                  11,477,764 (34,967) (13)     174,583 (34,917)
----------------------------------- ------------------------- -------------------------- --------------------

* The number in parenthesis reflects the portion of the immediately preceding number that represents shares covered by warrants. All such warrants are immediately exercisable except as otherwise stated in the footnotes to this table.

(1) Except as expressly indicated in a footnote to this table, such shares represent less than one percent of the outstanding shares of Treasure Mountain's common stock.

(2) Following the offering, Mr. Farley's beneficial ownership will be approximately .70% of the outstanding shares.

(3) Prior to the sale of shares by the selling stockholders, which we refer to as the "Offering", Mr. Farley's beneficial ownership is approximately 1.33% of the outstanding shares. Includes (i) 115,619 shares of common stock owned by a trust for which Mr. Farley serves as a trustee, (ii) 9,425 shares issuable shares of common stock issuable upon conversion of our Series B convertible preferred stock, (iii) 23,045 shares of common stock issuable upon exercise of warrants and (iv) 9,270 shares of common stock which are issuable upon the exercise of stock options. Mr. Farley also owns options to purchase additional shares of common stock which will not vest prior to November 30, 2004. Mr. Farley, an employee of an affiliate of STSG, disclaims beneficial ownership with respect to securities owned by STSG and its affiliates.

(4) Prior to the Offering, Qubit Holdings, LLC's beneficial ownership is approximately 4.9% of the outstanding shares.

(5) Prior to the Offering, GSSF Master Fund, L.P.'s beneficial ownership is approximately 1.8% of the outstanding shares.

(6) Prior to the Offering, Bristol Investment Fund, Ltd.'s beneficial ownership is approximately 1.26% of the outstanding shares.

(7) Following the Offering, Mr. De Caprio's beneficial ownership will be approximately .18% of the outstanding shares.

(8) Prior to the Offering, Mr. Fisher's beneficial ownership is approximately 1.62% of the outstanding shares.

(9) Prior to the Offering, Star Ridge Management Corporation's beneficial ownership is approximately 3.22% of the outstanding shares.

(10) Prior to the Offering, Speedus Corporation's beneficial ownership is approximately 1.94% of the outstanding shares.

(11) Prior to the Offering, Spencer Trask Ventures, Inc.'s beneficial ownership is approximately 9.56% of the outstanding shares.

(12) Following the Offering, STSG's beneficial ownership will be approximately 58.58% of the outstanding shares.

(13) Prior to the Offering, STSG's beneficial ownership is approximately 57.09% of the outstanding shares.

                              PLAN OF DISTRIBUTION


        There is currently no active trading market for Treasure Mountain's common stock. Until such time as a price is quoted on the Over the Counter Bulletin Board, or OTCBB, the common stock will be offered at a price of $.304 per share, or, if the one for ten reverse stock split referred to in this prospectus is effected, $3.04. Once a price is so quoted, the selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock at prevailing market prices, on any stock exchange, market or trading facility on which the shares arc traded, or in privately negotiated transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:


        o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

        o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

        o an exchange distribution in accordance with the rules of the applicable exchange;

        o       privately negotiated transactions;

        o       settlement of short sales;

        o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

        o       a combination of any such methods of sale; and

        o       any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act.


        Spencer Trask Ventures, an affiliate of our controlling stockholder, Rodman & Renshaw LLC, Edward J. Rovegno and ___________ are broker dealers and as such each is deemed to be an "underwriter" as that term is defined under the Securities Act. Further, the other selling stockholders and any broker-dealers or agents that are involved in selling the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by Spencer Trask Ventures, Rodman & Renshaw, Edward J. Rovegno and ____________ and such other broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the selling stockholders has informed us that such selling stockholder does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.


        We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

           ORGANIZATIONAL HISTORY AND DESCRIPTION OF OUR CAPITAL STOCK

ORGANIZATIONAL HISTORY

        VYTERIS

        Vyteris was incorporated in Delaware in July 2000. Since the closing of the Acquisition in November 2000, Vyteris has been engaged in the development of its drug delivery system business.

        TREASURE MOUNTAIN HOLDINGS, INC.


        Treasure Mountain Holdings, Inc. was organized in Utah as Treasure Mountain Mining Company in 1954 to engage in the business of mining, milling, processing and marketing various minerals, primarily tungsten. Treasure Mountain engaged in the mining business for a period of time after inception and acquired various mineral leases, but became relatively inactive for several years until approximately 1997. In 1997, the corporation's name was changed to Treasure Mountain Holdings, Inc., it was re-domiciled as a Nevada corporation and the Utah Corporation was subsequently dissolved.


        On August 11, 2001, Treasure Mountain executed a license agreement to acquire the worldwide, exclusive license to make, manufacture, sell, attach a trademark or trade name to, and to exercise incidents of ownership in and to all interests, proprietary rights and improvement in and to a product known as the "Java Stir". On February 26, 2004, an affiliate of the controlling stockholder of Vyteris acquired 82% of the outstanding common stock of Treasure Mountain. In its Annual Report on Form 10-KSB for the year ended December 31, 2003, Treasure Mountain stated that:

        "Management is reviewing and evaluating our present business and financial position and it is anticipated that our business activities and plan of operations will change following the change of control. We have terminated our exclusive license agreement to manufacture and market the "Java Stir" product. Presently, we have no definitive plans as to our future operations nor have we entered into any agreement or understanding involving any potential new business or activity."

        TREASURE MOUNTAIN /VYTERIS MERGER

        On July 8, 2004, Treasure Mountain and Vyteris entered into a merger agreement and plan of reorganization. We refer to that agreement, as amended on September 29, 2004, as the "Treasure Mountain Merger Agreement". Pursuant to the Treasure Mountain Merger Agreement, on September 29, 2004:

        o a wholly-owned subsidiary of Treasure Mountain merged with and into Vyteris;

        o       Vyteris became a wholly-owned subsidiary of Treasure Mountain;

        o the existing directors of Treasure Mountain resigned and the directors of Vyteris immediately prior to the consummation of the Merger - Donald Farley, Paul Citron, David DiGiacinto, Jack Reich, Solomon Steiner and Vincent De Caprio - became the sole directors of Treasure Mountain;


        o the existing officers of Treasure Mountain resigned and the executive officers of Vyteris immediately prior to the consummation of the merger became the executive officers of Treasure Mountain; more specifically, Vincent De Caprio became the Chief Executive Officer of Treasure Mountain, Michael McGuinness became the Chief Financial Officer of Treasure Mountain, James Garrison became the Vice President of Business Development of Treasure Mountain and C. Gregory Arnold became the Vice President of Manufacturing and Process Development of Treasure Mountain; and

        o as more specifically described below, the outstanding capital stock of Vyteris was automatically converted into the right to receive capital stock of Treasure Mountain, the outstanding warrants to purchase Vyteris common stock were automatically converted into the right to receive warrants to purchase Treasure Mountain common stock and the outstanding options to purchase Vyteris common stock were automatically converted into the right to receive options to purchase Treasure Mountain Common Stock.

        The conversion ratio provided for in the merger agreement was 4.19. As a result of the use of this conversion ratio and without giving effect to the proposed one for ten reverse stock split:

        o Each outstanding share of Vyteris common stock was automatically converted into the right to receive 4.19 shares of Treasure Mountain Holdings common stock. Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were 45,233,047 shares of Vyteris common stock outstanding. Accordingly, the shares of Vyteris common stock outstanding immediately prior to the consummation of the Treasure Mountain/Vyteris merger were converted into the right to receive approximately 189,526,467 shares of Treasure Mountain common sock.

        o Each outstanding share of Vyteris Series C convertible preferred stock was automatically converted into the right to receive one share of Treasure Mountain Series B convertible preferred stock. Each share of Treasure Mountain Series B convertible preferred stock is convertible into a number of shares of Treasure Mountain common stock equal to (i) 4.19 multiplied by (ii) the number of shares of Vyteris common stock into which one share of Vyteris Series C convertible preferred stock was convertible prior to the consummation of the Treasure Mountain/Vyteris merger. The Vyteris Series C convertible preferred stock was convertible into .one quarter of a share of Vyteris common stock if converted at any time within 18 months of March 31, 2004, one third of a share of Vyteris common stock if converted at any time within the 18 months thereafter and two thirds of a share of Vyteris common stock if converted at any time thereafter. Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were 7,500,000 shares of Vyteris Series C convertible preferred stock outstanding. Accordingly, the shares of Vyteris Series C convertible preferred stock outstanding immediately prior to the consummation of the Treasure Mountain/Vyteris merger have been converted into the right to receive 7,500,000 shares of Treasure Mountain Holdings Series B convertible preferred stock, which shares are initially convertible into the right to receive a total of 7,856,250 shares of Treasure Mountain common stock.

        o Each outstanding option and warrant to purchase one or more shares of Vyteris common stock -- which we refer to as an existing option or an existing warrant - was automatically converted into an option or warrant to purchase one or more shares of Treasure Mountain common stock -- which we refer to as a new option or a new warrant. The number of shares of Treasure Mountain common stock covered by each new option or new warrant equals the number of shares of Vyteris common stock covered by the corresponding existing option or existing warrant multiplied by 4.19. The exercise price of each new option or new warrant equals the exercise price of the corresponding existing option or existing warrant divided by 4.19. Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were existing options outstanding covering 3,766,911 shares of Vyteris common stock and there were existing warrants outstanding covering 12,168,965 shares of Vyteris common stock. Accordingly, upon consummation of the Treasure Mountain/Vyteris merger, the existing options were converted into new options to purchase a total of 15,783,357 shares of Treasure Mountain common sock and the existing warrants were converted into new warrants to purchase a total of 50,987,962 shares of Treasure Mountain common stock.

        In summary, the following number of shares of Treasure Mountain common stock became issuable to former holders of Vyteris capital stock, options and warrants by virtue of the consummation of the Treasure Mountain/Vyteris merger and without giving effect to the proposed one for ten reverse stock split:

        o 189,526,467 shares upon conversion of the outstanding Vyteris common stock in the Treasure Mountain/Vyteris merger;

        o 7,856,250 shares initially issuable upon conversion of the Treasure Mountain Series B convertible preferred stock issuable in the Treasure Mountain/Vyteris merger;

        o       15,783,357 shares issuable upon exercise of the new options; and

        o       50,987,962 shares issuable upon exercise of the new warrants.

        The sum of these shares, 264,154,036 shares, represent the number of shares of Treasure Mountain common stock issuable pursuant to the Treasure Mountain/Vyteris merger. We refer to this sum as the "Vyteris Fully Diluted Number".

        Immediately prior to the consummation of the Treasure Mountain/Vyteris merger, there were 3,412,117 shares of Treasure Mountain Common Stock outstanding. By virtue of the Treasure Mountain/Vyteris merger, warrants covering an additional 1,500,000 shares of Treasure Mountain Holdings common stock were granted to two former executive officers and directors of

Treasure Mountain Holdings. We refer to the sum of these shares, 4,912,117 shares, as the "Initial Treasure Mountain Fully Diluted Number". Such number does not give effect to the proposed one for ten reverse stock split.

        The sum of the Vyteris Fully Diluted Number and the Initial Treasure Mountain Fully Diluted Number, 269,066,153 shares, represents the number of shares of Treasure Mountain Holdings common stock that were issued or issuable upon consummation of the Treasure Mountain/Vyteris merger. We refer to this sum as the "Treasure Mountain Fully Diluted Number". Such number does not give effect to the proposed one for ten reverse stock split.

        At the time that the Treasure Mountain/Vyteris merger was completed, Treasure Mountain Holdings was only authorized to issue 50,000,000 shares of Treasure Mountain Holdings common stock, which amount is substantially less than the Treasure Mountain Fully Diluted Number. Furthermore, at that time Treasure Mountain Holdings was not authorized to issue any shares of preferred stock. To assure the former holders of Vyteris capital stock, existing options and existing warrants that they will receive the securities to which they are entitled pursuant to the Treasure Mountain Merger Agreement, the Treasure Mountain Merger Agreement provided for the following steps to occur:

        o the former holders of Vyteris common stock received stock certificates representing a total of 45,062,883 shares of Treasure Mountain Holdings common stock, allocated on a proportional basis among such former holders; we refer to these shares as the "Initially Certificated Shares"; the number of Initially Certificated Shares dies not give effect to the proposed one for ten reverse stock split;

        o the former holders of Vyteris common stock received common stock rights certificates entitling such holders to receive a total of 144,463,584 shares of Treasure Mountain common stock, or a total of 14,446,358 shares after the remedial actions described below shall be taken;

        o the former holders of Vyteris Series C convertible preferred stock received preferred stock rights certificates entitling such holders to receive a total of 7,500,000 shares of Treasure Mountain Holdings Series B convertible preferred stock initially convertible into a total of 7,856,250 shares of Treasure Mountain Holdings common stock, or a total of 7,500,000 shares of Treasure Mountain Series B convertible preferred stock initially convertible into a total of 785,625 shares of common stock, after the remedial actions described below shall be taken;

        o the new options to purchase a total of 15,783,357 shares of Treasure Mountain Holdings common stock - calculated after giving effect to the proposed one for ten reverse stock split - will not be permitted to be exercised until the remedial actions described below are taken;

        o the new warrants to purchase a total of 50,987,962 shares of Treasure Mountain Holdings common stock - calculated after giving effect to the proposed one for ten reverse stock split - will not be permitted to be exercised until the remedial actions described below are taken; and

        o Treasure Mountain was required to take one of two remedial steps: either

                o Treasure Mountain would reincorporate into a Delaware wholly-owned subsidiary that has a sufficient number of authorized shares of capital stock to satisfy Treasure Mountain's obligations under the above-mentioned rights certificates, new options and new warrants; or

                o Treasure Mountain would amend its articles of incorporation to authorize a sufficient number of authorized shares of capital stock to satisfy Treasure Mountain Holding's obligations under the above-mentioned rights certificates, new options and new warrants.

        Both remedial actions contemplate a one for ten reverse stock split.

        o The Board of Directors of Treasure Mountain Holdings proposes, subject to stockholder approval, to amend the Treasure Mountain articles of incorporation to:

                o effect a one for 10 reverse stock split with respect to the outstanding common stock;

                o increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000, after giving effect to such reverse stock split;

                o authorize the issuance of 7,500,000 shares of Series B convertible preferred stock; and

                o authorize the issuance of an additional 42,500,000 shares of preferred stock which may be issued from time to time in one or more series to be designated by the Board of Directors at the time of such issuance.

                These steps will enable Treasure Mountain to satisfy its obligations under the above-mentioned rights certificates, new options and new warrants


        We are incorporated in Nevada. As a result, Nevada law governs the steps that we are permitted and required to take in issuing stock pursuant to the Treasure Mountain Merger Agreement. Under Nevada law, our shareholders were not required to approve the Treasure Mountain Merger Agreement. The consideration issued pursuant to the Merger Agreement consisted of shares of common stock that were authorized for issuance and rights certificates relating to securities to be issued at a later date following their authorization. Nevada law permits the issuance of such shares and rights certificates in advance of the shareholder approvals that we are seeking from our shareholders to authorize the issuance of additional shares, some of which will be issued to the holders of the rights certificates. Under Nevada law, the holders of the Initially Certificated Shares, as the holders of issued and outstanding shares with full voting privileges as of the closing of the merger, are entitled to vote upon the proposals to amend our Articles of Incorporation that we are submitting to our shareholders, including the proposals to effect the one for ten reverse stock split and the proposals to increase the number of authorized shares of our common stock and to authorize the issuance of Series B Convertible Preferred Stock.

        The Treasure Mountain/Vyteris merger was not conditioned upon receipt of any of the approvals that we are seeking at the upcoming special meeting of stockholders. If, for any reason, the Treasure Mountain stockholders do not approve the proposals submitted at that meeting, such action would have no impact on the effectiveness of the Treasure Mountain/Vyteris merger under Nevada law, although the former Vyteris stockholders may have claims against us for failing to fulfill our post-merger obligations under the Treasure Mountain Merger Agreement.


DESCRIPTION OF OUR CAPITAL STOCK

        The following statements are brief summaries of certain provisions of Treasure Mountain's articles of incorporation relating to our capital stock. These summaries give effect to the proposed amendments to the Treasure Mountain articles of incorporation described above.

        AUTHORIZED CAPITAL STOCK

        Our authorized capital stock consists of 100 million shares of common stock and 50 million shares of preferred stock. A total of 7,500,000 shares of our authorized preferred stock have been designated as Series B convertible preferred stock.

        COMMON STOCK


        DIVIDENDS. The holders of our common stock are entitled to receive, ratably, dividends when, as and if declared by our Board of Directors out of funds legally available therefore and after provision is made for each class or series of stock, if any, having preference over the common stock, including our Series B convertible preferred stock.


        LIQUIDATION PREFERENCE. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of all liabilities and after provision is made for each class of stock, if any, having preference over the common stock, including our Series B convertible preferred stock.

        CONVERSION. The holders of our common stock have no conversion rights and they are not subject to further calls or assessments by us.

        PREEMPTIVE RIGHTS. The holders of our common stock have no preemptive rights.

        VOTING RIGHTS. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders of our common stock are entitled to vote.

        REDEMPTION. There are no redemption or sinking fund provisions applicable to our common stock.

         SERIES B CONVERTIBLE PREFERRED STOCK


        DIVIDENDS. Effective upon the cancellation in September 2004 of all outstanding shares of Vyteris' Series A Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock are entitled to receive, ratably, an annual 8% cumulative cash dividend out of funds legally available therefore, payable quarterly. Additionally, the holders of Series B Convertible Preferred Stock are entitled to receive ratably, dividends if declared by the Board of Directors out of funds legally available, before any dividends are received by holders of common stock.


        LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of our company, whether voluntarily or involuntarily, holders of Series B convertible preferred stock will be entitled to receive a liquidation preference of $1.00 per share, adjusted for stock splits, combinations, stock dividends, recapitalizations, and the like, plus an amount equal to all accrued but unpaid dividends on Series B convertible preferred stock. With respect to the distribution of assets upon liquidation, dissolution or winding up of our company, the Series B convertible preferred stock ranks senior to our common stock. Certain corporate transactions may be treated as a liquidation event at the election of the holders of a majority of the shares of our Series B convertible preferred stock.

        CONVERSION. Each share of our Series B convertible preferred stock is convertible at any time, upon the option of the holder, into the following number of shares of our common stock: (i) if converted within 18 months from March 31, 2004, 0.10475; (ii) if converted within the next 18 months, 0.13967; or if converted at any time thereafter, 0.27933.

        PREEMPTIVE RIGHTS. The holders of our Series B convertible preferred stock have no preemptive rights.

        VOTING RIGHTS. The holders of our Series B convertible preferred stock and the holders of any other series of preferred stock with similar voting rights vote together with the holders of shares of our common stock as a single class on all matters to be voted on by our stockholders, except that the vote or consent of the holders of a majority of the shares of our Series B convertible preferred stock is necessary to (i) authorize or issue any equity security having any preference over or being on a parity with our Series B convertible preferred stock with respect to dividend or liquidation preference, (ii) increase the number of authorized shares of our Series B convertible preferred stock, or (iii) amend, alter or repeal any provision of, or add any provision to, our Articles of Incorporation, any Certificate of Designations we may file or our By-laws, if such action would adversely alter or change in any material respect the rights, preferences or privileges of our Series B convertible preferred stock.

        MANDATORY REDEMPTION. Commencing as of the first anniversary date of the commencement of sales of our LidoSite product, and continuing for one year thereafter, we will be required to redeem, on a quarterly basis, an amount of our Series B convertible preferred stock equal to 5% of our gross profits derived from the sale of LidoSite. During the following years, we will also be required to redeem, on a quarterly basis, an amount of our Series B convertible preferred stock in an amount equal to 10% of our gross profits derived from the sale of LidoSite. The redemption price is $1.00 per share of our Series B convertible preferred stock adjusted for stock splits, combinations, stock dividends, recapitalizations, and the like, plus any accrued but unpaid dividends thereon.

        OTHER SERIES OF PREFERRED STOCK

        Our board of directors has the authority, without further action by the stockholders, to issue our authorized and unissued shares of preferred stock in one or more series and to fix the number of shares, designations, voting powers, preferences, optional and other special rights and the restrictions or qualifications relating to each such series. The rights, preferences, privileges and powers of each series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock and could adversely affect the rights and powers, including voting rights, of holders of shares of our common stock. The existence of authorized and undesignated shares of preferred stock may also have an adverse effect on the market price of our common stock. While we have no present intention to issue shares of preferred stock, any such issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of Treasure Mountain Holdings..

        STOCK OPTION PLAN

        Our Board has approved, subject to shareholder approval, a stock option plan, which we refer to as the Plan and which substantially mirrors the Vyteris 2001 Stock Option Plan. Under the Plan, incentive stock options and non-qualified stock options to purchase shares of our common stock may be granted to directors, officers, employees and consultants. After giving effect to the proposed one for ten reverse stock split, a total of 2,901,902 shares of our common stock may be issued pursuant to the Plan.

        The per share exercise price for incentive stock options granted under the Plan must at least equal the fair market value of the underlying common stock on the date of grant. The option price for shares purchased through the exercise of an option is payable in cash or, at the discretion of our compensation committee, in common stock or a combination of both common stock and cash. Our Compensation Committee may determine the initial vesting period and the expiration date of each option at the time that it is granted.

        The Plan provides that in the event of a change in control, unless the successor assumes a holder's options or replaces them with comparable options for its stock, our Board of Directors will provide that all outstanding options will be immediately and fully exercisable on a date prior to the consummation of the change of control transaction. Any option assumed by a successor will automatically accelerate upon termination of an option holder's employment or service for certain specified reasons within 18 months following the change in control.

        The Plan provides for options to terminate within specified periods of time after employment is terminated, depending upon the reason for termination. Unless otherwise provided by our Compensation Committee, options are not transferable by the option holder and can be exercised only by the option holder during his or her lifetime, or upon the option holder's death, only by the personal representative of his or her estate. The Plan may be amended or terminated by our Board of Directors at any time; PROVIDED, HOWEVER, that no such action may adversely affect any outstanding options without the consent of the applicable option holder.

        OUTSTANDING WARRANTS

        The following discussion of our warrants gives effect to the proposed one for ten reverse stock split.

        We have outstanding warrants covering a total of 5,248,796 shares of our common stock. The following table shows, for each tranche of our warrants, the exercise price, the number of shares of our common stock covered thereby and the expiration date.

------------------------------------- ---------------------------------- ------------------------------------
NUMBER OF SHARES                      EXERCISE PRICE PER SHARE           EXPIRATION DATE
------------------------------------- ---------------------------------- ------------------------------------
               38,796                              $12.89                Commercial launch of LidoSite
------------------------------------- ---------------------------------- ------------------------------------
               20,950                               $9.55                               2010
------------------------------------- ---------------------------------- ------------------------------------
             1,138,990                              $4.47                               2009
------------------------------------- ---------------------------------- ------------------------------------
             1,780,226                              $2.39                               2009
------------------------------------- ---------------------------------- ------------------------------------
             1,068,136                              $2.39                               2014
------------------------------------- ---------------------------------- ------------------------------------
             1,051,698                              $3.58                               2009
------------------------------------- ---------------------------------- ------------------------------------
              150,000                               $1.00                               2006
------------------------------------- ---------------------------------- ------------------------------------

        CERTAIN CHANGE OF CONTROL PROVISIONS

        The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to a change control.

        Our by-laws will establish an advance notice procedure for stockholder proposals and for nominating candidates for election as directors. The amendment of any of these provisions would require approval of at least two-thirds of the outstanding common stock.

        The above-mentioned provisions of our articles of incorporation and by-laws may have the effect of delaying, deterring or preventing a change in control of Treasure Mountain Holdings, may discourage bids for the common stock at a premium over the prevailing market price, and may adversely affect the market price, and the voting and other rights of the holders, of our common stock.

        TRANSFER AGENT AND REGISTRAR


        The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        Treasure Mountain's common stock became eligible to be traded in the over-the-counter market in February 2002. Quotations are published on the OTC Bulletin Board under the symbol "TMHI" and in the National Quotation Bureau, Inc. "pink sheets" under Treasure Mountain Holdings, Inc. We are not aware of an active trading market in Treasure Mountain shares and, accordingly, there is no history of reported trades in the public market for Treasure Mountain shares.

        The ability of an individual stockholder to trade such shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their states or appropriately exempted from registration before the securities are permitted to trade in that state. We are required to pursue such state registrations and/or exemptions with respect to the shares to be sold by the selling stockholders.

        It is most likely that our shares will be subject to the provisions of
Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. See "Risk Factors -- Our common stock may be considered a "penny stock" and may be difficult to sell." The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition because it has a price of at least $5.00 per share or the issuer's net tangible assets exceed certain minimum amounts; or exempted from the definition by the SEC.

        If our shares are deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of shareholders to sell their shares.

        Based on shares outstanding as of December 31, 2004 and after giving effect to the proposed one for ten reverse stock split:

        o there are approximately 845 holders of our common stock and two holders of our Series B convertible preferred stock;

        o 12,827 shares of our common stock will be considered freely tradeable and may be sold, transferred or otherwise traded in the public market, pursuant to Rule 144(k) or otherwise, unless held by an affiliate or controlling shareholder; and

        o the balance of our outstanding shares of common stock -- 11,474,382 shares -- will be considered restricted securities, of which 7,819,620 shares may be sold in the public market pursuant to this prospectus when the registration statement of which this prospectus is a part is declared effective.

        Under the provisions of Rule 144 of the Securities Act of 1933, restricted securities may be sold into the public market, subject to holding period, volume and other limitations set forth under the Rule. In general, under Rule 144 as currently in effect, a person -- or persons whose shares are aggregated -- who has beneficially owned restricted shares for at least one year, including any person who may be deemed to be an "affiliate" and has held the shares for at least one year, is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of:

        o the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

        o       1% of the shares then outstanding.

In order for a shareholder to rely on Rule 144, we must have available adequate current public information with respect to our business and financial status. A person who is not deemed to be an "affiliate" and has not been an affiliate for the most recent three months, and who has held restricted shares for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the various resale limitations of Rule 144.

        As of December 31, 2004, and after giving effect to the proposed one for ten reverse stock split, we had outstanding, in addition to our shares of common stock, warrants to purchase a total of 5,248,796 shares of common stock, options to purchase a total of 1,578,336 shares of common stock and 7,500,000 shares of Series B convertible preferred stock. See "Organizational History and Description of our Capital Stock -- Description of our Capital Stock". The shares underlying such warrants may be sold in the public market pursuant to this prospectus when the registration statement of which this prospectus is a part is declared effective. Unless registered, the shares of common stock underlying such options and preferred shares will be restricted securities.

            The above-mentioned options will be granted to replace options initially granted by Vyteris pursuant to an equity compensation plan approved by the stockholders of Vyteris. Vyteris did not grant options, warrants or rights pursuant to any other equity compensation plans. As of December 31, 2004, Treasure Mountain had not adopted any equity compensation plan. The following table provides information regarding options outstanding as of December 31, 2004 after giving effect to the Treasure Mountain/Vyteris merger and the proposed one for ten reverse stock split.

                                                                                                        (c)
                                                                                               Number of Securities
                                         (a)                                                 Remaining Available For
                             Number Of Securities To Be                (b)                 Future Issuance Under Equity
                               Issued Upon Exercise Of      Weighted-Average Exercise           Compensation Plans
                                Outstanding Options,      Price of Outstanding Options,       (Excluding Securities
       Plan Category             Warrants and Rights           Warrants and Rights           Reflected in Column (A))
       -------------             -------------------           -------------------           ------------------------
Replacement Options for
Options Granted Pursuant
to Equity Compensation
Plans Approved by                      721,720                        $1.90                          1,726,753
Stockholders of Vyteris,
Inc.


Equity Compensation Plans
Not Approved by Such                        --                           --                                 --
Stockholders
                                   ---------------               ---------------                 ---------------

TOTAL                                  721,720                        $1.90                          1,726,753
                                   ===============               ===============                 ===============

        This table does not include options which we will be required to grant to Vincent De Caprio, our chief executive officer, upon adoption of the proposed amendments to our articles of incorporation. Under the terms of Dr. De Caprio's employment agreement, he is entitled to receive additional stock options to assure that he retains four percent beneficial ownership for a specified period of time. See "Management -- Executive Compensation -- Employment Agreements and Management Compensation".

                                  LEGAL MATTERS


        The validity of the issuance of the shares of Treasure Mountain Holdings, Inc. common stock described herein shall be passed upon for us by our Nevada counsel.


                                     EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, have audited the financial statements of Vyteris, Inc. at December 31, 2003 and 2002, and for the period from the November 10, 2000 date of inception of Vyteris, Inc. to December 31, 2003 and the years ended December 31, 2003 and 2002, as set forth in their report. We've included the financial statements of Vyteris, Inc. in this prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        Madsen & Associates, CPA's Inc., independent auditors, have audited the financial statements of Treasure Mountain Holdings, Inc. at December 31, 2003, and for the period from our January 1, 1958 date of inception to December 31, 2003 and the years ended December 31, 2002 and 2003, as set forth in their report. The audited financial statements of Treasure Mountain Holdings, Inc. are included in this prospectus and elsewhere in the registration statement in reliance on the report of Madsen & Associates, CPA's Inc., given on their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock which may be sold by the selling stockholders, reference is made to the registration statement, including the exhibits thereto and the financial statements and notes filed as a part thereof. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you may desire to review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

        You should only rely on the information contained in this prospectus and the registration statement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

        We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits thereto, may be inspected, without charge, at the public reference facility maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information regarding the public reference rooms. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such materials can also be inspected on the SEC's web site at HTTP://WWW.SEC.GOV.

                          INDEX TO FINANCIAL STATEMENTS

AUDITED YEAR-END FINANCIAL STATEMENTS OF VYTERIS, INC.:

         Report of Independent Registered Public Accounting Firm                                 F-1
         Balance Sheets as of December 31, 2003 and 2002                                         F-2
         Statements of Operations for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000
                  (inception) to December 31, 2003                                               F-3
         Statements of Changes in Stockholders' Equity (Deficit) for
                  the period from November 10, 2000 (inception) to
                  December 31, 2003                                                              F-4
         Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000
                  (inception) to December 31, 2003                                               F-5
         Notes to Year-End Financial Statements                                                  F-6

UNAUDITED INTERIM FINANCIAL STATEMENTS OF TREASURE MOUNTAIN HOLDINGS, INC.:

         Balance Sheets as of September 30, 2004 and December
                  31, 2003                                                                       F-25
         Statements of Operations for the nine months ended September 30,
                  2004 and 2003 and for the period from November 10, 2000
                  (inception) to September 30, 2004                                              F-26
         Statements of Changes in Stockholders' Equity (Deficit) for
                  the period from November 10, 2000
                  (inception) to September 30, 2004                                              F-27
         Statements of Cash Flows for the nine months ended September 30,
                  2004 and 2003 and for the period from November 10, 2000
                  (inception) to September 30, 2004                                              F-28
         Notes to Interim Financial Statements                                                   F-30

AUDITED YEAR-END FINANCIAL STATEMENTS OF TREASURE MOUNTAIN HOLDINGS, INC.:


         Report of Independent Registered Public Accounting Firm                                 F-46
         Balance Sheet as of December 31, 2003                                                   F-47
         Statements of Operations for the years ended December 31, 2003 and
                  2002 and for the period from January 1, 1958
                  (inception) to December 31, 2003                                               F-48
         Statements of Changes in Stockholders' Equity (Deficit) for the years ended December 31, 2003 and 2002 and for the period from
                  January 1, 1958 (inception) to December 31, 2003                               F-49
         Statements of Cash Flows for the years ended December 31, 2003 and
                  2002 and for the  period  from January 1, 1958
                  (inception) to December 31, 2003                                               F-52
         Notes to Year-End Financial Statements                                                  F-54


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Vyteris, Inc.

We have audited the accompanying balance sheets of Vyteris, Inc. (a development stage enterprise) as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended and the period from November 10, 2000 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vyteris, Inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and the period from November 10, 2000 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring losses and defaulted on the payment of certain debt obligations and is dependent upon obtaining sufficient financing to fund operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                           /s/ ERNST & YOUNG LLP

MetroPark, New Jersey
May 4, 2004, except for Note 17E,
as to which the date is May 6, 2004


                                                Vyteris, Inc.
                                      (A Development Stage Enterprise)

                                               Balance Sheets


                                                                                    DECEMBER 31,
                                                                               2003             2002
                                                                        -----------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                              $  2,286,167     $    765,123
   Due from the U.S. Food and Drug Administration                                    -          313,320
   Prepaid expenses and other current assets                                    93,238           73,475
                                                                        -----------------------------------
Total current assets                                                         2,379,405        1,151,918

Property and equipment, net                                                  2,934,902        1,972,096
                                                                        -----------------------------------
Total assets                                                              $  5,314,307     $  3,124,014
                                                                        ===================================

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                       $    887,858     $  1,139,743
   Accrued expenses                                                            627,523          589,559
   Interest payable to related parties                                       2,056,495          490,511
   Deferred revenue                                                            300,000          300,000
   Due to a related party                                                       71,577           71,577
   Convertible, secured promissory notes payable to related parties         20,350,000       10,462,146
   Secured promissory notes payable to related parties                       2,900,000                -
   Convertible promissory note payable to a related party                      500,000                -
   Current portion of capital lease obligation                                  22,620           17,758
                                                                        -----------------------------------
Total current liabilities                                                   27,716,073       13,071,294

Capital lease obligation, less current portion                                  29,546           26,549

Preferred stock, par value $0.0001 per share; 50,000,000
   shares authorized:
     Series A convertible, redeemable preferred stock; 333,333 shares issued and outstanding on December 31, 2003 and 2002;
       liquidation preference $9,999,990                                       333,333          333,333
     Series B convertible, redeemable preferred stock; 3,000,000 shares issued and outstanding on December 31, 2003 and 2002;
       liquidation preference $9,000,000                                     2,917,640        2,917,640

Stockholders' deficit:
   Common stock, par value $0.0001 per share; 75,000,000 shares authorized, 1,812,479 shares issued and outstanding on December
     31, 2003 and 2002, respectively                                               181              181
   Additional paid-in capital                                                7,836,638        7,825,000
   Deferred compensation                                                       (43,347)        (106,803)
   Deficit accumulated in development stage                                (33,475,757)     (20,943,180)
                                                                        -----------------------------------
Total stockholders' deficit                                                (25,682,285)     (13,224,802)
                                                                        -----------------------------------
Total liabilities and stockholders' deficit                               $  5,314,307     $  3,124,014
                                                                        ===================================

SEE ACCOMPANYING NOTES.


                                                Vyteris, Inc.
                                      (A Development Stage Enterprise)

                                          Statements of Operations


                                                                                                   PERIOD FROM
                                                                                                     NOVEMBER
                                                                                                     10, 2000
                                                                                                  (INCEPTION) TO
                                                               YEAR ENDED DECEMBER 31,               DECEMBER
                                                               2003               2002               31, 2003
                                                       -------------------------------------------------------------
Revenue:
   Contract research revenue                            $        200,000   $        151,452     $        628,000

Operating expenses:
   Research and development                                    8,734,871          7,209,796           23,317,759
   General and administrative                                  2,454,922          2,890,568            8,710,953
                                                       -------------------------------------------------------------
Total operating expenses                                      11,189,793         10,100,364           32,028,712

Interest income                                                   (5,775)           (10,834)            (318,378)
Interest expense                                               1,787,143            829,616            2,632,007
                                                       -------------------------------------------------------------
Loss before benefit from state income taxes                  (12,771,161)       (10,767,694)         (33,714,341)
Benefit from state income taxes                                 (238,584)                 -             (238,584)
                                                       -------------------------------------------------------------
Net loss                                                $    (12,532,577)  $    (10,767,694)    $    (33,475,757)
                                                       =============================================================

Basic and diluted loss applicable to common
   shareholders per share                               $         (6.91)   $         (6.25)
                                                       ========================================

Weighted-average number of shares of common stock
   outstanding                                                 1,812,479          1,722,744
                                                       ========================================

SEE ACCOMPANYING NOTES.


                                                            Vyteris, Inc.
                                                  (A Development Stage Enterprise)

                                       Statements of Changes in Stockholders' Equity (Deficit)


                                                                                                        DEFICIT           TOTAL
                                                  COMMON STOCK           ADDITIONAL                    ACCUMULATED    STOCKHOLDERS'
                                            ---------------------------   PAID-IN       DEFERRED     IN DEVELOPMENT      EQUITY
                                               SHARES        AMOUNT       CAPITAL     COMPENSATION       STAGE          (DEFICIT)
                                            ----------------------------------------------------------------------------------------
Balance at November 10, 2000 (inception)             -        $   -     $         -   $         -    $           -   $           -
 Issuance of common stock                    1,666,667          167       6,501,860             -                -       6,502,027
 Net loss                                            -            -               -             -         (716,621)       (716,621)
                                            ----------------------------------------------------------------------------------------
Balance at December 31, 2000                 1,666,667          167       6,501,860             -         (716,621)      5,785,406
 Compensation associated with stock option
  grants                                             -            -         260,810      (260,810)               -               -
 Amortization of deferred compensation               -            -               -        48,177                -          48,177
 Exercise of stock options                      20,625            2          12,372             -                -          12,374
 Issuance of warrants                                -            -          64,000             -                -          64,000
 Consultant compensation associated with
  stock option grants                                -            -           8,799             -                -           8,799
 Net loss                                            -            -               -             -       (9,458,865)     (9,458,865)
                                            ----------------------------------------------------------------------------------------
Balance at December 31, 2001                 1,687,292          169       6,847,841      (212,633)     (10,175,486)     (3,540,109)
 Issuance of common stock                      125,000           12         499,988             -                -         500,000
 Forfeited stock options                             -            -         (25,161)       25,161                -               -
 Amortization of deferred compensation               -            -               -        80,669                -          80,669
 Exercise of stock options                         187            -             112             -                -             112
 Issuance of warrants                                -            -         502,220             -                -         502,220
 Net loss                                            -            -               -             -      (10,767,694)    (10,767,694)
                                            ----------------------------------------------------------------------------------------
Balance at December 31, 2002                 1,812,479          181       7,825,000      (106,803)     (20,943,180)    (13,224,802)
 Forfeited stock options                             -            -            (272)          272                -               -
 Compensation associated with stock option
  grants                                             -            -           9,480        (9,480)               -               -
 Amortization of deferred compensation               -            -               -        72,664                -          72,664
 Consultant compensation associated with
  stock option grants                                -            -           2,430             -                -           2,430
 Net loss                                            -            -               -             -      (12,532,577)    (12,532,577)
                                            ----------------------------------------------------------------------------------------
Balance at December 31, 2003                 1,812,479        $ 181     $ 7,836,638   $   (43,347)   $ (33,475,757)  $ (25,682,285)
                                            ========================================================================================

SEE ACCOMPANYING NOTES.


                                                       Vyteris, Inc.
                                              (A Development Stage Enterprise)

                                                  Statements of Cash Flows


                                                                                                           PERIOD FROM
                                                                                                             NOVEMBER
                                                                                                             10, 2000
                                                                                                          (INCEPTION) TO
                                                                          YEAR ENDED DECEMBER 31,            DECEMBER
                                                                          2003               2002            31, 2003
                                                                     -----------------------------------------------------
OPERATING ACTIVITIES
Net loss                                                             $ (12,532,577)    $ (10,767,694)    $ (33,475,757)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                            288,041           239,490          639,498
   Amortization of notes payable discount                                   217,854           341,788          566,220
   Amortization of deferred compensation                                     72,664            80,669          201,510
   Noncash compensation                                                       2,430                 -           11,229
   Changes in operating assets and liabilities:
     Accounts receivable                                                          -            96,548                -
     Due from the U.S. Food and Drug Administration                         313,320          (313,320)               -
     Due from Becton Dickinson and Co.                                            -            50,416                -
     Prepaid expenses and other current assets                              (19,763)          (65,946)         (93,238)
     Accounts payable                                                      (251,885)          484,790          887,858
     Accrued expenses                                                        37,964          (216,165)         627,523
     Interest payable to related parties                                  1,565,984           482,311        2,056,495
     Deferred revenue                                                             -           300,000          300,000
     Due to Spencer Trask                                                         -            61,577           71,577
                                                                     -----------------------------------------------------
Net cash used in operating activities                                   (10,305,968)       (9,225,536)     (28,207,085)
                                                                     -----------------------------------------------------

INVESTING ACTIVITIES
Purchases of equipment                                                   (1,225,631)         (700,292)      (2,492,966)
                                                                     -----------------------------------------------------
Net cash used in investing activities                                    (1,225,631)         (700,292)      (2,492,966)
                                                                     -----------------------------------------------------

FINANCING ACTIVITIES
Net proceeds from issuance of common stock                                        -           500,000        6,335,360
Net proceeds from issuance of convertible redeemable preferred
 stock                                                                            -                 -        2,917,640
Proceeds from exercise of options                                                 -               112           12,486
Proceeds from issuance of convertible promissory notes to related
 parties                                                                  9,670,000         9,680,000       20,350,000
Proceeds from issuance of secured promissory notes to related
 parties                                                                  2,900,000                 -        2,900,000
Proceeds from issuance of promissory note to related party                  500,000                 -          500,000
Repayment of capital lease obligations                                      (17,357)          (11,012)         (29,268)
                                                                     -----------------------------------------------------
Net cash provided by financing activities                                13,052,643        10,169,100       32,986,218
                                                                     -----------------------------------------------------

Net increase in cash and cash equivalents                                 1,521,044           243,272        2,286,167
Cash and cash equivalents, beginning of period                              765,123           521,851                -
                                                                     -----------------------------------------------------
Cash and cash equivalents, end of period                             $    2,286,167    $      765,123    $   2,286,167
                                                                     =====================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Issuance of capital stock in exchange for equipment                  $            -    $            -    $   1,000,000
                                                                     =====================================================
Equipment acquired under capital lease                               $       25,216    $       43,043    $      81,434
                                                                     =====================================================
Issuance of warrants in connection with issuance of convertible
   secured promissory notes payable to related parties               $            -    $      502,220    $     566,220
                                                                     =====================================================
Interest paid                                                        $        3,354    $        3,197    $       7,201
                                                                     =====================================================

SEE ACCOMPANYING NOTES.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.      ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

        Vyteris, Inc. ("Vyteris"), formerly Drug Delivery Technologies, Inc., was incorporated on July 19, 2000 in the State of Delaware. Vyteris had no operating activity prior to November 10, 2000.

        Effective November 10, 2000, Vyteris, Becton Dickinson and Co. ("Becton") and Spencer Trask Specialty Group, LLC ("Spencer Trask") entered into a stockholders' agreement ("Stockholders' Agreement"), in conjunction with a transaction agreement ("Transaction Agreement"), also effective on November 10, 2000, whereby Becton agreed to transfer to Vyteris certain assets in exchange for common stock and Series A convertible redeemable preferred stock and Spencer Trask agreed to contribute $9,000,000 in cash in exchange for 90% of the voting stock of the Company. Becton received 10% of the voting stock of the Company which was valued at $1,000,000. The entire $1,000,000 was allocated to manufacturing equipment. The manufacturing equipment was carried at a net book value of greater than $1,000,000 by Becton on November 10, 2000.

        Vyteris paid certain Transaction Agreement expenses on behalf of Spencer Trask approximating $250,000. The reimbursement was recorded as a reduction in paid-in capital associated with the common stock and Series B convertible, redeemable preferred stock issued to Spencer Trask.

        Vyteris is engaged in the development of noninvasive, transdermal drug delivery systems. Vyteris holds over 60 U.S. patents relating to the delivery of drugs across the skin using a mild electric current. The Company operates in one business segment.

BASIS OF PRESENTATION

        The accompanying financial statements have been prepared assuming that Vyteris will continue as a going concern; however, at its current and planned rate of spending, Vyteris' cash and cash equivalents are not sufficient to allow it to continue operations through December 31, 2004. Additionally, Vyteris defaulted on the payment of certain debt obligations. Vyteris requires additional sources of capital to meet budgeted expenditures in order to continue its operations through that date.

        Although Vyteris obtained financing of approximately $8 million subsequent to December 31, 2003, no assurance can be given that Vyteris will be successful in arranging the additional planned financing needed to continue the execution of its business plan, which include the launch of a commercial product. Failure to obtain such financing may require management to substantially curtail operations, which may result in a material adverse effect on the financial position or results of operations of Vyteris.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.      SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

        Vyteris considers all highly liquid instruments with maturities of three months or less at the date of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

        Property and equipment is stated at cost, except for certain equipment acquired in connection with the Transaction Agreement, which is recorded at the fair value of the equipment on the date of acquisition. Vyteris provides for depreciation using the straight-line method over the estimated useful lives of the respective assets (3-10 years). Equipment held under capital leases is recorded at the present value of the minimum lease payments at the inception of the lease and is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the equipment. Amortization of equipment held under capital leases is included in depreciation and amortization expense in the accompanying financial statements.

REVENUE

         PRODUCT REVENUE. Through September 30, 2004, Vyteris has not had any product revenue. Vyteris will recognizes product revenue, net of allowances for anticipated returns, provided that (1) persuasive evidence of an arrangement exists, (2) delivery to the customer has occurred, (3) the selling price is fixed or determinable and (4) collection is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. The price is considered fixed or determinable when it is not subject to refund or adjustments.

         FEASIBILITY STUDIES. Vyteris conducts feasibility studies to demonstrate the viability of its technology to interest potential partners to enter into a development, marketing and supply partnership. Revenues on feasibility studies are measured using the proportional performance method of accounting. Such studies are typically completed within a one- to three-month period. Revenue producing feasibility studies do not occur regularly, are priced at what Vyteris anticipates the actual costs will be and are not expected to produce material revenues or a profit. When applying the proportional performance method, Vyteris relies on total expected input (contract) costs in order to determine the amount of revenue earned to date. Vyteris follows this method because reasonably dependable estimates of the revenue applicable to various contract milestones can be made. Vyteris monitors estimates of total contract revenues and cost on a routine basis throughout the contract period. The cumulative impact of any change in estimates of the contract revenues or costs is reflected in the period in which the changes become known. In the event that a loss is anticipated on a particular contract, provision is made for the estimated loss in the period in which the anticipated loss becomes known. Vyteris issues invoices related to fixed price contracts based on either the achievement of milestones during a project or other contractual terms. Differences between the timing of billings and the recognition of revenue based upon the proportional performance method of accounting are recorded as revenue earned in excess of billings or deferred revenue.

         DEFERRED REVENUE. Non-refundable upfront fees are deferred and recognized as revenue on a straight-line basis over the lives of the agreements.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


REVERSE COMMON STOCK SPLIT

        On March 31, 2004 Vyteris completed a 1:4 reverse stock split of its common stock (refer to Note 16). All share information with respect to Vyteris' common stock, options, and warrants have been adjusted to give retroactive effect to the reverse common stock split for all periods presented.

STOCK-BASED COMPENSATION

        As permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), Vyteris has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations in accounting for its employee stock-based compensation because the alternative fair value method of accounting provided for under SFAS No. 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant. The Board of Directors determines the fair value of common stock.

        Vyteris accounts for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Therefore, the fair value of options issued to non-employees is recorded as an expense and Vyteris periodically re-measures the option value until the option is exercised, expired or forfeited.

        Vyteris has adopted the disclosure-only provisions of SFAS No. 123. Pro forma information regarding net loss is required by SFAS No. 123, which requires that the information is to be determined as if Vyteris had accounted for its employee stock options granted under the fair value provisions of SFAS No. 123. For purposes of SFAS No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods.

        The fair value of each option granted was estimated at the date of grant using the minimum value option pricing model with the following assumptions for the grants made during 2003; weighted average risk-free interest rate of 3.22%, no dividend yield and weighted-average expected option life of six years, and for grants made during 2002; weighted average risk-free interest rate of 4.75%, no dividend yield and weighted-average expected option life of six years.

        In addition, the option valuation models require input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

        The pro forma net loss may not be representative of future disclosure since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Vyteris' pro forma information is as follows:

                                                                                                  PERIOD FROM
                                                                                                  NOVEMBER 10,
                                                                                                2000 (INCEPTION)
                                                                                                       TO
                                                           YEAR ENDED DECEMBER 31                   DECEMBER
                                                         2003                   2002                31, 2003
                                                -------------------------------------------------------------------
Net loss as reported:                                $(12,532,577)          $(10,767,694)         $(33,475,757)
   Add stock-based employee compensation                   72,664                 80,669               201,510
     expense included in reported net loss
   Deduct total stock-based employee                     (140,829)              (130,133)             (331,604)
     compensation expense determined under the
     fair value based method for all awards
                                                -------------------------------------------------------------------
Pro forma net loss                                   $(12,600,742)          $(10,817,158)         $(33,605,851)
                                                ===================================================================

Basic and diluted pro forma net loss per share
   applicable to common stockholders per share
                                                           $(6.95)                $(6.28)
                                                ===================================================================

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


INCOME TAXES

        Vyteris records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

UNIVERSITY RESEARCH AGREEMENTS

        During 2003, Vyteris funded two separate University research programs. The first aimed to advance the iontophoretic delivery of drugs through the skin. The second targeted the delivery of therapeutic drugs for a specific condition. The cost of the research programs was approximately $168,000 in 2003, and is included in research and development expense in the accompanying financial statements. The agreements provide for future funding of approximately $200,000 in 2004, $84,000 in 2005 and $4,000 in 2006.

RESEARCH AND DEVELOPMENT

        Research and development costs are charged to expense as incurred.

LONG-LIVED ASSETS

        The Company reviews long-lived assets, including fixed assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. Through December 31, 2003, no impairment has occurred.

FINANCIAL INSTRUMENTS

        Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities reported in the Balance Sheets equal or approximate their fair value due to their short term to maturity.

        The FASB has issued Statement No. 150 ("SFAS No. 150"), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of freestanding financial instruments: (1) mandatorily redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets, and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. Accordingly, we have classified our Series A and Series B convertible redeemable preferred stock as liabilities in the accompanying balance sheets.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


USE OF ESTIMATES

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE

        The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net loss per common share ("Basic EPS") is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share ("Diluted EPS") is computing by dividing net loss by the weighted average number of shares and dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive.

RECLASSIFICATION OF EXPENSES

        Certain amounts in the accompanying financial statements have been reclassified to conform to the 2003 presentation.

3.      PROPERTY AND EQUIPMENT

        The following is a summary of property and equipment:


                                                                         DECEMBER 31,
                                                                   2003                2002
                                                           ----------------------------------------
        Manufacturing and laboratory equipment                   $1,235,815          $1,116,626
        Furniture and fixtures                                       32,743               7,899
        Office equipment                                            104,516              50,008
        Software                                                     82,200              43,840
                                                           ----------------------------------------
                                                                  1,455,274           1,218,373
        Less accumulated depreciation and amortization              639,498             351,457
                                                           ----------------------------------------
                                                                    815,776             866,916
        In-process equipment                                      1,888,396           1,105,180
        Construction in progress                                    230,730                   -
                                                           ----------------------------------------
                                                                 $2,934,902          $1,972,096
                                                           ========================================

        At December 31, 2003 and 2002, equipment held under capital lease included manufacturing and laboratory equipment and software of approximately $81,000 and $56,000, respectively. Depreciation and amortization expense, included in research and development expense and general and administrative expense in the accompanying financial statements, was approximately $288,000, $239,000, and $639,000, respectively, for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        At December 31, 2003 and 2002, in-process equipment included advances of approximately $1,561,000 and $1,040,000, respectively for a continuous motion patch machine that is being built for Vyteris. Additionally, at December 31, 2003 and 2002, in-process equipment included advances of approximately $96,000 and $65,000 for patch controller manufacturing equipment that is being custom manufactured for Vyteris.

        Total open purchase commitments related to property and equipment were as follows at December 31, 2003:

       Continuous motion patch machine                        $ 239,000
       Controller manufacturing equipment                        29,000
       Facility expansion project                               101,000
       Laboratory equipment                                      17,000
                                                          ----------------
       Total                                                  $ 386,000
                                                          ================

4.  PROMISSORY NOTES

        During 2003, 2002 and 2001, Vyteris issued convertible secured promissory notes (the "Convertible Notes") with an aggregate principal amount of $20,350,000 to the related parties listed below. Each of the Convertible Notes matures one year from its respective date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal and is overdue).

        Vyteris defaulted on payment of the entire principal and accrued interest due on the Convertible Notes dated November 21, 2001, December 3, 2001, January 25, 2002, February 22, 2002, April 10, 2002, May 9, 2002, July 12, 2002,
August 20, 2002, October 17, 2002, November 26, 2002, and December 23, 2002. Therefore, Vyteris accrued interest at an annual rate of 11% for each of the Notes in default starting on their respective maturity dates. As of December 31, 2003, no principal or interest has been paid on any of the Convertible Notes. The Convertible Notes are secured by all of Vyteris' domestic and foreign patents.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following is a schedule of the Convertible Notes:

                                                                              BALANCE AT      BALANCE AT
                                              ISSUANCE         PRINCIPAL     DECEMBER 31,    DECEMBER 31,
PAYEE                                           DATE             AMOUNT          2003            2002
-----------------------------------------------------------------------------------------------------------
Spencer Trask Specialty Group, LLC      November 21, 2001      $   750,000   $    750,000    $     750,000
Member of Vyteris Board of Directors    December 3, 2001           250,000        250,000          250,000
Spencer Trask Specialty Group, LLC      January 25, 2002           750,000        750,000          750,000
Spencer Trask Specialty Group, LLC      February 22, 2002        1,500,000      1,500,000        1,500,000
Spencer Trask Specialty Group, LLC      April 10, 2002           1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      May 9, 2002              2,000,000      2,000,000        2,000,000
Spencer Trask Specialty Group, LLC      July 12, 2002            1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      August 20, 2002            625,000        625,000          625,000
Spencer Trask Specialty Group, LLC      October 17, 2002           925,000        925,000          925,000
Spencer Trask Specialty Group, LLC      November 26, 2002          880,000        880,000          880,000
Spencer Trask Specialty Group, LLC      December 23, 2002        1,000,000      1,000,000        1,000,000
Spencer Trask Specialty Group, LLC      January 24, 2003         1,000,000      1,000,000                -
Spencer Trask Specialty Group, LLC      March 7, 2003            1,155,000      1,155,000                -
Spencer Trask Specialty Group, LLC      March 28, 2003           1,150,000      1,150,000                -
Spencer Trask Specialty Group, LLC      April 30, 2003             607,500        607,500                -
Spencer Trask Specialty Group, LLC      May 30, 2003             1,152,500      1,152,500                -
Spencer Trask Specialty Group, LLC      July 8, 2003             1,240,000      1,240,000                -
Spencer Trask Specialty Group, LLC      July 29, 2003            1,200,000      1,200,000                -
Spencer Trask Specialty Group, LLC      August 28, 2003          1,165,000      1,165,000                -
Spencer Trask Specialty Group, LLC      October 3, 2003          1,000,000      1,000,000                -
                                                                            -------------------------------
                                                                               20,350,000       10,680,000
Less discount from issuance of warrants                                                 -          217,854
                                                                            -------------------------------
                                                                             $ 20,350,000    $  10,462,146
                                                                            ===============================

        In connection with the issuance of the Convertible Notes, Vyteris issued warrants ("Warrants") to purchase 2,035,000 shares (967,000 during 2003, 968,000 during 2002 and 100,000 during 2001) of Vyteris' common stock at an exercise price of $4.00 per share. Management estimated that the Warrants had an aggregate fair value of approximately $566,000 (None for 2003 issues, $502,000 for 2002 issues, and $64,000 for 2001 issues) based on a valuation on each of the respective dates of issue. Therefore, Vyteris has recorded an aggregate discount on the Convertible Notes of approximately $566,000 and paid-in capital of approximately $502,000 and $64,000 in the accompanying statements of changes in stockholders' equity (deficit) for the years ended December 31, 2002 and 2001, respectively (none in 2003). The discount is amortized over each of the Convertible Notes respective one-year life.

        The Warrants had an expiration date of the earlier of seven years from the date of issuance or three years from the date of a qualified initial public offering ("IPO"). A qualified IPO is defined as one in which the minimum gross proceeds are $10,000,000 and the minimum price per common share is $12.00.

        At December 31, 2003 and 2002, approximately $2,023,000 and $490,000 of accrued interest on the Convertible Notes was recorded in interest payable to related parties in the accompanying balance sheets.

        At any time prior to maturity, all interest and principal on the Convertible Notes were, at the option of the holder, convertible into shares of Vyteris' stock, as defined below, upon the closing of a private equity financing ("Private Equity Financing") in which the minimum gross proceeds are $3,000,000. The Convertible Notes were convertible into capital stock of the same class or series of capital stock and at the same price per share of the capital stock issued in the Private Equity Financing.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        The Convertible Notes issued during 2001 were amended during 2002 to be convertible at the option of the holder (the original terms included automatic conversion) upon closing of a Private Equity Financing, as described above.

        If Vyteris proposed to consolidate with, or merge into, another corporation or entity, or to sell all or substantially all of its assets, then Vyteris was required to provide holders of the Convertible Notes with at least ten days' prior written notice of any such proposed action, and the holders of the Convertible Notes will, at their option, have the right to demand immediate prepayment of all principal and interest due under the Notes.

        Due to the short-term nature of the Convertible Notes, their carrying value approximates fair value.

        As discussed in Note 17, the Convertible Notes were exchanged for Vyteris' common stock and Series C convertible, redeemable preferred stock in 2004.

        On July 1, 2003, Vyteris issued a convertible promissory note to Becton Dickinson and Company ("the BD Convertible Note") with an aggregate principal amount of $500,000. The BD Convertible Note matures one year from its date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal and is overdue).

        In connection with the issuance of the BD Convertible Note, Vyteris issued warrants (the Becton "Warrants") to purchase 50,000 of Vyteris' common stock at an exercise price of $4.00 per share. Management estimated that the Becton Warrants had no fair value on the date of issue. The Becton Warrants expire at the earlier of seven years from the date of issuance or three years from the date of a qualified initial public offering with minimum gross proceeds are $10,000,000.

        At December 31, 2003 approximately $20,000 of accrued interest (none at December 31, 2002) on the BD Convertible Note was recorded in interest payable to related parties in the accompanying balance sheet.

        At any time prior to maturity, all interest and principal on the BD Convertible Note shall, at the option of the holder, convert into shares of Vyteris' common stock at a conversion price of $4 per share.

        Due to the short-term nature of the BD Convertible Note, the carrying value approximates fair value.

5.      SECURED PROMISSORY NOTES

        During 2003, Vyteris issued secured promissory notes (the "Notes") with an aggregate principal amount of $2,900,000 to the related parties listed below. Each of the Notes matures one year from its respective date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal is overdue). The Notes are secured by all of Vyteris' domestic and foreign patents.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following is a schedule of the Notes:

                                                                                      BALANCE AT
                                                ISSUANCE             PRINCIPAL       DECEMBER 31,
        PAYEE                                   DATE                 AMOUNT              2003
        --------------------------------------------------------------------------------------------
        Spencer Trask Specialty Group, LLC      November 6, 2003     $   800,000     $    800,000
        Spencer Trask Specialty Group, LLC      December 12, 2003      1,000,000        1,000,000
        Spencer Trask Specialty Group, LLC      December 30, 2003      1,100,000        1,100,000
                                                                                   -----------------
                                                                                     $  2,900,000
                                                                                   =================

        At December 31, 2003, approximately $13,000 (none at December 31, 2002) of accrued interest on the Notes was recorded in interest payable to related parties in the accompanying balance sheet.

        Due to the short-term nature of the Notes, their carrying values approximate fair value.

        Spencer Trask had the option to demand immediate repayment of the Notes in the event that Vyteris receives proceeds greater than $6 million from the sale of securities. As discussed in Note 17, the Notes were exchanged for Vyteris' common stock and Series C convertible, redeemable preferred stock in 2004.

6.      COMMON STOCK AND CONVERTIBLE, REDEEMABLE PREFERRED STOCK

        In connection with the Transaction Agreement, 1,666,667 shares of common stock and 3,333,333 of convertible, redeemable preferred stock (333,333 Series A and 3,000,000 Series B) were issued. All shares have a $0.0001 par value and were issued in exchange for cash and equipment.

        During 2002, 125,000 common shares were issued to B. Braun Medical, Inc. in connection with a license, development and distribution agreement (refer to Note 13).

        Each stockholder is entitled to receive dividends if and when declared by the Board of Directors. Convertible, redeemable preferred stockholders have equal priority over any distribution to holders of common stock.

        Holders of outstanding shares vote as a single class. Each holder of common stock shall be entitled to one vote per share. Each holder of convertible, redeemable preferred stock shall be entitled to the number of votes that such holder would have if the convertible, redeemable preferred stock held was converted into common stock. Holders of convertible, redeemable preferred stock have the option, at any point after the date of issuance, to convert said shares into common stock based on a conversion ratio in place at that time. The conversion ratio at December 31, 2003 was 1:4; however, in the event of another common stock split, a common stock dividend or another similar occurrence, such ratio would be adjusted. Further, each share of convertible, redeemable preferred stock is to be automatically converted into common stock (based on a conversion ratio in place at that time) upon a public offering, as defined in the Stockholders' Agreement.

        Under the terms of the Transaction Agreement, for each $100,000 in excess of $10,000,000 in gross proceeds received by Vyteris as a result of a sale and closing of a capital private placement (or series of such transactions), each convertible, redeemable preferred stockholder has the right

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


to require Vyteris to redeem up to 1% of such stockholder's Series A convertible, redeemable preferred stock at a price of at least $3 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock) during a period beginning the day after the sale and closing of the capital private placement (or series of such transactions) and ending one year following such date. No accretion of this redemption feature has occurred, as such redemption is uncertain at this time.


        In the event of liquidation, each share of convertible, redeemable preferred Series A and Series B stock entitles its holder to receive $30 per share and $3 per share, respectively, plus unpaid dividends. In the event of a stock split, a stock dividend or another similar occurrence, such per share amounts may be adjusted.

At December 31, 2003, Vyteris reserved shares of common stock for issuance as follows:

        Exercise of stock options                             1,479,188
        Conversion of Series A convertible,
           redeemable preferred stock                            83,333
        Conversion of Series B convertible,
           redeemable preferred stock                           750,000
        Conversion of convertible promissory notes            5,212,500
        Exercise of warrants                                  2,400,000
        B.Braun option to purchase additional shares             92,593
                                                         -----------------
        Total                                                10,017,614
                                                         =================

        On January 16, 2003, Vyteris' Board of Directors authorized an increase in the number of shares of stock from 50,000,000 to 125,000,000. Authorized common stock increased from 30,000,000 to 75,000,000 and authorized preferred stock increased from 20,000,000 to 50,000,000.

7.      STOCK COMPENSATION PLAN

        In March 2001, the Board of Directors and stockholders of Vyteris approved the adoption of the Vyteris, Inc. 2001 Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting of both incentive and nonqualified stock options to employees, officers, directors, and consultants of Vyteris to purchase up to 1,500,000 shares of Vyteris' common stock, in the aggregate. Only employees of Vyteris may be granted incentive stock options under the Option Plan.

        Options granted under the Option Plan vest as determined by the Compensation Committee of the Board of Directors ("Compensation Committee") and terminate after the earliest of the following events: expiration of the option as provided in the option agreement, termination of the employee, or ten years from the date of grant (five years from the date of grant for incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of Vyteris stock at the date of grant). Granted stock options are immediately exercisable into restricted shares of common stock, which vest in accordance with the original terms of the related options. If an optionee's status as an employee or consultant changes due to termination, Vyteris has the right to purchase from the optionee all unvested shares at the original option exercise price.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        The option price of each share of common stock shall be determined by the Compensation Committee, provided that with respect to incentive stock options, the option price per share shall in all cases be equal to or greater than 100% of the fair value of a share of common stock on the date of the grant, except an incentive option granted under the Option Plan to a shareholder that at any time an option is granted owns more than 10% of the total combined voting power of all classes of Vyteris stock, shall have an exercise price of not less than 110% of the fair value of a share of common stock on the date of grant. No participant may be granted incentive stock options, which would result in shares with an aggregate fair value of more than $100,000 first becoming exercisable in one calendar year.

        A summary of Vyteris' stock option activity under the Option Plan, and related information for the years ended December 31 is as follows:

                                                          2003                            2002
                                             ---------------------------------------------------------------
                                                              WEIGHTED-                       WEIGHTED-
                                                               AVERAGE                         AVERAGE
                                                OPTIONS       EXERCISE          OPTIONS       EXERCISE
                                                                PRICE                           PRICE
                                             ---------------------------------------------------------------
Outstanding at beginning of year                192,959         $2.92            75,854         $0.60
   Granted                                      262,375           .80           134,542          4.00
   Exercised                                          -             -              (187)         0.60
   Forfeited and canceled                        (6,625)         1.33           (17,250)         1.40
                                             ---------------------------------------------------------------
   Outstanding and exercisable to acquire
   restricted stock at end of year              448,709         $1.70           192,959         $2.92
                                             ===============================================================

Weighted-average grant date fair value of
   options granted during the year for
   options with an exercise price less than
   the fair value of a common share on the       $ 0.76                              -
   date of grant
Weighted-average grant date fair value of
   options granted during the year for
   options with an exercise price equal to
   the fair value of a common share on the            -                          $ 0.96
   date of grant

        A summary of Vyteris' options outstanding under the Option Plan at December 31, 2003 and the related exercise prices and weighted-average remaining lives is as follows:

                                                        WEIGHTED-
                                                        AVERAGE
                                                       REMAINING
                                                         LIFE
        EXERCISE PRICE           OUTSTANDING            (YEARS)
        --------------------------------------------------------------

        $0.60                         61,917              7.5
        $0.80                        257,375              9.7
        $4.00                        129,417              8.0
                               ---------------------------------------
                                     448,709              8.9
                               =======================================

        Vyteris granted 262,375 options during the year ended December 31, 2003. All options granted during 2003 have an exercise price of $0.80 per share. 155,500 of the options have an exercise price that approximates fair value for accounting purposes of a share of common stock on the date of grant. 106,875 of

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


the options have an exercise price which is lower that fair value for accounting purposes of a share of common stock on the date of grant. Vyteris granted 134,542 options during the year ended December 31, 2002. All options granted during 2002 have an exercise price of $4.00 per share, which approximates the fair value for accounting purposes of a share of common stock on the date of grant. Accordingly, Vyteris recorded deferred compensation of approximately $9,500 during 2003, none during 2002 and $260,800 during 2001 and amortization of deferred compensation of approximately $72,600, $80,700, and $201,500 for the years ended December 31, 2003 and 2002 and the period from November 10, 2001 (inception) to December 31, 2003, respectively. During 2003 and 2002, stock options with an intrinsic value of approximately $270 and $25,200 were forfeited, respectively. All options granted in 2001 and 2002 have a vesting period of three years. Options granted in 2003 have different vesting periods, with 135,250 options vesting over thirty months and 127,125 options vesting over three years.

8.      COMMITMENTS AND CONTINGENCIES

LEASES

        At December 31, 2003, the minimum lease payments under capital lease obligations and a non-cancelable operating sublease with Becton for office and facility space are as follows:

                                                                   CAPITAL
                                                                    LEASE              OPERATING
                                                                  OBLIGATIONS            LEASE
                                                               -------------------------------------
Years ended December 31,
2004                                                                 $26,059            $304,000
2005                                                                  20,288             304,000
2006                                                                  11,333             228,000
2007                                                                       -                   -
2008                                                                       -                   -
                                                               -------------------------------------
Total minimum lease payments                                          57,680            $836,000
                                                                                 ===================
Less amounts representing interest (interest imputed using
   rates from 7.4%-13.8%)                                              5,514
                                                               ------------------
Present value of minimum capital lease payments                       52,166
Less current portion of capital lease obligation                      22,620
                                                               ------------------
Capital least obligation, less current portion                       $29,546
                                                               ==================

        Rent expense recorded in the accompanying statements of operations was approximately $301,300, $292,000, and $942,300 for the years ended December 31, 2003 and 2002 and the period from November 10, 2000 (inception) to December 31, 2003, respectively.

OTHER MATTERS

        Vyteris is involved in pending opposition proceedings involving its patents. The ultimate outcome cannot be predicted at this time. Management does not believe that the pending opposition proceedings will have a material adverse effect on the financial position, results of operations or cash flows of Vyteris.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.      RELATED PARTY TRANSACTIONS

SPENCER TRASK

        In addition to the Convertible Notes and the Notes described in Note 4, Vyteris had the following transactions with Spencer Trask:

        At December 31, 2003 and 2002, approximately $62,000 is included in due to Spencer Trask in the accompanying balance sheets for amounts owed to Spencer Trask and Spencer Trask Ventures, Inc. for certain expenses paid on behalf of Vyteris.

        During December 2001, $10,000 of Spencer Trask's funds were deposited in Vyteris' bank account in error by Vyteris' bank. Therefore, at December 31, 2003 and December 31, 2002, $10,000 is included in due to Spencer Trask in the accompanying balance sheets.

BECTON DICKINSON AND CO.

        In addition to the BD Convertible Note described in Note 4, Vyteris had the following transactions with Becton:

        Becton provided certain transitional services to Vyteris during 2001 and 2000 in accordance with the Transaction Agreement. Vyteris paid Becton approximately $92,000 for transitional services during the period from November 10, 2000 (inception) to December 31, 2003 (none in 2003 or 2002).

        In accordance with the Transaction Agreement, Becton was required to reimburse Vyteris for certain legal expenses. For the period from November 10, 2000 (inception) to December 31, 2003, Becton reimbursed Vyteris for legal expenses of approximately $100,000. Becton did not reimburse Vyteris for any legal expenses during 2003 or 2002.

        We are required to pay BD a royalty in respect of sales of each iontophoresis product stemming from intellectual property received by us from BD. For our LidoSite product, on a country-by-country basis, that obligation continues for the later of 10 years after the date of the first commercial sale in a country and the date of the original expiration of the last-to-expire patent granted in such country. The royalty on our LidoSite product, which is to be calculated semi-annually, will be 5% of all direct revenues as defined in the Transaction Agreement. No royalties will be earned by BD prior to November 10, 2005.

10.     NEW DRUG APPLICATION

        During 2002, Vyteris filed new drug applications for its iontophoretic lidocaine patch system with the United States Food and Drug Administration ("FDA"). Certain fees accompany such applications. In light of Vyteris' early stage of development in 2002, it filed a request for refund of certain of the fees. On March 14, 2003, Vyteris was notified by the FDA that the FDA was refunding approximately $313,000 in human drug application fees paid by Vyteris because Vyteris qualified for a small business waiver.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Therefore, at December 31, 2002, Vyteris recorded a receivable from the FDA of approximately $313,300 and a reduction in research and development expenses of approximately $313,300 for the year ended December 31, 2002 and the period from November 10, 2000 (inception) to December 31, 2003. The receivable was collected in 2003.

11.     INCOME TAXES

        Vyteris has available for federal income tax purposes net operating loss carryforwards, subject to review by the Internal Revenue Service, aggregating approximately $33,670,000 and expiring from 2020 to 2023. The difference between the deficit accumulated during the development stage for financial reporting purposes and the net operating loss carryforwards for income tax purposes is primarily due to differences in accounting and tax bases of certain assets resulting from the Transaction Agreement.

        Utilization of net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change.

        Except as described below, Vyteris has not recorded a provision for or benefit from income taxes in the accompanying financial statements due to recurring losses and the uncertainty of the future recoverability of its deferred tax assets. Accordingly, Vyteris has provided a full valuation allowance against its federal deferred tax assets of approximately $12,742,000 and $8,671,000 at December 31, 2003 and 2002, respectively. The deferred tax assets are principally due to net operating loss carryforwards.

        Significant components of the Company's deferred tax assets at December 31, 2003 and 2002 are as follows:

                                                         DECEMBER 31,                    DECEMBER 31,
                                                             2003                            2002
                                                   -------------------------        -----------------------
Deferred tax assets:
  Net operating tax loss carryforwards               $          12,284,000            $         8,427,000
  Research tax credits                                             441,000                        242,000
  Other                                                             17,000                          2,000
                                                   -------------------------        -----------------------
Total deferred tax asset                                        12,742,000                      8,671,000
Less valuation allowance                                       (12,742,000)                    (8,671,000)
                                                   -------------------------        -----------------------
Net deferred tax asset                               $                   -            $                 -
                                                   =========================        =======================

        During 2003, Vyteris recognized a benefit from state income taxes of approximately $239,000 related to the sale of approximately $2,979,000 state net operating loss carryforwards.

        A reconciliation of the statutory tax rates for the years ended December 31, 2003 and 2002 is as follows:

                                                         DECEMBER 31,                    DECEMBER 31,
                                                             2003                            2002
                                                   -------------------------        -----------------------
Statutory rate                                                       (34)%                          (34)%

State income tax                                                      (6)%                           (6)%
Change in valuation allowance                                          40%                            40%
                                                   -------------------------        -----------------------
Benefit for income tax                                                  0%                             0%
                                                   =========================        =======================

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.     EMPLOYMENT BENEFIT PLAN

        During December 2000, Vyteris' Board of Directors adopted a 401(k) plan (the "Plan") effective January 1, 2001 that covers substantially all employees. Vyteris expenses approximately $80,000, $55,000 and $179,000 in contributions to the Plan for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003, respectively, no contributions were made to the Plan prior to 2001.

13.     BRAUN MEDICAL, INC. LICENSE, DEVELOPMENT AND DISTRIBUTION AGREEMENT

        On September 20, 2002, Vyteris entered into an agreement with Braun, whereby Braun agrees to (upon U.S. F.D.A. approval) market, sell and distribute the Vyteris transdermal lidocaine delivery system (the "Product"). Under the general terms of the agreement, Vyteris is responsible for the cost of manufacturing the product and Braun is responsible for the cost of marketing and selling the product. Vyteris and Braun will share the revenues generated by the product in accordance with the agreement. Upon signing the agreement, Braun made an upfront, non-refundable milestone payment of $300,000 (refer to Note 2) and purchased 125,000 shares of Vyteris common stock for $500,000 ($4.00 per share) (refer to Note 6).

        Braun has an option to purchase in the future, an additional 92,593 shares of Vyteris' common stock for $5.40 per share, adjusted for stock splits and recapitalizations.

14.     LOSS PER SHARE

        The following table sets forth the computation of basic and diluted net loss attributable to common stockholders per share.

                                                  YEAR ENDED DECEMBER 31
                                                 2003                 2002
                                       -----------------------------------------
        Numerator:
          Net loss                        $  (12,532,577)     $   (10,767,694)
        Denominator:
          Weighted average shares              1,812,479            1,722,744
                                       -----------------------------------------
        Basic and diluted net loss
            attributable to common
            stockholders per share        $        (6.91)     $         (6.25)
                                       =========================================

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        The following table shows dilutive common share equivalents outstanding, which are not included in the above historical calculations, as the effect of their inclusion is anti-dilutive during each period.

                                                       DECEMBER 31
                                                 2003                 2002
                                       -----------------------------------------
        Convertible preferred stock              833,333              833,333
        Convertible debt                       5,212,500            2,670,000
        Warrants                               2,085,000            1,068,000
        Options                                  448,709              192,959
        B. Braun purchase right                   92,593               92,593
                                       -----------------------------------------
        Total                                  8,672,135            4,856,885
                                       =========================================


15.     CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject Vyteris to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Vyteris deposits its cash and cash equivalents with major financial institutions. At December 31, 2003, Vyteris had a cash balance in a financial institution that exceeded federal deposit insurance limits. Management believes that credit risk related to this deposit is minimal. Vyteris extends credit without collateral to companies that contract with it under contract research arrangements.

        Vyteris also purchases a small number of parts from single-source suppliers. Although Vyteris has not experienced significant supply delays attributable to supply changes, Vyteris believes that, for integrated circuits and hydrogel in particular, alternative sources of supply would be difficult to develop over a short period of time. Because Vyteris has no direct control over its third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary parts or products, Vyteris may be unable to redesign or adapt its technology to work without such parts or find alternative suppliers or manufacturers. In such events, Vyteris could experience interruptions, delays, increased costs, or quality control problems.

16.     SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                    QUARTERS ENDED
                                         MARCH 31,           JUNE 30,         SEPTEMBER 30,       DECEMBER 31,
                                      ----------------------------------------------------------------------------
2002
Contract research revenue                    $35,000           $96,452              $20,000                 $ -
Net loss                                 $(2,304,707)      $(2,836,718)         $(3,055,794)        $(2,570,475)
Basic and diluted net (loss) per
  common share*                               $(1.36)           $(1.68)              $(1.79)             $(1.42)

2003
Contract research revenue                   $105,000           $40,000              $55,000                 $ -
Net loss                                 $(2,700,327)      $(3,290,218)         $(3,310,183)        $(3,231,849)
Basic and diluted net (loss) per
  common share*                               $(1.49)           $(1.82)              $(1.83)             $(1.78)

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


* Per common share amounts for the quarters and full years have been calculated separately. Accordingly, quarterly amounts do not add up to the annual amount because of differences in the weighted average common shares outstanding during each period principally due to the effect of the Company's issuing shares of its common stock during the year.

Diluted net loss per share is identical to Basic net loss per share since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive. All per share amounts reflect the reverse stock split described in Note 2.

17.     SUBSEQUENT EVENTS

A.      SECURED PROMISSORY NOTES

        During February 2004, Vyteris issued secured promissory notes with principal of $1,000,000 to Spencer Trask and related parties. Each of the Notes matures 120 days from its respective date of issuance and bears an annual interest rate of 12%, which is payable on maturity, and are convertible into stock, at the option of the holders under certain circumstances.

B.      RECAPITALIZATION TRANSACTION

        On March 31, 2004 Spencer Trask and a related entity ("Spencer Trask and Related Party") consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 23 million shares of common stock, 7.5 million shares of Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") with a par value of $0.0001 per share, and other nominal consideration in exchange for $20,350,000 principal amount of the Convertible Notes, $2,900,000 of the Notes (collectively the "Spencer Trask Notes"), $2,615,000 of accrued and unpaid interest as of March 31, 2004 on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 2,035,000 shares of common stock (the "Recapitalization Transaction"). Management is in the process of determining the effect of this transaction on Vyteris' financial statements.

C.      SERIES C CONVERTIBLE REDEEMABLE PREFERRED STOCK

        On March 31, 2004 Vyteris issued 7.5 million shares of the "Series C Preferred Stock to Spencer Trask and Related Party in the Recapitalization Transaction. The Series C Preferred Stock is entitled to receive dividends when, as and if declared by the Board of Directors as long as any shares of the Series A Preferred Stock shall remain outstanding. Effective upon the cancellation, conversion or redemption of all shares of the Series A convertible redeemable preferred stock, the Series C Preferred Stock shall be entitled to cumulative dividends at the rate of 8% per annum of the then applicable Redemption Value, as defined. Dividends may be paid in cash and/or in shares of common stock, as determined, in good faith, by the Board of Directors. The Series C Preferred Stock has a liquidation preference of $1.00 per share.

        The Series C Preferred Stock shall participate on a per share basis equally with the common stock on distributions in excess of the Liquidation Amount, as defined. The Series C Preferred stock is convertible into common stock at $4.00 per share if converted within 18 months of issuance; $3.00 per share if converted during the following 18 month period; and $1.50 per share if converted at any time thereafter. The holders of the Series C Preferred Stock

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


shall be entitled to vote the number of votes that such holder would have if the Series C Preferred Stock were converted into common stock on the record date. The Series C Preferred Stock has redemption rights such that Vyteris shall, during the period commencing two years after the date Vyteris first receives revenue relating to commercial sale of the Vyteris' LidoSite product and ending one year thereafter (the "Initial Redemption Period"), redeem an amount of Series C Preferred Stock, based on the then applicable Redemption Price, equal to 5% of the gross profits received by Vyteris from the sale of LidoSite and commencing on the day after the termination of the Initial Redemption Period, Vyteris shall redeem an amount of Series C Preferred Stock, based on the then applicable Redemption Price, equal to 10% of the gross profits received by the Company from the sale of LidoSite.

D.      PRIVATE PLACEMENT

        In March and April of 2004, Vyteris sold $8 million of convertible notes in a private placement transaction. Spencer Trask Ventures, Inc., a related party to Vyteris' principal stockholder acted as placement agent in this transaction. Warrants to purchase 4 million shares of Vyteris' common stock at $1.00 per share were issued to the investors in this transaction. Spencer Trask Ventures, Inc. received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2.4 million shares of common stock at $1.00 as compensation for acting as placement agent.

E.      FDA APPROVAL

On May 6, 2004, the Food and Drug Administration approved Vyteris' New Drug Application (NDA 215-04) for its LidoSite(TM) Patch and Controller.


                                              TREASURE MOUNTAIN HOLDINGS, INC.
                                              (A DEVELOPMENT STAGE ENTERPRISE)
                                           CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                          SEPTEMBER       DECEMBER
                                                                                           30,2004        31, 2003
                                                                                        -------------   -------------
                                                                                         (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents........................................................    $10,932,724      $2,286,167
    Prepaid expenses and other current assets........................................        619,941          93,238
                                                                                        -------------   -------------
      Total current assets...........................................................     11,552,665       2,379,405

Deferred financing costs.............................................................      1,275,000              --
Property and equipment, net..........................................................      2,992,161       2,934,902
                                                                                        -------------   -------------
TOTAL ASSETS.........................................................................    $15,819,826      $5,314,307
                                                                                        =============   =============


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable.................................................................     $1,268,308        $887,858
    Accrued expenses and other liabilities...........................................      1,272,935       1,021,720
    Interest payable to related parties..............................................         50,081       2,056,495
    Convertible, secured promissory notes payable to related parties.................             --      20,350,000
    Secured promissory notes payable to related parties..............................             --       2,900,000
    Convertible promissory note payable to a related party...........................        250,000         500,000
                                                                                        -------------   -------------
      Total current liabilities......................................................      2,841,324      27,716,073

    Capital lease obligation, less current portion...................................         15,270          29,546
                                                                                        -------------   -------------
      Total liabilities..............................................................      2,856,594      27,745,619

Preferred stock, 0 and 50,000,000 shares authorized, par value $0.0001 per share;
        on September 30, 2004 and December 31, 2003, respectively:
    Vyteris Series A convertible, redeemable preferred stock; 0 and 333,333 shares issued and outstanding on September 30, 2004 and December 31, 2003, respectively; liquidation preference $0 and $9,999,990 at September 30, 2004
      and December 31, 2003, respectively............................................             --         333,333
    Vyteris Series B convertible, redeemable preferred stock; 0 and 3,000,000 shares issued and outstanding on September 30, 2004 and December 31, 2003, respectively; liquidation preference $0 and $9,000,000 at September 30, 2004
      and December 31, 2003, respectively............................................             --       2,917,640
    Treasure Mountain Series B convertible, redeemable preferred stock; 0 shares issued and outstanding on September 30, 2004 and December 31, 2003; 7,500,000
      and 0 preferred rights certificates outstanding on September 30, 2004 and
      December 31, 2003, respectively;  liquidation preference $7,500,000 and $0 at
      September 30, 2004 and December 31, 2003, respectively.........................      7,500,000              --

Stockholders' equity (deficit):
Common stock, Treasure Mountain par value $.001 per share; 50,000,000 shares authorized, 48,475,000 shares and 144,188,580 rights certificates issued and outstanding at September 30, 2004; Vyteris, par value $0.0001 per share;
    75,000,000 shares authorized, 1,812,479 shares issued and outstanding at December
    31, 2003.........................................................................         48,475             181
Additional paid-in capital...........................................................     57,677,485       7,836,638
Deferred compensation ...............................................................       (172,248)        (43,347)
Deficit accumulated in development stage.............................................    (52,090,480)    (33,475,757)
                                                                                        -------------   -------------
Total stockholders' equity (deficit).................................................      5,463,232     (25,682,285)
                                                                                        -------------   -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT).................................    $15,819,826     $ 5,314,307
                                                                                        =============   =============


The accompanying notes are an integral part of these condensed consolidated financial statements.


                                   TREASURE MOUNTAIN HOLDINGS, INC.
                                   (A DEVELOPMENT STAGE ENTERPRISE)
                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (UNAUDITED)


                                                                                      PERIOD FROM
                                                                                   NOVEMBER 10, 2000
                                                           NINE MONTHS ENDED         (INCEPTION) TO
                                                              SEPTEMBER 30,           SEPTEMBER 30,
                                                           2004          2003             2004
                                                           ----          ----             ----
Revenues:
  Contract research revenue..........................      $92,500      $200,000         $720,500

Operating expenses:
   Research and development..........................    8,544,546     6,472,042       31,862,305
  General and administrative.........................    2,979,622     1,780,487       11,690,575
                                                      -------------------------------------------
    Total operating expenses.........................   11,524,168     8,252,529       43,552,880

  Interest income....................................       (7,755)       (4,480)        (326,133)
  Interest expense to related parties................      787,299     1,248,969        3,410,014
  Interest expense...................................    6,403,511         3,710        6,412,803
                                                      -------------------------------------------
     Loss before benefit from state income taxes.....  (18,614,723)   (9,300,728)     (52,329,064)

  Benefit from state income taxes....................           --            --         (238,584)
                                                      -------------------------------------------
Net loss............................................. $(18,614,723)  $(9,300,728)    $(52,090,480)
                                                      ===========================================

Net loss per common share:
      Basic and diluted..............................       $(1.06)       $(5.13)
      Basic and diluted, pro forma (1)...............       $(0.25)       $(5.13)

Weighted average number of common shares:
      Basic and diluted .............................   17,490,594     1,812,479
      Basic and diluted, pro forma (1)...............   73,036,919     1,812,479


(1) To give effect to the conversion of rights certificates into common shares (see Note 1).


The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                  TREASURE MOUNTAIN HOLDINGS, INC.
                                                  (A DEVELOPMENT STAGE ENTERPRISE)
                                           CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN
                                                   STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                          DEFICIT          TOTAL
                                                                             ADDITIONAL                 ACCUMULATED    STOCKHOLDERS'
                                                        COMMON STOCK          PAID-IN      DEFERRED    IN DEVELOPMENT     EQUITY /
                                                     SHARES       AMOUNT      CAPITAL    COMPENSATION      STAGE         (DEFICIT)
Balance at November 10, 2000 (inception)........            -    $     -   $          -  $          -  $          -   $          -
Issuance of common stock........................    1,666,667        167      6,501,860             -             -      6,502,027
 Net loss.......................................            -          -              -             -      (716,621)      (716,621)
                                                  ----------------------------------------------------------------------------------
Balance at December 31, 2000....................    1,666,667        167      6,501,860             -      (716,621)     5,785,406
Compensation associated with stock option
  grants........................................            -          -        260,810      (260,810)            -              -
Amortization of deferred compensation...........            -          -              -        48,177             -         48,177
Exercise of stock options.......................       20,625          2         12,372             -             -         12,374
Issuance of warrants............................            -          -         64,000             -             -         64,000
Consultant compensation associated with stock
  options ......................................            -          -          8,799             -             -          8,799
Net loss........................................            -          -              -             -    (9,458,865)    (9,458,865)
                                                  ----------------------------------------------------------------------------------
Balance at December 31, 2001....................    1,687,292        169      6,847,841      (212,633)  (10,175,486)    (3,540,109)
Issuance of common stock........................      125,000         12        499,988             -             -        500,000
Forfeited stock options.........................            -          -        (25,161)       25,161             -              -
Amortization of deferred compensation...........            -          -              -        80,669             -         80,669
Exercise of stock options.......................          187          -            112             -             -            112
Issuance of warrants............................            -          -        502,220             -             -        502,220
 Net loss.......................................            -          -              -             -   (10,767,694)   (10,767,694)
                                                  ----------------------------------------------------------------------------------
Balance at December 31, 2002....................    1,812,479        181      7,825,000      (106,803)  (20,943,180)   (13,224,802)
Adjustment for cancelled-unamortized, stock
  option........................................            -          -           (272)          272             -              -
Compensation associated with stock option
  grants........................................            -          -          9,480        (9,480)            -              -
Amortization of deferred compensation...........            -          -              -        72,664             -         72,664
Consultant compensation associated with stock
  options.......................................            -          -          2,430             -             -          2,430
 Net loss.......................................            -          -              -             -   (12,532,577)   (12,532,577)
                                                  ----------------------------------------------------------------------------------
Balance at December 31, 2003....................    1,812,479        181      7,836,638       (43,347)  (33,475,757)   (25,682,285)
Adjustment for cancelled-unamortized, stock
  option........................................            -          -         (6,340)        6,340             -              -
Compensation associated with stock option
  grants........................................            -          -        333,122      (333,122)            -              -
Amortization of deferred compensation...........            -          -              -       197,881             -        197,881
Exercise of stock options.......................       49,658          5         32,221             -             -         32,226
Issuance of common stock on conversion of debt
  and preferred stock...........................   23,000,000      2,300     21,280,698             -             -     21,282,998
Issuance of warrants to convertible note
  holders.......................................            -          -      1,856,104             -             -      1,856,104
Beneficial conversion of convertible debt.......            -          -      2,401,057             -             -      2,401,057
Issuance of warrants associated with private
  placement.....................................            -          -      1,182,264             -             -      1,182,264
Issuance of common stock in exchange of debt....      166,666         17        249,983             -             -        250,000
Issuance of common stock on conversion of
  preferred stock...............................      666,667         67        333,266             -             -        333,333
Issuance common stock for capital raised, net...   10,040,076      1,004     12,561,601             -             -     12,562,605
Issuance of common stock on conversion of debt..    8,497,500        850      8,496,650             -             -      8,497,500
Reverse deferred financing costs upon
  conversion of debt............................            -          -       (462,863)            -             -       (462,863)
Issuance of common stock for working capital
  credit line...................................    1,000,000        100      1,274,900             -             -      1,275,000
Adjustment to common stock related to merger....     (170,163)    40,539        (40,539)            -             -              -
Treasure Mountain balance at January 1, 2004....    3,382,117      3,382        684,370             -      (695,391)        (7,639)
Issuance of warrants associated with merger.....            -          -        347,255             -             -        347,255
Capital contribution by Treasure Mountain
  officers......................................            -          -          9,519             -             -          9,519
Issuance of common stock in exchange of
  services......................................       30,000         30          2,970             -             -          3,000
Elimination of Treasure Mountain accumulated                -          -       (695,391)            -       695,391              -
  deficit Net loss..............................            -          -              -             -   (18,614,723)   (18,614,723)
                                                  ----------------------------------------------------------------------------------
Balance at September 30, 2004 (unaudited).......   48,475,000    $48,475   $ 57,677,485  $   (172,248) $(52,090,480)  $  5,463,232
                                                  ==================================================================================


                  The accompanying notes are an integral part of these condensed consolidated financial statements.


                                                 TREASURE MOUNTAIN HOLDINGS, INC.
                                                 (A DEVELOPMENT STAGE ENTERPRISE)
                                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (UNAUDITED)


                                                                                                                   PERIOD FROM
                                                                                    NINE MONTHS ENDED            NOVEMBER 10, 2000
                                                                                       SEPTEMBER 30,              (INCEPTION) TO
                                                                              ------------------------------       SEPTEMBER 30,
                                                                                   2004             2003               2004
                                                                              --------------   --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...................................................................   $ (18,614,723)   $  (9,300,728)     $ (52,090,480)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization............................................         293,818          210,654            933,318
  Amortization of notes payable discount...................................       1,856,104          202,194          2,422,324
  Amortization of deferred compensation....................................         197,881           57,138            399,391
  Amortization of financing costs..........................................       1,984,167               --          1,984,167
  Amortization of beneficial conversion feature of warrants................       2,401,057               --          2,401,057
  Noncash compensation.....................................................              --               --             11,229
  Compensation for services paid with warrants and common stock............         350,255               --            350,255
Change in operating assets and liabilities:
  Prepaid expenses and other current assets................................        (460,884)         271,639           (554,122)
  Deferred offering costs..................................................              --          (44,827)                --
  Accounts payable.........................................................         377,854         (521,820)         1,265,712
  Accrued expenses and other liabilities...................................         254,536           12,608          1,182,057
  Interest payable to related parties......................................         608,956        1,047,678          2,665,450
  Due to Spencer Trask.....................................................              --               --             71,577
                                                                              --------------   --------------     --------------
Net cash used in operating activities......................................     (10,750,979)      (8,065,464)       (38,958,065)
                                                                              --------------   --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase equipment.......................................................        (351,078)        (867,816)        (2,844,045)
                                                                              --------------   --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock...............................              --               --          6,335,360
  Net proceeds from private placement of common stock and warrants.........      12,562,605               --         12,562,605
  Deferred offering costs..................................................         (65,673)              --            (65,673)
  Net proceeds from issuance of convertible redeemable preferred stock.....              --               --          2,917,640
  Proceeds from exercise of options........................................          32,226               --             44,712
  Proceeds from issuance of convertible promissory notes to related
    parties................................................................              --        9,170,000         20,350,000
  Proceeds from issuance of secured promissory notes to related
   parties, net............................................................              --               --          2,900,000
  Proceeds from issuance of promissory note to related party...............              --               --            500,000
  Proceeds from issuance of secured promissory notes to related parties,
   net.....................................................................       7,232,730               --          7,232,730
  Notes payable to related parties and capital contribution from
   officers................................................................           4,332               --              4,332
  Repayment of capital lease obligations...................................         (17,606)         (13,810)           (46,872)
                                                                              --------------   --------------     --------------
Net cash provided by financing activities..................................      19,748,614        9,156,190         52,734,834
                                                                              --------------   --------------     --------------

  Net increase in cash and cash equivalents................................       8,646,557          222,910         10,932,724
  Cash and cash equivalents at beginning of the period.....................       2,286,167          765,123                 --
                                                                              --------------   --------------     --------------
  Cash and cash equivalents at end of the period...........................   $  10,932,724    $     988,033      $  10,932,724
                                                                              ==============   ==============     ==============


                The accompanying notes are an integral part of these condensed consolidated financial statements.


                                         TREASURE MOUNTAIN HOLDINGS, INC.
                                         (A DEVELOPMENT STAGE ENTERPRISE)
                                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (UNAUDITED)


                                                                                                   PERIOD FROM
                                                                                                 NOVEMBER 10, 2000
                                                                   NINE MONTHS ENDED              (INCEPTION) TO
                                                                      SEPTEMBER 30,                SEPTEMBER 30,
                                                                 2004               2003               2004
                                                           ----------------   ----------------   ----------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Issuance of capital stock in exchange for equipment........ $           --      $         --     $     1,000,000
                                                           ======================================================
Equipment acquired under capital lease.....................             --            25,216              81,434
                                                           ======================================================
Cancellation of warrants...................................             --                --            (566,220)
                                                           ======================================================
Issuance of warrants in connection with issuance of
   convertible secured promissory notes payable............      1,856,104                --           1,856,104
                                                           ======================================================
Issuance of warrants to placement agents...................      1,182,264                --           1,182,264
                                                           ======================================================
Beneficial conversion of convertible notes.................      2,401,057                --           2,401,057
                                                           ======================================================
Conversion of convertible secured promissory notes
   payable to related parties into convertible secured
   promissory notes payable................................        500,000                --             500,000
                                                           ======================================================
Conversion of convertible secured promissory notes
   payable into common stock...............................      8,497,500                --           8,497,500
                                                           ======================================================
Conversion of convertible secured promissory notes
   payable to related parties into common stock............        250,000                --             250,000
                                                           ======================================================
Conversion of convertible redeemable preferred stock into
   common stock............................................        333,333                --             333,333
                                                           ======================================================
Issuance of common stock in exchange for working capital
   facility................................................      1,275,000                --           1,275,000
                                                           ======================================================
Issuance of common stock in exchange for services..........          3,000                --               3,000
                                                           ======================================================
Interest paid..............................................        337,088             3,354             344,289
                                                           ======================================================

Recapitalization transaction:
    Exchanged:
       Interest payable to related parties.................$    (2,615,368)     $         --     $    (2,615,368)
       Convertible secured promissory notes payable to
         related parties...................................    (20,350,000)               --         (20,350,000)
       Warrants which were issued with convertible,
         secured promissory notes payable to related
         parties...........................................       (566,220)               --            (566,220)
       Secured promissory notes payable to related parties.     (2,900,000)               --          (2,900,000)
       Convertible redeemable preferred stock..............     (2,917,640)               --          (2,917,640)
    For:
       Due to Spencer Trask Specialty Group, LLC...........             10                --                  10
       Proceeds from issuance of convertible redeemable
         preferred stock...................................      7,500,000                --           7,500,000
       Common stock........................................          2,300                --               2,300
       Paid in capital.....................................     21,846,918                --          21,846,918
                                                           ------------------------------------------------------
                                                           $            --      $         --     $            --
                                                           ======================================================


         The accompanying notes are an integral part of these condensed consolidated financial statements.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.      ORGANIZATION AND BASIS OF PRESENTATION

MERGER

        On September 29, 2004 Vyteris, Inc. (the "Company" or "Vyteris"), merged with a subsidiary of Treasure Mountain Holdings, Inc. ("TMHI") (the "Merger"). After the Merger, Vyteris stockholders owned 98.2% of the outstanding common stock and rights to receive common stock of TMHI. The directors of TMHI resigned immediately prior to the Merger and the directors of Vyteris immediately prior to the Merger became the sole directors of TMHI, and the officers of TMHI resigned immediately prior to the Merger and the executive officers of Vyteris immediately prior to the Merger became the sole officers of TMHI. As a result of the merger, although TMHI is the parent company, the financial information included in the 10-QSB relate to Vyteris as it is the accounting acquiror.

        The accompanying condensed consolidated balance sheet as of September 30, 2004 and the condensed consolidated statements of operations for the nine months ended September 30, 2004, consolidate the historical financial statements of TMHI with Vyteris after giving effect to the Merger where Vyteris is the accounting acquiror by recording the transaction as the issuance of Vyteris stock for the net monetary assets of TMHI, accompanied by a recapitalization with no goodwill or other intangibles recorded. TMHI had been engaged in the activity of the development and operations of mining properties and in 1957 the operations were abandoned and TMHI became inactive. TMHI has been in the developmental stage since that date. The effects of the Merger on Vyteris' condensed consolidated financial statements were not material.

        The condensed balance sheet at December 31, 2003 has been derived from the audited financial statements of Vyteris, Inc. at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto, included in Vyteris, Inc.'s audited financial statements for the year ended December 31, 2003, as set forth in Treasure Mountain Holdings' Current Report on Form 8-K/A as filed with the SEC on November 5, 2004.

        TMHI did not have sufficient authorized shares of common and preferred stock to consummate the Merger. In lieu of issuing shares to the former stockholders of Vyteris, TMHI issued a combination of shares and rights certificates entitling the holders to receive additional shares ("Rights Certificates"). Prior to the Merger there were 45,233,046 shares of Vyteris common stock outstanding. The terms of the Merger called for each share of Vyteris common stock to be exchanged for 4.19 shares of TMHI common stock, as a result the holders of Vyteris common stock were entitled to receive 189,526,463 shares of TMHI common stock. TMHI had 45,337,883 shares of common stock available to be issued to Vyteris common stockholders in the Merger. All of these available shares were issued to Vyteris common stockholders as well as Rights Certificates for an additional 144,188,580 shares of common stock. Prior to the Merger there were 7,500,000 shares of Vyteris preferred stock outstanding. The terms of the Merger called for each share of Vyteris preferred stock to be exchanged for one share of TMHI preferred stock. TMHI had no shares

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


of preferred stock, therefore, the Vyteris preferred stockholders received Rights Certificates for 7,500,000 shares of TMHI preferred stock. All references to common stock in the condensed consolidated statements and accompanying notes are stated in TMHI shares as if TMHI had sufficient authorized shares to consummate the Merger. TMHI is taking the necessary steps to increase the number of authorized shares so that the holders of Rights Certificates can exchange their Rights Certificates for shares of common and preferred stock.

        Prior to the Merger, Vyteris consummated a $15.1 private placement transaction (the "Private Placement") of 2,510,019 units (the "Units"). The Private Placement included the conversion of $1.6 million of loans made to Vyteris during the month of September 2004 by Spencer Trask Specialty Group, LLC ("Spencer Trask") and certain of its related parties (the "September Notes"). Net proceeds to Vyteris from the Private Placement were approximately $12.6 million.

        Immediately prior to the consummation of the Merger, Vyteris consummated an offering of units consisting of four shares of common stock and a warrant to purchase one share of common stock (the "Recent Warrants"). The Recent Warrants have an initial exercise price equal to $1.875 per share. The Recent Warrants are exercisable immediately upon issuance and have a term of five years. In addition, Vyteris agreed to sell to each of the placement agents or their respective designees, for nominal consideration, warrants to purchase the number of shares of common stock equal to 20% of (i) the aggregate number of shares of common stock included in the units placed by such placement agent, plus (ii) the aggregate number of shares of common stock underlying the Recent Warrants included in the units placed by such placement agent, at an exercise price of $1.50 per share. The placement agents' warrants are exercisable for a period of five years from issuance.

ORGANIZATION

        Vyteris, formerly Drug Delivery Technologies, Inc., was incorporated on July 19, 2000 in the State of Delaware. Vyteris had no operating activity prior to November 10, 2000. Vyteris is engaged in the development of noninvasive, transdermal drug delivery systems. Vyteris holds over 60 U.S. patents relating to the delivery of drugs across the skin using a mild electric current. The Company operates in one business segment.

        Effective November 10, 2000, Vyteris, Becton Dickinson and Co. ("BD") and Spencer Trask entered into a stockholders' agreement ("Stockholders' Agreement"), in conjunction with a transaction agreement ("Transaction Agreement"), also effective on November 10, 2000, whereby BD agreed to transfer to Vyteris certain assets in exchange for common stock and Series A convertible redeemable preferred stock and Spencer Trask agreed to contribute $9.0 million in cash in exchange for common stock and Series B convertible redeemable preferred stock.

        Vyteris paid certain Transaction Agreement expenses on behalf of Spencer Trask approximating $0.3 million. The reimbursement was recorded as a reduction in additional paid-in capital associated with the common stock and Series B convertible redeemable preferred stock issued to Spencer Trask.

RECENT TRANSACTIONS

        On September 29, 2004 BD exchanged all 333,333 of its shares of Redeemable Preferred Shares (the "Series A Shares"). In lieu of cash, BD elected

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


to exchanged its Series A Shares for 2,793,335 shares of common stock and warrants to purchase 698,335 shares of common stock at $0.45 per share.

        On September 29, 2004 BD agreed to the redemption of $0.25 million of the principal amount of the 8% convertible promissory note in exchange for 698,331 shares of common stock and warrants to purchase 174,585 shares of common stock at $0.45 per share. The remaining $0.25 million in principal amount of the 8% convertible promissory note and all interest accrued to date on the 8% convertible note was paid on October 1, 2004 (see Note 7).

        Immediately prior to the closing of the Private Placement, Spencer Trask, Vyteris' controlling stockholder, and certain of its related parties agreed to provide Vyteris with up to $5.0 million in working capital loans in the form of 11.5% secured demand promissory notes ("Working Capital Facility"). As consideration for the commitment of the Working Capital Facility, Vyteris issued 4,190,000 shares of its common stock to Spencer Trask and certain of its related parties (see Note 10).

        Simultaneously with the closing of the Private Placement, $8.5 million principal amount of Vyteris' 8% convertible secured promissory notes converted into 35,604,525 shares of common stock (see Note 5).

RECAPITALIZATION TRANSACTION

        On March 31, 2004, Spencer Trask and a related entity ("Spencer Trask and Related Party") consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 96.67 million shares of common stock,
7.5 million shares of Series C Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") with a par value of $0.0001 per share, and other nominal consideration in exchange for $20.3 million principal amount of the convertible, secured promissory notes payable to related parties, $2.9 million of the secured promissory notes payable to related parties (collectively the "Spencer Trask Notes"), $2.6 million of accrued and unpaid interest on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 8,526,650 shares of common stock with a paid-in capital value of $0.6 million (the "Recapitalization Transaction") (see Note 8).

BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

2.      SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

        Vyteris considers all highly liquid instruments with maturities of three months or less at the date of purchase to be cash equivalents.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


PROPERTY AND EQUIPMENT, NET

        Property and equipment, net is stated at cost, except for certain equipment acquired in connection with the Transaction Agreement, which is recorded at the fair value of the equipment on the date of acquisition. Vyteris provides for depreciation using the straight-line method over the estimated useful lives of the respective assets (3-10 years). Equipment held under capital leases is recorded at the present value of the minimum lease payments at the inception of the lease and is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the equipment. Amortization of equipment held under capital leases is included in depreciation and amortization expense in the accompanying financial statements. Leasehold improvements are amortized over the estimated useful life or over the term of the lease, whichever is shorter

REVERSE COMMON STOCK SPLIT

        On March 31, 2004 Vyteris completed a 1:4 reverse stock split of its common stock. All share information with respect to Vyteris' common stock, options, and warrants have been adjusted to give retroactive effect to the reverse stock split for all periods presented.

STOCK-BASED COMPENSATION

        As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and related interpretations for its employee stock-based compensation. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant. The Board of Directors determines the fair value of common stock.

        The Company accounts for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue ("EITF") No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." Therefore, the fair value of options issued to non-employees is recorded as an expense and periodically re-measured over the vesting terms.

        The following table illustrates the effect on net loss as if the Company had applied the fair value recognition provisions for stock-based employee compensation of SFAS No. 123, as amended by SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure."

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                                                                                 PERIOD FROM
                                                              NINE MONTHS ENDED               NOVEMBER 10, 2000
                                                                SEPTEMBER 30,                  (INCEPTION) TO
                                                        ----------------------------------      SEPTEMBER 30,
                                                             2004                2003               2004
                                                        --------------      --------------     --------------
Net loss, as reported................................   $ (18,614,723)      $  (9,300,728)     $ (52,090,480)
Add: stock-based employee compensation expense
  included in reported net income (loss).............         197,881              57,138            399,391
Deduct: stock-based employee compensation expense
  determined under fair value based method for
  all awards.........................................        (412,160)           (104,269)          (742,411)
                                                        --------------      --------------     --------------
Pro forma net loss...................................   $ (18,829,002)      $  (9,347,859)     $ (52,433,500)
                                                        ==============      ==============     ==============

Net loss per common share:
  Basic and diluted, as reported.....................   $       (1.06)      $       (5.13)
  Basic and diluted, pro forma.......................   $       (1.08)      $       (5.16)

Weighted average number of common shares:
  Basic and diluted..................................      17,490,594           1,812,479

        For purposes of pro forma disclosures, the estimated fair value of the options granted is amortized to expense over the option vesting periods. The fair value of each option was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions:

                    GRANT PERIOD                      WEIGHTED-     DIVIDEND    WEIGHTED-
                                                       AVERAGE        YIELD     AVERAGE
                                                      RISK-FREE                 EXPECTED
                                                    INTEREST RATE             OPTION LIFE
        ----------------------------------------------------------------------------------
        Nine months ended September 30, 2004.....       3.97%        0%        six years
        Nine months ended September 30, 2003.....       2.78%        0%        six years

        In addition, the option valuation models require input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options. The pro forma net loss may not be representative of future disclosure since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

        During the nine months ended September 30, 2004, 37,500 stock options were exercised, 6,500 stock options were forfeited, and 129,416 stock options were cancelled. 91,917 of the cancelled stock options were reissued with an exercise price of $0.80. In accordance with APB No. 25 and FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25, the reissued options are accounted for as a direct re-pricing, which requires the Company to re-measure the option value until the option is exercised, expired or forfeited. Additionally, 1,001,807 stock options were granted with an exercise price of $0.80.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


INCOME TAXES

        Vyteris records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

         PRODUCT REVENUE. Through September 30, 2004, Vyteris has not had any product revenue. Vyteris will recognizes product revenue, net of allowances for anticipated returns, provided that (1) persuasive evidence of an arrangement exists, (2) delivery to the customer has occurred, (3) the selling price is fixed or determinable and (4) collection is reasonably assured. Delivery is considered to have occurred when title and risk of loss have transferred to the customer. The price is considered fixed or determinable when it is not subject to refund or adjustments.

         FEASIBILITY STUDIES. Our revenues from inception on November 10, 2000 through September 30, 2004 have been minimal, totaling $0.7 million and derived solely from research feasibility studies for pharmaceutical companies. Vyteris conducts feasibility studies to demonstrate the viability of its technology to interest potential partners to enter into a development, marketing and supply partnership. Revenues on feasibility studies are measured using the proportional performance method of accounting. Such studies are typically completed within a one- to three-month period. Revenue producing feasibility studies do not occur regularly, are priced at what Vyteris anticipates the actual costs will be and are not expected to produce material revenues or a profit. When applying the proportional performance method, Vyteris relies on total expected input (contract) costs in order to determine the amount of revenue earned to date. Vyteris follows this method because reasonably dependable estimates of the revenue applicable to various contract milestones can be made. Vyteris monitors estimates of total contract revenues and cost on a routine basis throughout the contract period. The cumulative impact of any change in estimates of the contract revenues or costs is reflected in the period in which the changes become known. In the event that a loss is anticipated on a particular contract, provision is made for the estimated loss in the period in which the anticipated loss becomes known. Vyteris issues invoices related to fixed price contracts based on either the achievement of milestones during a project or other contractual terms. Differences between the timing of billings and the recognition of revenue based upon the proportional performance method of accounting are recorded as revenue earned in excess of billings or deferred revenue.

         DEFERRED REVENUE. Non-refundable upfront fees are deferred and recognized as revenue on a straight-line basis over the lives of the agreements.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


RESEARCH AND DEVELOPMENT

        Research and development costs are charged to expense as incurred.

USE OF ESTIMATES

        The preparation of the condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET LOSS PER SHARE

        The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share." Under the provisions of SFAS No. 128, basic net loss per common share ("Basic EPS") is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share ("Diluted EPS") is computing by dividing net loss by the weighted average number of shares and dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive. For the nine months ended September 30, 2004, Basic and Diluted EPS on a pro forma basis gives effect to the conversion of Rights Certificates into common shares.


LONG-LIVED ASSETS

        The Company reviews long-lived assets, including fixed assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is assessed using discounted cash flows. Through September 30, 2004, no impairment has occurred.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


FINANCIAL INSTRUMENTS

        Cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities reported in the condensed consolidated balance sheets equal or approximate their fair value due to their short term to maturity.

        The FASB has issued Statement No. 150 ("SFAS No. 150"), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 specifies that instruments within its scope embody obligations of the issuer and that the issuer must classify them as liabilities. SFAS No. 150 requires issuers to classify as liabilities the following three types of freestanding financial instruments: (1) mandatorily redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets, and (3) certain obligations to issue a variable number of shares. SFAS No. 150 defines a "freestanding financial instrument" as a financial instrument that (1) is entered into separately and apart from any of the entity's other financial instruments or equity transactions or (2) is entered into in conjunction with some other transaction and can be legally detached and exercised on a separate basis. Accordingly, we have classified our Series A and Series B convertible redeemable preferred stock as liabilities in the accompanying condensed consolidated balance sheets.

RECENTLY ISSUED ACCOUNTING STANDARDS

        The Financial Accounting Standards Board ("FASB") recently issued FASB Statement No. 123 (revised 2004), "Share-based Payment," an Amendment of FASB Statements No. 123 and 95. The change in accounting would replace existing requirements under FAS 123, Accounting for Stock-based Compensation, and Apb Opinion No. 25, Accounting for Stock Issued to Employees. This statement covers a wide range of equity-based compensation arrangements. All forms of share-based payments to employees, including employee stock options, would be treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would generally be measured at fair value at the grant date. The Company believes that the impact of this new standard will have a material effect on its results of operations.

        In November of 2004, the FASB issued SFAS No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" (SFAS No. 151). SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. SFAS No. 151 also requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Companies must apply the standard prospectively. The Company does not believe that the impact of this new standard will have a material effect on its prospective financial condition or results of operations.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


3.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

                                                                SEPTEMBER 30,        DECEMBER 31,
                                                                    2004                 2003
                                                                -------------       -------------
                                                                (Unaudited)
        Manufacturing and laboratory equipment..............    $   1,509,563       $   1,235,815
        Furniture and fixtures..............................           96,306              32,743
        Office equipment....................................          141,002             104,516
        Leasehold improvements..............................          122,193                  --
        Software............................................          102,542              82,200
                                                                -------------       -------------
                                                                    1,971,606           1,455,274
        Less: Accumulated depreciation and amortization.....         (933,316)           (639,498)
                                                                -------------       -------------
                                                                    1,038,290             815,776

        In-process equipment................................        1,796,328           1,888,396
        Construction in progress............................          157,543             230,730
                                                                -------------       -------------
                                                                $   2,992,161       $   2,934,902
                                                                =============       =============

        At September 30, 2004 and December 31, 2003, equipment held under capital lease included manufacturing and laboratory equipment and software of approximately $81,000. Depreciation and amortization expense, included in research and development expense and general and administrative expense in the accompanying condensed consolidated financial statements, was approximately $0.3 million, $0.2 million and $0.9 million for the nine month periods ended September 30, 2004 and 2003 and for the period from November 10, 2000 (inception) to September 30, 2004, respectively.

        At September 30, 2004 and December 31, 2003, in-process equipment included advances of approximately $1.6 million for a continuous motion patch machine that is being custom manufactured for the Company. Additionally, at September 30, 2004 and December 31, 2003, in-process equipment included advances of approximately $126,000 and $96,000 for patch controller manufacturing equipment that is being custom manufactured for Vyteris.

        Total open purchase commitments related to property and equipment were as follows at September 30, 2004:

                                                          SEPTEMBER 30,
                                                              2004
                                                          (Unaudited)
                                                          -----------
        Continuous motion patch machine................   $   173,400
        Controller manufacturing equipment.............       232,400
        Laboratory equipment...........................        31,484
                                                          -----------
                                                          $   437,284
                                                          ===========

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


4.      ACCRUED EXPENSES AND OTHER LIABILITIES

        Accrued expenses and other liabilities consist of the following:

                                                        SEPTEMBER 30,  DECEMBER 31,
                                                             2004           2003
                                                        -------------  ------------
                                                         (Unaudited)
        Accrued expenses............................... $     732,057  $    627,523
        Deferred license fee revenue...................       450,000       300,000
        Due to a related party.........................        71,587        71,577
        Current portion of capital lease obligation....        19,291        22,620
                                                        -------------  ------------
                                                        $   1,272,935  $  1,021,720
                                                        =============  ============


5.      CONVERTIBLE SECURED PROMISSORY NOTES PAYABLE

        During the nine months ended September 30, 2004, Vyteris issued $8.5 million of 8% convertible secured promissory notes payable, maturing December 31, 2004 (the "December Notes"), in a private placement transaction. Included in the December Notes are convertible secured promissory notes payable with principal of $0.2 million and 387,575 warrants issued to members of Vyteris Board of Directors and senior management, who purchased the December Notes on the same terms and conditions as all other purchasers of the December Notes.

        In connection with the issuance of the December Notes, Vyteris issued warrants ("Warrants") to purchase 17,802,262 shares of common stock at an exercise price of $0.24 per share. The Warrants had an expiration date of five years from the date of issuance. Management estimated that the Warrants had an aggregate fair value of approximately $1.9 million. In addition, Vyteris estimated that the December Notes contained a beneficial conversion feature valued at approximately $2.4 million. Therefore, Vyteris initially recorded a discount on the December Notes and increased additional paid-in capital by approximately $4.3 million. The discount and beneficial conversion feature was being amortized over the life of the December Notes and is included in interest expense in the accompanying condensed consolidated statements of operations.

        Simultaneously with the closing of the Private Placement (see Note 1), the $8.5 million principal amount of the December Notes converted into 38,497,500 shares of TMHI common stock. Upon the conversion of the December Notes, the Company recorded the unamortized portion of the discount and beneficial conversion feature in interest expense in the accompanying condensed consolidated statements of operations.

        Spencer Trask Ventures, Inc., a related party to Vyteris' principal stockholder, acted as placement agent in this transaction. Spencer Trask Ventures, Inc. received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 10,681,358 shares of common stock at an exercise price of $0.24 as compensation for acting as placement agent. These warrants also provide for a cashless exercise right and certain customary anti-dilution and price protection provisions. In addition, Vyteris granted Spencer Trask Ventures, Inc. an irrevocable right of first refusal for a period of two years following the closing of the aforementioned offering to either purchase for its own account or act as agent for any proposed private offering of our securities by us, other than notes or convertible notes to be issued to STSG.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


        Costs relating to the private placement transaction were initially capitalized and amortized over the term of the December Notes. Total deferred financing costs of approximately $2.4 million included placement agent fees and non-accountable expenses of approximately $1.1 million, legal and other expenses of $0.1 million and warrants issued to the placement agent valued at approximately $1.2 million. Amortization expense, was included in interest expense in the accompanying condensed consolidated statements of operations. Upon the conversion of the December Notes, Vyteris recorded $0.5 million of non-cash financing costs in additional paid-in capital.


        The resultant charges to interest expense and by period were as follows:

                                                                    BENEFICIAL        DEFERRED
                                                   FAIR VALUE       CONVERSION       FINANCING
                                                    DISCOUNT          FEATURE           COSTS           TOTAL
                                                 --------------   --------------   --------------   --------------
                                                   (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)
Interest Expense Amortization:

Nine months ended September 30, 2004.........    $    1,172,602   $    1,516,879   $    1,548,659   $    4,238,140
Interest expense recorded upon
  conversion of the December Notes
  on September 29, 2004......................           683,502          884,178          435,508        2,003,188
                                                 --------------   --------------   --------------   --------------
    Total noncash interest expense...........    $    1,856,104   $    2,401,057   $    1,984,167   $    6,241,328
                                                 ==============   ==============   ==============   ==============

        In addition, $0.5 million was charged to additional paid-in capital upon conversion of the December Notes on September 29, 2004.

        Interest expense, including interest expense to related parties, on the condensed consolidated statement of operations for the nine months ended September 30, 2004 consist of the following:

                                                                NINE MONTHS
                                                                   ENDED
                                                               SEPTEMBER 30,
                                                                    2003
                                                               -------------
        Noncash interest expense:
          Interest expense amortization ..................     $   4,238,140
          Interest expense recorded upon conversion.......         2,003,188

        Coupon and other interest.........................           949,482
                                                               -------------
             Total interest expense.......................     $   7,190,810
                                                               =============

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


6.      CONVERTIBLE SECURED PROMISSORY NOTES PAYABLE TO RELATED PARTIES

        During February 2004, Vyteris issued secured promissory notes (the "Notes") with principal of $1.0 million to Spencer Trask and related parties. Each of the Notes matured 120 days from its respective date of issuance and bears an annual interest rate of 12%, which is payable on maturity, and are convertible into common stock, at the option of the holders under certain circumstances at $1 per share.

        During May 2004, the holders of $0.5 million principal amount of the secured promissory notes issued to related parties converted their notes into convertible secured promissory notes and warrants in a private placement transaction.

        Holders of the remaining $0.5 million principal amount of the secured promissory note issued to related parties elected not to convert. On July 2004, $0.5 million of the secured promissory notes issued to related parties was repaid together with interest of $20,000.

7.      CONVERTIBLE PROMISSORY NOTE PAYABLE TO A RELATED PARTY

        On July 2004, the terms of the $0.5 million convertible promissory notes payable to BD (the "BD Convertible Note") were changed. The BD Note was originally due to be repaid on July 1, 2004. BD and Vyteris agreed to change the repayment date to the earlier of September 30, 2004 or the closing of the Private Placement and the Merger with TMHI. The note continued to accrue interest at a rate of 8%. In September 2004, BD agreed to the redemption of $0.25 million of the principal amount of the BD Note in exchange for 698,331 shares of common stock and warrants to purchase 174,585 shares of common stock at $0.45 per share. The remaining $0.25 million in principal amount and all interest accrued to date on the BD Convertible Note was paid on October 1, 2004.

        At September 30, 2004 and December 31, 2003, accrued and unpaid interest on the BD Convertible Note was approximately $50,000 and $40,000, respectively, and is reflected in the accompanying condensed consolidated balance sheets as interest payable to related parties.

8.      RECAPITALIZATION TRANSACTION

        On March 31, 2004 Spencer Trask and Related Party consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 96.37 million shares of common stock, 7.5 million shares of Series C Preferred Stock with a par value of $0.0001 per share, and other nominal consideration in exchange for $20.3 million principal amount of the convertible, secured promissory notes payable to related parties, $2.9 million of the secured promissory notes payable to related parties (collectively the "Spencer Trask Notes"), $2,615,000 of accrued and unpaid interest on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 8,526,650 shares of common stock with a paid-in capital value of $566,000 (the "Recapitalization Transaction").

        Each holder of Series C Preferred Stock is entitled to receive dividends when, as and if declared by the Board of Directors as long as any shares of the Series A Preferred Stock shall remain outstanding. Effective upon cancellation of all outstanding shares of Series A Convertible Preferred Stock, the holders of Series C Redeemable Convertible Preferred Stock are entitled to receive, ratably, an annual cash dividend of 8% of the then applicable redemption price, as defined, out of funds legally available, payable quarterly. Subject to the prior rights of the Series A Preferred Stock, the dividends on the Series C Preferred Stock shall be cumulative, whether or not earned or declared and shall be paid quarterly in arrears. Additionally, the holders of Series A Convertible

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


Preferred Stock are entitled to receive ratably, dividends if declared by the Board of Directors out of funds legally available, before any dividends are received by holders of common stock. In the event of liquidation, holders of Series C Redeemable Convertible Preferred Stock are entitled to receive a liquidation preference of $1.00 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock), plus an amount equal to all declared but unpaid dividends on the Series C Redeemable Convertible Preferred Stock.

        With respect to the distribution of assets, Series C Redeemable Convertible Preferred Stock ranks senior to our common stock, but junior to Series A Convertible Preferred Stock. Each share of the Series C Redeemable Convertible Preferred Stock is convertible at any time, at the option of the holder, into Vyteris common stock at a price per share if converted within 18 months from March 31, 2004, of $4.00; if converted within the next 18 months, $3.00; or if converted any time thereafter, $1.50. The holders of Series C Preferred Stock (and the holders of any other series of preferred stock with similar voting rights as the Series C Preferred Stock) vote together with the holders of shares of common stock and Series A Convertible Preferred Stock as a single class in all matters to be voted on by shareholders of Vyteris, except that the vote or consent of the holders of a majority of the shares of Series C Redeemable Convertible Preferred Stock is necessary to authorize or issue an equity security having any preference over or being on a parity with the Series C Redeemable Preferred Stock with respect to dividend or liquidation preference; increase the number of authorized shares of Series C Redeemable Convertible Preferred Stock; or amend, alter or repeal any provision of Vyteris Certificate of Incorporation, Certificate of Designations or By-laws, if such action would alter, in any material respect, the rights of the Series C Redeemable Preferred Stock. Commencing on of the first anniversary date of the first commercial sale of LidoSite, and continuing for one year thereafter, Vyteris will be required to redeem (on a quarterly basis) an amount of Series C Preferred Stock equal to 5% of the gross profits derived from the sale of LidoSite. During the following years, Vyteris will be required to redeem (on a quarterly basis) an amount of Series C Preferred Stock equal to 10% of the gross profits derived from the sale of LidoSite. The redemption price of the Series C Preferred Stock is $1.00 per share (adjusted for splits, etc.) plus any accrued but unpaid dividends.

        Since these transactions were between Vyteris and its majority shareholder, the transactions were treated as capital transactions and no gain or loss has been reflected in the accompanying condensed consolidated financial statements.

9.      RELATED PARTY TRANSACTIONS WITH SPENCER TRASK

        In addition to the convertible secured promissory notes payable to related parties described in Note 6, the Recapitalization Transaction described in Note 8, and the Private Placement described in Note 1, Vyteris had the following transactions with Spencer Trask:

        o At September 30, 2004 and December 31, 2003, approximately $71,000 and $62,000, respectively, is included in due related party in the accompanying balance sheets for amounts owed to Spencer Trask and Spencer Trask Ventures, Inc. for certain expenses paid on behalf of Vyteris.

        o During December 2001, $10,000 of Spencer Trask's funds were deposited in Vyteris' bank account in error by Vyteris' bank. Therefore, at September 30, 2004 and December 31, 2003, $10,000 is included in due to related party in the accompanying balance sheets.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


10.     WORKING CAPITAL FACILITY

        Immediately prior to the closing of the Private Placement, Spencer Trask and certain of its related parties agreed to provide Vyteris with up to $5,000,000 in working capital loans in the form of 11.5% secured demand promissory notes ("Working Capital Facility"). Pursuant to the current terms of the Working Capital Facility, amounts drawn under the facility must be repaid on or before November 15, 2005. As consideration for the commitment of the Working Capital Facility Vyteris issued 4,190,000 shares of its common stock to Spencer Trask and certain of its related parties and recorded the fair value of these shares as deferred financing costs of $1.3 million. Each time funds are loaned to Vyteris under the Working Capital Facility Vyteris shall issue to the lender a common stock purchase warrant to purchase such number of shares equal to the quotient obtained by dividing (i) 40% of the amount loaned by (ii) 0.36. The warrants are exercisable for five years from the date of issuance and have an initial exercise price of $0.36 per share. Our Working Capital Facility, if used, will be secured by a first priority lien on all of our assets. Management estimates that it will borrow funds under this Working Capital Facility in the second quarter of 2005. As of September 30, 2004 no amounts have been loaned to Vyteris under the Working Capital Facility.

11.     COMMITMENTS AND CONTINGENCIES

        LEGAL

        Vyteris is involved in pending opposition proceedings involving its patents. The ultimate outcome cannot be predicted at this time. Management does not believe that the pending opposition proceedings will have a material adverse effect on the financial position, results of operations or cash flows of Vyteris.

        EMPLOYMENT CONTRACT

        In June 2004 the Company entered into a two-year employment contract with a key executive. The contract calls for the issuance of options to purchase 1,780,750 shares of the Company's common stock at a price of $.24 per share upon execution of the contract. Such options were issued in September 2004. The contract also calls for the issuance of additional options to this key executive upon the closing of a financing or series of financings (including the Private Placement and the offering of convertible secured promissory notes and warrants) aggregating up to $27 million, such that that executive's total potential ownership of the Company is equal to 4% of the shares outstanding after such financing or series of financing.

        UNIVERSITY RESEARCH AGREEMENTS

        During 2003, Vyteris funded two separate University research programs. The first aimed to advance the iontophoretic delivery of drugs through the skin. The second targeted the delivery of therapeutic drugs for a specific condition. The cost of the research programs was approximately $0.1 million for each of the nine month periods ended September 30, 2004 and 2003, and $0.3 million for the period from November 10, 2000 (inception) to September 30, 2004, and is included in research and development expense in the accompanying financial statements. The agreements provide for future funding of approximately $49,000 in 2004, $84,000 in 2005 and $6,000 in 2006.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


        OTHER

        Vyteris filed a registration statement with SEC on November 12, 2004. In the event that the registration statement is not declared effective by the SEC by February 25, 2005, Vyteris must pay to certain of the selling stockholders an amount, for each month, or portion of a month, in which such delay occurs, equal to (a) for the first month, 1% of the purchase price paid by such selling stockholder for the shares owned by such selling stockholder which are covered by the prospectus and (b) for each month thereafter, 2% of such purchase price, until we have cured the delay, with an overall cap on such liquidated damages of 10% of the aggregate purchase price paid by such selling stockholders for such shares. There are many reasons, including those over which the Company has no control, which could keep the registration statement from being declared effective by February 25, 2005, resulting from the SEC review process and comments raised by the SEC during that process. If the Company is required to pay such liquidated damages, which could amount up to $2.4 million, Vyteris' financial condition may be materially harmed.


12.     STOCK COMPENSATION PLAN

        In March 2001, the Board of Directors and stockholders of Vyteris approved the adoption of the Vyteris, Inc. 2001 Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting of both incentive and nonqualified stock options to employees, officers, directors, and consultants of Vyteris to purchase up to 1,500,000 shares of Vyteris' common stock, in the aggregate. Only employees of Vyteris may be granted incentive stock options under the Option Plan.

        Options granted under the Option Plan vest as determined by the Compensation Committee of the Board of Directors ("Compensation Committee") and terminate after the earliest of the following events: expiration of the option as provided in the option agreement, termination of the employee, or ten years from the date of grant (five years from the date of grant for incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of Vyteris stock at the date of grant). Granted stock options are immediately exercisable into restricted shares of common stock, which vest in accordance with the original terms of the related options. If an optionee's status as an employee or consultant changes due to termination, Vyteris has the right to purchase from the optionee all unvested shares at the original option exercise price.

        The option price of each share of common stock shall be determined by the Compensation Committee, provided that with respect to incentive stock options, the option price per share shall in all cases be equal to or greater than 100% of the fair value of a share of common stock on the date of the grant, except an incentive option granted under the Option Plan to a shareholder that at any time an option is granted owns more than 10% of the total combined voting power of all classes of Vyteris stock, shall have an exercise price of not less than 110% of the fair value of a share of common stock on the date of grant. No participant may be granted incentive stock options, which would result in shares with an aggregate fair value of more than $100,000 first becoming exercisable in one calendar year.

        During the nine months ended September 30, 2004, 37,500 stock options were exercised, 6,500 stock options were forfeited, and 129,416 stock options were cancelled. 91,917 of the cancelled stock options were reissued with an exercise price of $0.80. In accordance with APB No. 25 and FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25," the reissued options are accounted for as a direct re-pricing, which requires the options to be re-measured at intrinsic value over the vesting period. Additionally, 1,001,807 stock options were granted with an exercise price of $0.80.

                        TREASURE MOUNTAIN HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


13.     MATERIAL AGREEMENTS

        In September 2004, Vyteris entered into an agreement with a pharmaceutical company for the licensing and development of an iontophoretic product for the treatment of female infertility. In July 2004 a non-refundable payment of $0.1million was made to Vyteris by this pharmaceutical company.

        Vyteris is required to pay BD a royalty in respect of sales of each iontophoresis product stemming from intellectual property received from BD. For Vyteris' LidoSite product, on a country-by-country basis, that obligation continues for the later of 10 years after the date of the first commercial sale in a country and the date of the original expiration of the last-to-expire patent granted in such country. The royalty on the LidoSite product, which is to be calculated semi-annually, will be 5% of all direct revenues as defined in the Transaction Agreement. No royalties will be earned on any revenue by BD prior to November 10, 2005.

14.     CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject Vyteris to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Vyteris deposits its cash and cash equivalents with major financial institutions. At September 30, 2004, Vyteris had a cash balance in a financial institution that exceeded federal deposit insurance limits. Management believes that credit risk related to this deposit is minimal. Vyteris extends credit without collateral to companies that contract with it under contract research arrangements.

        Vyteris also purchases a small number of parts from single-source suppliers. Although Vyteris has not experienced significant supply delays attributable to supply changes, Vyteris believes that, for integrated circuits and hydrogel in particular, alternative sources of supply would be difficult to develop over a short period of time. Because Vyteris has no direct control over its third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary parts or products, Vyteris may be unable to redesign or adapt its technology to work without such parts or find alternative suppliers or manufacturers. In such events, Vyteris could experience interruptions, delays, increased costs, or quality control problems.

15.  SUBSEQUENT EVENT

         On February 5, 2005, the Company received correspondence from Dr. George Nascaris, who the Company believes to be the principal of Greystone Healthcare Group, Inc., threatening to bring a lawsuit or mediation proceeding against Vyteris, Inc. in connection with a dispute over fees which Greystone alleges should have been paid pursuant to an agreement between Vyteris and Greystone with respect to an alternative financing transaction which neither Vyteris nor the Company has consummated, nor is currently pursuing. The Company believes that Greystone's claims are without merit and that, if such a suit or proceeding is actually commenced, that the Company and Vyteris will have substantial defenses and counterclaims against Greystone. If such a suit or proceeding is actually commenced against either the Company or Vyteris, the Company and Vyteris intend to defend it vigorously.

MADSEN & ASSOCIATES, CPA's INC.                           684 East Vine St, # 3
                                                          Murray, Utah 84107

Certified Public Accountants and Business Consultants     Telephone 801-268-2632
                                                          Fax 801-262-3978

                               Board of Directors
                        Treasure Mountain Holdings, Inc.
                              Salt Lake City, Utah


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have audited the accompanying balance sheet of Treasure Mountain Holdings, Inc. (development stage company) at December 31, 2003, and the statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002 and the period January 1, 1958 (date of inception of development stage) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treasure Mountain Holdings, Inc. at December 31, 2003 and the results of operations and cash flows for the years ended December 31, 2003 and 2002, and the period January 1, 1958 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for any planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These additional statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah                    /s/ Madsen & Associates, CPA's Inc.

March 23, 2004


                        TREASURE MOUNTAIN HOLDINGS, INC.
                           (Development Stage Company)

                                  BALANCE SHEET
                                December 31, 2003

ASSETS
CURRENT ASSETS

         Cash                                                              $     145
                                                                           ------------------

                  Total Current Assets                                           145
                                                                           ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
         Notes payable and accrued interest - related party                    5,144
         Accounts payable                                                      2,640
                                                                           ------------------
                  Total Current Liabilities                                    7,784
                                                                           ------------------

STOCKHOLDERS' DEFICIENCY

         Common Stock
             50,000,000 shares authorized, at $0.001 par value,
             3,382,117 shares issued and outstanding                           3,382
         Capital in excess of par value                                      684,370

             Accumulated deficit - Note 1                                   (695,391)
                                                                           ------------------

             Total Stockholders' Deficiency                                   (7,639)
                                                                           ------------------

                                                                           $     145
                                                                           ==================

   The accompanying notes are an integral part of these financial statements.


                                   TREASURE MOUNTAIN HOLDINGS, INC.
                                      (Development Stage Company)

                                       STATEMENTS OF OPERATIONS

                            For the Years Ended December 31, 2003 and 2002
                         and the Period January 1, 1958 (date of inception of
                                development stage) to December 31, 2003


                                                       Dec 31,           Dec 31,       Jan 1, 1958 to
                                                        2003              2002          Dec 31, 2003
                                                   --------------    --------------    --------------
  REVENUES                                          $      2,297      $      8,400      $     10,697

  EXPENSES

         Administrative                                   30,247            34,029           682,776
                                                   --------------    --------------    --------------

  NET LOSS - before other income &expense                (27,950)          (25,629)         (672,079)

  OTHER INCOME AND EXPENSE

         Gain from settlement of debt                         --                --            19,000
            Interest expense                                (144)             (393)             (537)
                                                   --------------    --------------    --------------

  NET LOSS                                          $    (28,094)     $    (26,022)     $   (653,616)
                                                   ==============    ==============    ==============

  NET LOSS PER COMMON SHARE

         Basic and diluted                          $       (.01)     $       (.02)
                                                   --------------    --------------

  AVERAGE OUTSTANDING SHARES

         Basic (stated in 1,000's)                         2,682             1,418
                                                   --------------    --------------


              The accompanying notes are an integral part of these financial statements.


                                             TREASURE MOUNTAIN HOLDINGS, INC.
                                                (Development Stage Company)

                                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                   For the Period January 1, 1958 (date of inception of
                                          development stage) to December 31, 2003


                                                                                                       Capital in
                                                              Common Stock            Excess of        Accumulated
                                                         Shares           Amount      Par Value        Deficit
                                                    ---------------------------------------------------------------------
Balance January 1, 1958                                      14,810       $        15   $  126,154      $   (41,775)

Net operating loss for the years ended

     December 31, 1958                                           --                --           --          (43,600)
     December 31, 1959                                           --                --           --          (28,619)
     December 31, 1960                                           --                --           --          (42,175)
     December 31, 1961                                           --                --           --          (23,449)

Issuance of common shares for services - 1969                   400                --        2,000               --

Net operating loss for the year ended
     December 31, 1969                                           --                --           --           (2,000)

Issuance of common shares for payment of accounts
     payable - 1970                                           9,720                10       52,064               --

Issuance of common shares for cash - 1970                     1,000                 1        4,999               --

Issuance of common shares for all
     outstanding stock of Queen Hills - 1970                 32,000                32      159,968               --

Net operating loss for the year ended
     December 31, 1970                                           --                --           --           (9,670)

Issuance of common shares for cash and payment of
     accounts payable - 1972                                    550                 1        1,374               --

Issuance of common shares for cash and payment of
     accounts payable - 1973                                  2,900                 3        4,667               --

Net operating loss for the year ended
     December 31, 1975                                           --                --           --         (160,000)

Issuance of common shares for services - 1985                 3,630                 4       18,146               --


                                             TREASURE MOUNTAIN HOLDINGS, INC.
                                                (Development Stage Company)

                                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                   For the Period January 1, 1958 (date of inception of
                                          development stage) to December 31, 2003


                                                                                                       Capital in
                                                              Common Stock            Excess of        Accumulated
                                                         Shares           Amount      Par Value        Deficit
                                                    ---------------------------------------------------------------------
Issuance of common shares for all outstanding
stock of Notch Peak Corp - 1985                              40,331                40         201,617            --

Net operating loss for the year ended
     December 31, 1985                                           --                --              --       (18,150)
Net operating loss for the year ended
     December 31, 1988                                           --                --              --      (201,657)

Issuance of common shares for services - 1997            22,610,000            22,610           7,390            --

Issuance of common shares for cash - 1997                   100,000               100           9,900            --

Issuance of additional common shares
     resulting from stock split - 1997                       31,206                31             (31)           --

Net operating loss for the year ended
     December 31, 1997                                           --                --              --       (64,560)

Contributions to capital - 1997                                  --                --             750            --

Balance December 31, 1997                                22,846,547            22,847         588,998      (635,655)

Contributions to capital - 1998                                  --                --             450            --

Net operating loss for the year ended
     December 31, 1998                                           --                --              --          (573)

Contributions to capital - settlement
     of debt - related party                                     --                --           5,000            --

Net operating profits for the year ended
     December 31, 1999                                           --                --              --        18,497

Common shares returned and canceled
     by related parties as capital
     contribution - September 27, 2000                  (21,909,000)          (21,909)         21,909            --

Net operating loss for the year ended
     December 31, 2000                                           --                --              --        (6,618)

Net operating loss for the year ended
     December 31, 2001                                           --                --              --       (16,926)

Issuance of common shares for payment of debt at
     $.10 - March 29, 2002                                  284,570               284          28,173            --


                                             TREASURE MOUNTAIN HOLDINGS, INC.
                                                (Development Stage Company)

                                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                   For the Period January 1, 1958 (date of inception of
                                          development stage) to December 31, 2003


                                                                                                       Capital in
                                                              Common Stock            Excess of        Accumulated
                                                         Shares           Amount      Par Value        Deficit
                                                    ---------------------------------------------------------------------
Issuance of common shares for expenses at $.025 -
     parties - August 9, 2002                               640,000               640          15,360               --

Issuance of common shares for expenses at $.025 -
     related parties - December 30, 2002                    320,000               320           7,680               --

Net operating loss for the year ended
     December 31, 2002                                           --                --              --          (26,022)

Balance December 31, 2002                                 2,182,117             2,182         667,570         (667,297)

Issuance of common shares for expenses at $.015 -
     March 31, 2003 - related parties                       400,000               400           5,600               --

Issuance of common shares for expenses at $0.15 -
     September 30, 2003 - related parties                   800,000               800          11,200               --

Net operating loss for year ended
     December 31, 2003                                           --                --              --          (28,094)
                                                    ---------------------------------------------------------------------

Balance December 31, 2003                                 3,382,117    $        3,382 $       684,370  $      (695,391)
                                                    ===============    ============== ===============  ================


                        The accompanying notes are an integral part of these financial statements.


                                                TREASURE MOUNTAIN HOLDINGS, INC.
                                                   (Development Stage Company)

                                                     STATEMENT OF CASH FLOWS

                                         For the Years Ended December 31, 2003 and 2002
                                      and the Period January 1, 1958 (date of inception of
                                             development stage) to December 31, 2003


                                                                        Dec 31               Dec 31,         Jan 1, 1958
                                                                         2003                 2002           to Dec. 31, 2003
                                                                   ----------------    ------------------  --------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Loss                                                          $(28,094)            $(26,022)          $(653,616)

     Adjustments to reconcile net loss to
     net cash provided by operating activities
         Gain from settlement of debt                                         --                  --             (19,000)
         Changes in notes and accounts payable                             6,984                (557)             82,241
         Issuance of common stock for expenses                            18,000              24,000             575,520
                                                                   ----------------    ------------------  --------------------

                  Net Change in Cash from Operations                      (3,110)             (2,579)            (14,855)
                                                                   ----------------    ------------------  --------------------

CASH FLOWS FROM INVESTING ACTIVITIES                                          --                  --                  --
                                                                   ----------------    ------------------  --------------------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock                                        --                  --              15,000
                                                                   ----------------    ------------------  --------------------
         Net Increase (Decrease) in Cash                                  (3,110)             (2,579)                145

Cash at Beginning of Period                                                3,255               5,834                  --
                                                                   ----------------    ------------------  --------------------

Cash at End of Period                                                  $     145            $  3,255           $     145
                                                                   ================    ==================  ====================


                           The accompanying notes are an integral part of these financial statements.


                                 TREASURE MOUNTAIN HOLDINGS, INC.
                                    (Development Stage Company)

                                STATEMENT OF CASH FLOWS (Continued)

                           Period January 1, 1958 (date of inception of
                              development stage) to December 31, 2003


                 SCHEDULE OF NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES

Issuance of 400 common shares for services - 1969                                        $  2,000
Issuance of 9,720 common shares for payment of accounts payable - 1970                     52,074
Issuance of 32,000 common shares for all outstanding stock of Queen Hills - 1970          160,000
Issuance of 550 common shares for cash and payment of accounts payable - 1972               1,375
Issuance of 2,900 common shares for cash and payment of accounts payable - 1973             4,670
Issuance of 3,630 common shares for services - 1985                                        18,150
Issuance of 40,331 common shares for all outstanding stock of Notch Peak Corp - 1985      201,657
Issuance of 22,610,000 common shares for services - 1997                                   30,000
Issuance of 284,570 common shares for payment of debt - 2002                               28,457
Issuance of 960,000 common shares for expenses - 2002                                      24,000
Issuance of 1,200,000 common shares for expenses - 2003                                    18,000

                        TREASURE MOUNTAIN HOLDINGS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2003

1.      ORGANIZATION

        The Company was incorporated under the laws of the state of Utah on July 2, 1954 with authorized common stock of 1,000,000 shares at a par value of $.10 with the name "Treasure Mountain Mining Company" and on March 21, 1970 the authorized common stock was increased to 10,000,000 shares with a par value of $.10. On February 11, 1997 the name was changed to "Treasure Mountain Holdings, Inc." and the authorized common capital stock was increased to 50,000,000 shares with a par value of $.001. On April 1, 1997 the domicile was changed from the state of Utah to the state of Nevada.

        The Company has been engaged in the activity of the development and operations of mining properties and in 1957 the operations were abandoned and the Company became inactive. The Company has been in the developmental stage since that date.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHODS

        The Company recognizes income and expenses based on the accrual method of accounting.

DIVIDEND POLICY

        The Company has not yet adopted a policy regarding payment of dividends.

INCOME TAXES

        The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

        On December 31, 2003, the Company had a net operating loss available for carry forward of $124,296. The income tax benefit of approximately $37,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover expires in the years from 2003 through 2024.

FINANCIAL INSTRUMENTS

        The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

        Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then the diluted income (loss) per shares is not shown.

FINANCIAL AND CONCENTRATIONS RISK

        The Company does not have any concentration or related financial credit risk.


REVENUE RECOGNITION

        Revenue is recognized on the sale and delivery of a product or the completion of services provided.

ADVERTISING AND MARKET DEVELOPMENT

        The company will expense advertising and market development costs as incurred.

STATEMENT OF CASH FLOWS

        For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

ESTIMATES AND ASSUMPTIONS

        Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

        The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.      CAPITAL STOCK

        The Company was incorporated in 1954 and became inactive in 1957. During the following years errors developed in the stock records and therefore the Company issued 14,281 shares to be held in escrow by the transfer agent in the event of any valid claims for shares not recorded in the Company records.

        During 2002 and 2003 the Company issued common shares to the officers-directors as outlined in note 6.

4.      WARRANTS

On September 27, 2000 the board of directors of the Company approved the issuance of warrants entitling the holders to purchase up to 3,000,000 restricted common shares of the Company, at $.25 per share, at any time before 18 months from the date the warrant is granted. At the date of this report no warrants had been granted.

5.      SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

        Officers-directors, their controlled entities, and a major stockholder have acquired 96% of the outstanding common capital stock.

        During 2002 the Company issued 1,244,570 common shares to related parties for payment of notes payable due them and for expenses paid for the Company.

        During 2003 the Company issued 1,200,000 common shares to related parties as payment for expenses paid for the Company.

        On December 31, 2003 the Company had a demand, 6% note payable, due an officer of $5,000 plus accrued interest of $144. The note and accrued interest was forgiven on February 21, 2004 and a contribution to capital was made.

        During February 2003 officer-directors made a contribution to capital of the Company by assuming and paying the accounts payable of $2,640.

6.      GOING CONCERN

        The Company intends to acquire interests in various business opportunities which, in the opinion of management, will provide a profit to the Company, however, the Company does not have the working capital to be successful in this effort and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

        Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing, which will enable the Company to operate for the coming year.

        The accompanying unaudited balance sheet of Treasure Mountain Holdings Inc. at June 30, 2004, related statements of operations, changes in stockholders' equity and cash flows for the three and six months ended June 30, 2004 and 2003 and the period January 1, 1958 (date of inception of development stage) to June 30, 2004, have been prepared by management in conformity with accounting principles generally accepted in the U.S. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature. Operating results for the quarter ended June 30, 2004, are not necessarily indicative of the results that can be expected for the fiscal year ending December 31, 2004.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Nevada Corporation Code grants to Treasure Mountain Holdings the power to indemnify the officers and directors of Treasure Mountain Holdings, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of Treasure Mountain Holdings and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

        Article IX of the Treasure Mountain Holdings Articles of Incorporation provides as follows:

        "To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities."

        The registration rights agreement contains provisions pursuant to which each selling stockholder severally agrees to indemnify us, any person controlling us within the meaning of Section 15 of the Securities Act of 1933, or Section 20 of the Securities Exchange Act of 1934, each of our directors, and each officer of our company who signs this registration statement with respect to information relating to such selling stockholder furnished in writing to us by or on behalf of such selling stockholder specifically for inclusion in this registration statement.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:

        Item                                                    Amount
        ----                                                  ----------

        SEC registration fee.........................         $    4,577
        Printing and engraving expenses..............             20,000
        Legal fees and expenses......................            175,000
        Accounting fees and expenses.................             50,000
        Transfer agent and registrar fees............              5,000
        Miscellaneous................................             25,423
                                                              ----------
          Total......................................         $  280,000
                                                              ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

        During the three years preceding the filing of this registration statement, Treasure Mountain Holdings sold shares of its capital stock in the following transactions, each of which was intended to be exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of that Act:

        (1) During the past three years, Treasure Mountain Holdings issued a total of 2,444,570 shares of its common stock (the equivalent of 244,457 shares of common stock after giving effect to the one-for-ten reverse stock split) to Lane Clissold and George Norman, both of whom were directors of Treasure Mountain Holdings at the time and had access to all relevant information relating to Treasure Mountain. These shares were issued to reimburse Messrs. Clissold and Norman for cash payments which were made to Treasure Mountain Capital to sustain Treasure Mountain Holdings during periods when Treasure Mountain Holdings essentially had no other sources of capital. The shares were issued in the following years for the following purposes:


YEAR ENDED
DECEMBER 31,      NUMBER OF SHARES      PURPOSE
------------      ----------------      -------

2002                    284,570         Repayment of $28,457 loaned by Messrs.
                                        Clissold and Norman

2002                    640,000         Repayment of $16,000 in expenses paid by
                                        Messrs. Clissold and Norman

2002                    320,000         Repayment of $8,000 in expenses paid by
                                        Messrs. Clissold and Norman

2003                  1,200,000         Repayment of $18,000 in expenses paid by
                                        Messrs. Clissold and Norman

2004                     10,000         Reimbursement for services valued at
                                        $1,000 rendered by Messrs. Clissold and
                                        Norman

The stock certificates representing all such shares bore restrictive legends.

        (2) On September 29, 2004, a wholly-owned subsidiary of Treasure Mountain Holdings merged with and into Vyteris (the "Merger") pursuant to a Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, as amended, by and among Treasure Mountain Holdings, its wholly-owned subsidiary and Vyteris (the "Merger Agreement"). Pursuant to the terms of the Merger
Agreement: (i) each outstanding share of Vyteris' Common Stock was automatically converted into the right to receive 4.19 shares of Treasure Mountain Holdings Common Stock, each outstanding share of Vyteris' Series C Convertible Preferred Stock, was automatically converted into the right to receive one share of Treasure Mountain's Series B Convertible Preferred Stock, par value $.0001 per share, and each option and warrant to purchase one or more shares of Vyteris Common Stock (an "Existing Option" or an "Existing Warrant") has been converted into an option or warrant to purchase one or more shares of Treasure Mountain Common Stock (a "New Option" or a "New Warrant"). The number of shares of Treasure Mountain Common Stock covered by each New Option or New Warrant will equal the number of shares of Vyteris Common Stock covered by the corresponding Existing Option or Existing Warrant multiplied by 4.19. The exercise price of each New Option or New Warrant will equal the exercise price of the corresponding Existing Option or Existing Warrant divided by 4.19.

        Pursuant to the Merger Agreement, Treasure Mountain Holdings issued 45,087,883 shares of its common stock, issued rights certificates ("Common Rights Certificates") entitling holders to receive an additional 144,454,297 shares of Treasure Mountain common stock and issued rights certificates ("Series B Rights Certificates") entitling holders to receive 7,500,000 shares of Series B Preferred Stock. The Board of Treasure Mountain Holdings has approved, subject to shareholder approval, the following: (i) a one-for-ten reverse stock split, which will result in such 45,087,883 shares converting into 4,508,788 shares and
(ii) amendments to Treasure Mountain Holdings articles of incorporation to increase the number of authorized shares of capital stock. Upon receipt of such shareholder approvals, Treasure Mountain Holdings will issue 14,445,429 shares of common stock to the holders of the Common Rights Certificates and 7,500,000 shares of Series B Preferred Stock to the holders of the Series B Rights Certificates.

        The shares and rights certificates issued in the Merger were issued in a private placement of securities exempt from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act.. Treasure Mountain's reliance upon the exemption from registration afforded by
Section 4(2) of the Act is premised on the following (covering all stockholders of Vyteris immediately prior to the consummation of the Merger):

        o In connection with Vyteris' approval of the Merger Agreement, a special meeting of Vyteris' stockholders was held. At that time, there were a total of 18 stockholders of record, consisting solely of five accredited investors and 13 employees and former employees (excluding employees who are accredited investors). Such accredited investors owned approximately 99% of the Vyteris Common Stock outstanding at the time of the special meeting and all of the Vyteris preferred stock outstanding at the time of the special meeting. Each of such former stockholders was advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. At least twenty days prior to such special meeting, Vyteris delivered to all of its stockholders of record a notice of meeting and information statement containing detailed information regarding Vyteris, Treasure Mountain and the Merger. All such stockholders of record were given the opportunity to meet with senior management to review the detailed information presented in the information statement.

        o Subsequent to the special meeting, seven current and former employees exercised stock options covering a total of 15,908 shares of Vyteris common stock at an aggregate exercise price of $12,158. Each of such employees has been advised that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Such optionees were not stockholders of record in time to have any vote on the Merger.

        o Subsequent to the special meeting, Vyteris issued a total of 8,497,500 shares of Vyteris Common Stock to the former holders of Bridge Notes issued during 2004 for aggregate gross proceeds of $8,497,500. Each of such holders is an accredited investor and was given memoranda containing detailed information regarding Vyteris and the terms of the offering. The Placement Agent in the offering was Spencer Trask Ventures, Inc., an affiliate of our controlling shareholder. Each of such holders was advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Such holders also received memoranda containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o Subsequent to the special meeting, Vyteris issued a total of 10,040,076 shares of Vyteris Common Stock and warrants covering an additional 5,020,038 shares of Vyteris Common Stock to investors and placement agents in a private placement of securities (the "Offering") for aggregate gross proceeds of approximately $15 million (including debt incurred in September 2004 which was subsequently converted into equity that was consummated immediately prior to the consummation of the Merger. Each of the investors in the Offering and each of the placement agents, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC, is an accredited investor. Each of the investors and placement agents executed an agreement in which they acknowledged, among other things, that (i) the securities issuable pursuant to the Offering would not, upon consummation of the Offering, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of capital stock issuable pursuant to the Offering would bear a legend referring to such transfer restrictions and (iii), in the case of the investors, the transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of capital stock issuable pursuant to the Offering. In connection with providing such agreements, the investors and placement agents received a memorandum containing detailed information regarding Vyteris, Treasure Mountain, the Offering and the Merger.

        o Vyteris entered into agreements relating to a working capital credit facility immediately prior to the consummation of the Merger. In connection with that facility and as a commitment fee, Vyteris issued a total of 1,000,000 shares of Vyteris Common Stock to Spencer Trask Specialty Group, an accredited investor which was aware of all material aspects of the Offering and the Merger. Spencer Trask Specialty Group was advised, among other things, that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and
                (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Spencer Trask Specialty Group received memoranda containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o Similarly, prior to the consummation of the Merger, Becton Dickinson, as the holder of the outstanding Vyteris Series A Convertible Preferred Stock, exchanged those shares for 666,667 shares of Vyteris Common Stock and warrants to purchase an additional 166,667 shares of Vyteris Common Stock. At the same time, we converted $250,000 of debt into 166,667 shares of Vyteris common stock and warrants to purchase 41,666 shares of Vyteris common stock and paid Becton Dickinson approximately $300,000 in payment of the balance of our indebtedness to Becton Dickinson. Becton Dickinson, an accredited investor, executed an exchange agreement in which it acknowledged that (i) the shares of Treasure Mountain capital stock issuable pursuant to the Merger would not, upon consummation of the Merger, be registered under the Act and may not be transferred in the absence of registration under the Act or an effective exemption from the registration requirements of the Act, (ii) the certificates representing the shares of Treasure Mountain capital stock issuable pursuant to the Merger would bear a legend referring to such transfer restrictions and (iii) Treasure Mountain's transfer agent would be instructed to enter stop transfer notations on its records with respect to the shares of Treasure Mountain capital stock issuable pursuant to the Merger. Such holder had received a copy of the proxy statement relating to the special meeting containing detailed information regarding Vyteris, Treasure Mountain and the Merger.

        o All communications with Vyteris stockholders regarding the above-mentioned matters were effected without any general solicitation or public advertising.

ITEM 27.  EXHIBITS

        2.1 Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, Inc.("Treasure Mountain Holdings"), TMH Acquisition Corp. and Vyteris ("Vyteris")**

        2.2 Amendment No. 1, dated as of September 29, 2004, to the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, TMH Acquisition Corp. and Vyteris.**

        3.1     Articles of Incorporation, as amended, of Treasure Mountain
                Holdings**

        3.2     By-laws, as amended, of Treasure Mountain Holdings**

        3.3 Proposed amendments to the articles of incorporation of Treasure Mountain Holdings***

        5.1     Opinion of Nevada counsel****

        10.1    Employment Agreement between Vyteris and Vincent De Caprio**

        10.2    Employment Agreement between Vyteris and James Garrison**

        10.3    Treasure Mountain Holdings Proposed 2005 Stock Option Plan

        10.4 Sublease Agreement between Vyteris and Becton Dickinson, dated November 10, 2000**

        10.5 License, Development and Distribution Agreement, dated as of September 20, 2002*(Y)

        10.6    License and Development Agreement, dated as of September 27,
                2004*(Y)

        10.7    Supply Agreement, dated as of September 27, 2004*(Y)

        10.8    Registration Rights Agreement, dated as of September 29, 2004**

        10.9 Securities Purchase Agreement, dated as of September 28, 2004, between Vyteris and Spencer Trask Specialty Group, LLC**

        10.10   Security Agreement, dated as of September 28, 2004**

        10.11 Finder's Agreement, dated as of March 31, 2004, between Vyteris and Spencer Trask Ventures, Inc.**

        10.12 Right of First Refusal Agreement, dated as of March 31, 2004, between Vyteris and Spencer Trask Ventures, Inc.**

        10.13 Placement Agency Agreement, dated as of March 19, 2004, between Vyteris and Spencer Trask Ventures, Inc.**

        10.14 Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC**

        10.15 Amendment No. 1, dated July 8, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC**

        10.16 Amendment No. 2, dated September 13, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC**

        10.17 Lease, dated December 14, 2004, between CK Bergen Holdings, L.L.C. and Vyteris, Inc.****

        21.1    Subsidiaries of Treasure Mountain**

        23.1    Consent of Ernst & Young LLP

        23.2    Consent of Madsen & Associates, CPA's Inc.

        23.3    Consent of Nevada counsel (to be included in Exhibit 5.2)

        24.1    Power of Attorney of Treasure Mountain Holdings**


* Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 (333-120411) filed November 23, 2004
** Previously filed as an exhibit to the Registration Statement on Form SB-2 (333-120411) filed November 12, 2004
*** Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form SB-2 (333-120411) filed January 3, 2005.
****    To be filed by amendment

(Y) Portions of this document have been omitted and filed separately with the SEC pursuant to a request or confidential treatment in accordance with Rule 406 of the Securities Act.

ITEM 18.  UNDERTAKINGS

(a)     The undersigned small business issuer hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any additional or changed material information on the plan of distribution;

        (2) That, for determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fair Lawn, State of New Jersey, on this 11th day of February, 2005.

                        TREASURE MOUNTAIN HOLDINGS, INC.


                        By: /s/ Vincent De Caprio
                        Vincent De Caprio, President and Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on this 11th day of February, 2005.

Name                            Capacity
----                            --------

/s/ Vincent De Caprio           President and Chief Executive Officer
---------------------
Vincent De Caprio


/s/ Paul Citron*                Director
----------------
Paul Citron


/s/  Donald F. Farley*          Director
----------------------
Donald F. Farley


/s/ David DiGiacinto*           Director
---------------------
David DiGiacinto


                                Director
--------------------
Patrick G. LePore


/s/ Solomon Steiner*            Director
--------------------
Solomon Steiner


/s/ Michael McGuinness          Principal Accounting and Financial Officer
----------------------
Michael McGuinness


*By: /s/ Michael McGuinness
     ----------------------
        Attorney-in-fact

                                  EXHIBIT INDEX


        2.1 Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, Inc.("Treasure Mountain Holdings"), TMH Acquisition Corp. and Vyteris ("Vyteris")**

        2.2 Amendment No. 1, dated as of September 29, 2004, to the Merger Agreement and Plan of Reorganization, dated as of July 8, 2004, by and among Treasure Mountain Holdings, TMH Acquisition Corp. and Vyteris.**

        3.1     Articles of Incorporation, as amended, of Treasure Mountain
                Holdings**

        3.2     By-laws, as amended, of Treasure Mountain Holdings**

        3.3 Proposed amendments to the articles of incorporation of Treasure Mountain Holdings***

        5.1     Opinion of Nevada counsel****

        10.1    Employment Agreement between Vyteris and Vincent De Caprio**

        10.2    Employment Agreement between Vyteris and James Garrison**

        10.3    Treasure Mountain Holdings Proposed 2005 Stock Option Plan***

        10.4 Sublease Agreement between Vyteris and Becton Dickinson, dated November 10, 2000**

        10.5 License, Development and Distribution Agreement, dated as of September 20, 2002*(Y)

        10.6    License and Development Agreement, dated as of September 27,
                2004*(Y)

        10.7    Supply Agreement, dated as of September 27, 2004*(Y)

        10.8    Registration Rights Agreement, dated as of September 29, 2004**

        10.9 Securities Purchase Agreement, dated as of September 28, 2004, between Vyteris and Spencer Trask Specialty Group, LLC**

        10.10   Security Agreement, dated as of September 28, 2004**

        10.11 Finder's Agreement, dated as of March 31, 2004, between Vyteris and Spencer Trask Ventures, Inc.**

        10.12 Right of First Refusal Agreement, dated as of March 31, 2004, between Vyteris and Spencer Trask Ventures, Inc.**

        10.13 Placement Agency Agreement, dated as of March 19, 2004, between Vyteris and Spencer Trask Ventures, Inc.**

        10.14 Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC**

        10.15 Amendment No. 1, dated July 8, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC**

        10.16 Amendment No. 2, dated September 13, 2004, to Placement Agency Agreement, dated as of June 18, 2004, among Vyteris, Inc, Spencer Trask Ventures, Inc. and Rodman & Renshaw, LLC**

        10.17 Lease, dated December 14, 2004, between CK Bergen Holdings, L.L.C. and Vyteris, Inc.****

        21.1    Subsidiaries of Treasure Mountain**

        23.1    Consent of Ernst & Young LLP

        23.2    Consent of Madsen & Associates, CPA's Inc.

        23.3    Consent of Nevada counsel (to be included in Exhibit 5.2)

        24.1    Power of Attorney of Treasure Mountain Holdings**


* Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form SB-2 (333-120411) filed November 23, 2004
** Previously filed as an exhibit to the Registration Statement on Form SB-2 (333-120411) filed November 12, 2004
*** Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form SB-2 (333-120411) filed January 3, 2005.
****    To be filed by amendment
(Y) Portions of this document have been omitted and filed separately with the SEC pursuant to a request or confidential treatment in accordance with Rule 406 of the Securities Act.